As filed with the Securities and Exchange Commission on April 29, 2010
1940 Act File No. 811-09599

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 13

STATE STREET MASTER FUNDS
(formerly STATE STREET MASTER TRUST)
(Exact Name of Registrant as Specified in Charter)

P.O. Box 5049, Boston, Massachusetts 02206
(Address of Principal Executive Offices)

(617) 662-1742
(Registrant’s Telephone Number)

David James, Secretary
State Street Bank and Trust Company
4 Copley Place, 5th Floor
Boston, Massachusetts 02116
(Name and Address of Agent for Service)

Copy to:

Timothy W. Diggins
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110-2624

EXPLANATORY NOTE

This Registration Statement on Form N-1A has been filed by the State Street Master Funds (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”).  However, beneficial interests in the Trust are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Trust may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Trust.

PART A

STATE STREET MONEY MARKET PORTFOLIO
STATE STREET TAX FREE MONEY MARKET PORTFOLIO
STATE STREET U.S. GOVERNMENT MONEY MARKET PORTFOLIO
STATE STREET TREASURY MONEY MARKET PORTFOLIO
STATE STREET TREASURY PLUS MONEY MARKET PORTFOLIO

April 30, 2010

Because the State Street Master Funds (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”), Responses to Items 1, 2, 3, 4, 8 and 13 have been omitted.

INTRODUCTION

State Street Master Funds (the “Trust”) is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. serves as the investment adviser.

ITEM 6. PURCHASE AND SALE OF FUND SHARES

The minimum initial investment in each Portfolio is $50 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment.

Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios.

ITEM 7. TAX INFORMATION

 The Portfolios are treated as partnerships for U.S. federal income tax purposes.  As a partnership, each Portfolio is not itself subject to U.S. federal income tax.  Instead, in computing its income tax liability, each investor in a Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its shareholders.  In general, cash distributions by a Portfolio to its investors will represent a nontaxable return of capital to investors up to the amount of the investor’s adjusted tax basis in its Portfolio shares, with any amounts in excess of basis generally treated as capital gain.

ITEM 9. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the State Street Money Market Portfolio (the “Money Market Portfolio”), State Street Tax Free Money Market Portfolio (the “Tax Free Portfolio”), State Street U.S. Government Money Market Portfolio (the “U.S. Government Portfolio”), the State Street Treasury Money Market Portfolio (the “Treasury Portfolio”) and the State Street Treasury Plus Money Market Portfolio (the “Treasury Plus Portfolio”) (each may be referred to in context as a “Portfolio” and collectively, the “Portfolios”) are described below. See Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions of each Portfolio. The Portfolios’ investment adviser is SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”), a subsidiary of State Street Corporation.

STATE STREET MONEY MARKET PORTFOLIO

Summary

Investment Objective. The Money Market Portfolio’s investment objective is to seek to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share net asset value (“NAV”), by investing in U.S. dollar-denominated money market securities.

Principal Investment Strategies.  The Money Market Portfolio follows a disciplined investment process in which the Portfolio’s Adviser bases its decisions on the relative attractiveness of different money market instruments. In the Adviser’s opinion, the attractiveness of an instrument may vary depending on the general level of interest rates, as well as imbalances of supply and demand in the market. The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in debt obligations of high quality and with short maturities, to limit the level of investment in any single issuer, and to maintain a high level of Portfolio liquidity.

The Portfolio attempts to meet its investment objective by investing in a broad range of money market instruments. The Portfolio considers the following instruments or investment strategies to be principal to the achievement of its investment objective: U.S. government securities, including U.S. Treasury bills, notes and bonds and securities issued or guaranteed by U.S. government agencies; certificates of deposits and time deposits of U.S. and foreign banks; commercial paper and other high quality obligations of U.S. or foreign companies; asset-backed securities, including asset-backed commercial paper; and repurchase agreements. These instruments may bear fixed, variable or floating rates of interest or may be zero coupon securities. The Portfolio also may invest in shares of other money market funds, including funds advised by the Portfolio’s Adviser. Under normal market conditions, the Portfolio intends to invest more than 25% of its total assets in bank obligations.

Principal Risks of Investing in the Money Market Portfolio

▪	Risks of Investing Principally in Money Market Instruments:

▪
Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the income that the Portfolio receives on its new investments generally will decline.

▪
Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will fail, including the perception that such an entity will fail, to make scheduled interest or principal payments, which may reduce the Portfolio’s income and the market value of the instrument.

▪
Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

▪
Risk Associated with Maintaining a Stable Share Price:  To the extent that the aggregate market value of the Portfolio’s assets materially varies from the aggregate of the acquisition prices of those assets, Portfolio may not be able to maintain a stable share price of $1.00.  This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

▪
Low Short-Term Interest Rates. As short-term interest rates approach 0%, the Portfolio may maintain substantial cash balances. The Portfolio typically does not receive any income from uninvested cash. In addition, if the Portfolio generates insufficient income to pay its expenses, it may not pay a daily dividend.

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▪
Exposure to Financial Institutions: Many instruments in which the Portfolio invests are issued or guaranteed by financial institutions, such as banks and brokers, or are collateralized by securities issued or guaranteed by financial institutions. Changes in the credit worthiness of any of these institutions may adversely affect the value of instruments held by the Portfolio. Adverse developments in the banking industry may cause the Portfolio to underperform other money market funds that invest more broadly across different industries.

•	Repurchase Agreement Risk: If a seller is unable to honor its commitments, the Portfolio could lose money.

▪
Asset-Backed Securities Risk: Defaults on the underlying assets of the asset-backed securities held by the Portfolio may impair the value of the securities, and there may be limitations on the enforceability of any security interest granted with respect to those assets. These securities also present a higher degree of prepayment risk (when repayment of principal occurs before scheduled maturity) and extension risk (when rates of repayment of principal are slower than expected) than do other types of fixed income securities.

▪
Foreign Securities. The Portfolio may invest in U.S. dollar-denominated instruments issued by foreign governments, corporations and financial institutions. Financial information relating to foreign issuers may be more limited than financial information generally available for domestic issuers. In addition, the value of instruments of foreign issuers may be adversely affected by local or regional political and economic developments.

▪
Variable and Floating Rate Securities Risk: The extent of increases and decreases in the values of variable and floating rate securities generally will be less than comparable changes in value of an equal principal amount of a similar fixed rate security and, if interest rates decline, the Portfolio may forego the opportunity for price appreciation on the security.

STATE STREET TAX FREE MONEY MARKET PORTFOLIO

Summary

Investment Objective. The Tax Free Portfolio’s investment objective is to seek to maximize current income, exempt from federal income taxes, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share NAV.

Principal Investment Strategies.

The Tax Free Portfolio has a fundamental policy of investing at least 80% of its net assets (plus borrowings, if any) in federal tax–exempt, high quality, short-term municipal securities of all types. The Portfolio generally invests all of its assets in instruments exempt from ordinary federal income tax. The Portfolio may not invest more than 20% of its net assets in federally taxable money market instruments (including those subject to the Federal alternative minimum tax), including securities issued by or guaranteed as to principal and interest by the U.S. government or its agencies and instrumentalities, as well as certificates of deposit, commercial paper and repurchase agreements. The Portfolio may buy or sell securities on a when-issued or forward commitment basis.

The Portfolio follows a disciplined investment process that attempts to provide stability of principal, liquidity and current income through all market conditions, by investing in high quality money market instruments. Among other things, the Portfolio’s Adviser conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated short-term credit research team. In addition, the Portfolio follows regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in debt obligations of high quality and with short maturities, to limit the level of investment in any single issuer, and to maintain a high level of Portfolio liquidity. All securities held by the Portfolio are U.S. dollar-denominated, and they may have fixed, variable or floating interest rates, or may be zero coupon securities.

The Portfolio attempts to meet its investment objective by investing in, among other things:

•	Securities issued by states, municipalities and their political subdivisions and agencies and certain territories and possessions of the U.S., including:
•	General obligation bonds and notes;

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•	Revenue bonds and notes;
•	Commercial paper and other privately issued securities;
•	Tender option bonds;
•	Private activity bonds;
•	Industrial development bonds; and
•	Municipal lease contracts; and
•	Securities of other investment companies with similar investment guidelines.

Principal Risks of Investing in Tax Free Money Market Portfolio

▪	Risks of Investing Principally in Money Market Instruments:

▪
Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the income that the Portfolio receives on its new investments generally will decline.

▪
Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will fail, including the perception that such an entity will fail, to make scheduled interest or principal payments, which may reduce the Portfolio’s income and the market value of the instrument.

▪
Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

▪
Risk Associated with Maintaining a Stable Share Price: The ability of the Portfolio to maintain a stable share price of $1.00 largely depends on the aggregate market value of the Portfolio’s securities being substantially similar to the aggregate of the acquisition prices of those securities to the Portfolio. To the extent that aggregate market value materially varies from the aggregate of those acquisition prices, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

▪
Municipal Obligations Risk: The municipal securities market in which the Portfolio invests may be volatile and may be significantly affected by adverse tax, legislative, or political changes and the financial condition of the issuers of municipal securities. Municipal revenue obligations are backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Private activity and industrial development bonds are dependent on the ability of the facility’s user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. Many municipal securities are issued to finance projects relating to education, health care, transportation and utilities. Conditions in those sectors may affect the overall municipal market. In addition, municipal securities backed by current or anticipated revenues from a specific project or specific asset may be adversely affected by the discontinuance of the taxation supporting the project or asset or the inability to collect revenues for the project or from assets. If any issuer of a municipal security does not comply with applicable tax requirements, or there are adverse changes in federal tax laws, interest paid on the security may become taxable and the security could decline in value.

▪
Exposure to Financial Institutions: Many instruments in which the Portfolio invests are issued or guaranteed as to principal or interest by banks, brokers and other financial institutions, or are collateralized by securities issued or guaranteed by those institutions. Although the Portfolio attempts to invest only with high quality financial institutions, most financial institutions are dependent on other institutions to fulfill their obligations in the financial markets. Events that would adversely affect one financial institution or financial institutions generally also may have an adverse effect on the financial institution in which the Portfolio invests or that serve as counterparties in transactions with the Portfolio. Changes in the credit worthiness of any of these institutions may cause the Portfolio a loss.

▪
Low Short-Term Interest Rates: As short-term interest rates approach 0%, the Portfolio may maintain substantial cash balances. The Portfolio typically does not receive any income from uninvested cash. In addition, if instruments held by the Portfolio pay interest at very low rates, the Portfolio may generate insufficient income to pay its expenses. At such times, the Portfolio may pay some or all of its expenses from Portfolio assets, and generally the Portfolio would not pay a daily dividend.

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STATE STREET U.S. GOVERNMENT MONEY MARKET PORTFOLIO

Summary

Investment Objective. The U.S. Government Portfolio’s investment objective is to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share NAV. The Portfolio invests in U.S. government securities and in repurchase agreements collateralized by U.S. Government securities.

The U.S. Government Portfolio typically invests at least 80% of its net assets (plus borrowings, if any) in obligations issued or guaranteed as to principal and interest by the U.S. government or its agencies and instrumentalities, as well as repurchase agreements secured by such instruments.

The Portfolio follows a disciplined investment process that attempts to provide stability of principal, liquidity and current income through all market conditions, by investing in high quality money market instruments. Among other things, the Portfolio’s investment adviser conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated short-term credit research team. In addition, the Portfolio follows regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in debt obligations of high quality and with short maturities, to limit the level of investment in any single issuer, and to maintain a high level of Portfolio liquidity. All securities held by the Portfolio are U.S. dollar-denominated, and they may have fixed, variable or floating interest rates.

The Portfolio attempts to meet its investment objective by investing in, among other things:

▪
Obligations issued or guaranteed as to principal and interest by the U.S. government or its agencies and instrumentalities, such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, and U.S. government-sponsored entities such as the Federal Home Loan Bank, which are neither insured no guaranteed by the U.S. Treasury; and

▪	Repurchase agreements

Principal Risks of Investing in the U.S. Government Money Market Portfolio

▪	Risks of Investing Principally in Money Market Instruments:

▪
Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the income that the Portfolio receives on its new investments generally will decline.

▪
Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will fail, including the perception that such an entity will fail, to make scheduled interest or principal payments, which may reduce the Portfolio’s income and the market value of the instrument.

▪
Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

▪
Government Securities Risks: Securities of certain U.S. government agencies and instrumentalities are not guaranteed by the U.S. Treasury, and to the extent the Portfolio owns such securities, it must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment. Because the Portfolio emphasizes investment in U.S. government securities, and because U.S. government securities generally are perceived as having low risks compared to most other types of investments, the Portfolio’s performance compared to money marked funds that invest principally in other types of money market instruments may be lower.

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▪
Significant Exposure to U.S. Government Agencies and Financial Institutions: Although the Portfolio attempts to invest substantially all of its assets in securities issued or guaranteed by U.S. government agencies and high quality instruments issued by financial institutions, events that would adversely affect the market prices of securities issued or guaranteed by one government agency may adversely affect the market price of securities issued or guaranteed by other government agencies. Similarly, events that would affect the market value of instruments issued by one financial institution may adversely affect the market value of instruments issued by similarly situated financial institutions.

•	Repurchase Agreement Risk: If a seller is unable to honor its commitments, the Portfolio could lose money.

▪
Risk Associated with Maintaining a Stable Share Price: The ability of the Portfolio to maintain a stable share price of $1.00 largely depends on the aggregate market value of the Portfolio’s securities being substantially similar to the aggregate of the acquisition prices of those securities to the Portfolio. To the extent that aggregate market value materially varies from the aggregate of those acquisition prices, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

▪
Low Short-Term Interest Rates: As short-term interest rates approach 0%, the Portfolio may maintain substantial cash balances. The Portfolio typically does not receive any income from uninvested cash. In addition, if instruments held by the Portfolio pay interest at very low rates, the Portfolio may generate insufficient income to pay its expenses. At such times, the Portfolio may pay some or all of its expenses from Portfolio assets, and generally the Portfolio would not pay a daily dividend.

STATE STREET TREASURY MONEY MARKET PORTFOLIO

Summary

Investment Objective. The investment objective of Treasury Portfolio is to seek a high level of current income consistent with preserving principal and liquidity and the maintenance of a stable $1.00 per share NAV.

Principal Investment Strategies.  The Treasury Portfolio attempts to meet its investment objective by investing at least 80% of its net assets in U.S. Treasury bills, notes and bonds (which are direct obligations of the U.S. government). Under normal conditions, the Portfolio will invest substantially all of its assets in such securities. The Portfolio also may invest in shares of other money market funds, including funds advised by the Portfolio’s Adviser.

The Portfolio follows a disciplined investment process in which the Portfolio’s Adviser bases its decision on the relative attractiveness of different money market instruments. In the Adviser’s opinion, the attractiveness of an instrument may vary depending on the general level of interest rates, as well as imbalances of supply and demand in the market. The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in debt obligations of high quality and with short maturities, to limit the level of investment in any single issuer, and to maintain a high level of Portfolio liquidity.

Principal Risks of Investing in the Treasury Portfolio

▪	Risks of Investing Principally in Money Market Instruments:

▪
Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the income that the Portfolio receives on its new investments generally will decline.

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▪
Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will fail, including the perception that such an entity will fail, to make scheduled interest or principal payments, which may reduce the Portfolio’s income and the market value of the instrument.

▪
Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

▪
Risk Associated with Maintaining a Stable Share Price:  To the extent that the aggregate market value of the Portfolio’s assets materially varies from the aggregate of the acquisition prices of those assets, the Portfolio may not be able to maintain a stable share price of $1.00.  This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

▪
Low Short-Term Interest Rates. As short-term interest rates approach 0%, the Portfolio may maintain substantial cash balances. The Portfolio typically does not receive any income from uninvested cash. In addition, if the Portfolio generates insufficient income to pay its expenses, it may not pay a daily dividend.

STATE STREET TREASURY PLUS MONEY MARKET PORTFOLIO

Summary

Investment Objective.  The investment objective of Treasury Plus Portfolio is to seek a high level of current income consistent with preserving principal and liquidity and the maintenance of a stable $1.00 per share NAV, by investing in a portfolio consisting principally of U.S. Treasury securities and repurchase agreements collateralized by such securities.

Principal Investment Strategies.  The Treasury Plus Portfolio attempts to meet its investment objective by investing, under normal circumstances, at least 80% of its net assets in U.S. Treasury bills, notes and bonds (which are direct obligations of the U.S. government) and repurchase agreements collateralized by these obligations.  The Portfolio also may invest in shares of other money market funds, including funds advised by the Portfolio’s Adviser.

The Portfolio follows a disciplined investment process in which the Portfolio’s Adviser bases its decision on the relative attractiveness of different money market instruments. In the adviser’s opinion, the attractiveness of an instrument may vary depending on the general level of interest rates, as well as imbalances of supply and demand in the market. The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in debt obligations of high quality and with short maturities, to limit the level of investment in any single issuer, and to maintain a high level of Portfolio liquidity.

Principal risks of investing in the Treasury Plus Portfolio

▪	Risks of Investing Principally in Money Market Instruments:

▪
Interest Rate Risk—The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall. Also, the risk that as interest rates decline, the income that the Portfolio receives on its new investments generally will decline.

▪
Credit Risk—The risk that an issuer, guarantor or liquidity provider of an instrument will fail, including the perception that such an entity will fail, to make scheduled interest or principal payments, which may reduce the Portfolio’s income and the market value of the instrument.

▪
Liquidity Risk—The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

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▪
Risk Associated with Maintaining a Stable Share Price:  To the extent that the aggregate market value of the Portfolio’s assets materially varies from the aggregate of the acquisition prices of those assets, the Portfolio may not be able to maintain a stable share price of $1.00.  This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

▪
Low Short-Term Interest Rates: As short-term interest rates approach 0%, the Portfolio may maintain substantial cash balances. The Portfolio typically does not receive any income from uninvested cash. In addition, if the Portfolio generates insufficient income to pay its expenses, it may not pay a daily dividend.

▪	Repurchase Agreement Risk: If a seller is unable to honor its commitments, the Portfolio could lose money.

Additional Information About Principal Risks of Investing In The Portfolios

Please see the section entitled “Principal Investment Strategies” for each Portfolio, for a complete discussion of each Portfolio’s investment strategies. The investment objective of each of the Money Market Portfolio, the U.S. Government Portfolio, the Treasury Portfolio and the Treasury Plus Portfolio may be changed without shareholder approval. The Investment objective of the Tax Free Portfolio is fundamental and may not be changed without shareholder approval.

Additional information about risks associated with some of the Portfolios’ investment policies and investment strategies is provided below.

•
Banking Industry Risk. If a Portfolio concentrates more than 25% of its assets in bank obligations, adverse developments in the banking industry may have a greater effect on that Portfolio than on a mutual fund that invests more broadly. Banks may be particularly sensitive to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal and monetary policy and general economic cycles. Recent instability in the financial markets has heavily influenced the bank obligations of certain financial institutions, resulting in some cases in extreme price volatility and a lack of liquidity. Governments or their agencies may acquire distressed assets from financial institutions and ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of certain bank obligations. [Money Market Portfolio]

•
Foreign Investment Risk. A Portfolio may invest in U.S. dollar-denominated obligations issued by non-U.S. issuers. While such instruments may be denominated in U.S. dollars, this does not eliminate the risk inherent in investing in the securities of foreign issuers. Dollar-denominated instruments issued by entities located in foreign countries could lose value as a result of political, financial and economic events in foreign countries. Issuers of these instruments are not necessarily subject to the same regulatory requirements that apply to U.S. banks and corporations, although the information available for dollar-denominated instruments may be subject to the accounting, auditing and financial reporting standards of the U.S. domestic market or exchange on which they are traded, which standards may be more uniform and more exacting than those to which many foreign issuers are subject. Furthermore, by investing in dollar-denominated instruments rather than directly in a foreign issuer’s stock, a Portfolio can avoid currency risks during the settlement period for either purchases or sales. [Money Market Portfolio]

•
Interest Rate Risk. During periods of rising interest rates, a Portfolio’s yield generally is lower than prevailing market rates causing the value of the Portfolio to fall. In periods of falling interest rates, a Portfolio’s yield generally is higher than prevailing market rates, causing the value of the Portfolio to rise. Typically, the more distant the expected cash flow that the Portfolio is to receive from a security, the more sensitive the market price of the security is to movements in interest rates. If a Portfolio owns securities that have variable or floating interest rates, as interest rates fall, the income the Portfolio receives from those securities also will fall. [All Portfolios]

▪
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by a Portfolio may default on its obligation to pay scheduled interest and repay principal. It includes the risk that one or more of the securities will be downgraded by a credit rating agency; generally, lower rated issuers have higher credit risks. Credit risk also includes the risk that an issuer or guarantor of a security, or a bank or other financial institution that has entered into a repurchase agreement with the Portfolio, may default on its payment or repurchase obligation, as the case may be. Credit risk generally is inversely related to credit quality. [All Portfolios]

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▪	Prepayment Risk and Extension Risk. Prepayment risk and extension risk apply primarily to asset-backed securities and certain municipal securities.

Prepayment risk is the risk that principal on loan obligations underlying a security may be repaid prior to the stated maturity date. If the Portfolio has purchased a security at a premium, any repayment that is faster than expected reduces the market value of the security and the anticipated yield-to-maturity. Repayment of loans underlying certain securities tends to accelerate during periods of declining interest rates.

Extension risk is the risk that an issuer will exercise its right to repay principal on an obligation held by a Portfolio later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, thus preventing the Portfolio from investing expected repayment proceeds in securities paying yields higher than the yields paid by the securities that were expected to be repaid. [Money Market Portfolio]

•
Liquidity Risk. Adverse market or economic conditions or investor perceptions may result in little or no trading activity in one or more particular securities, thus, making it difficult for a Portfolio holding the securities to determine their values. A Portfolio holding those securities may have to value them at prices that reflect unrealized losses, or if it elects to sell them, it may have to accept lower prices than the prices at which it is then valuing them. The Portfolio also may not be able to sell the securities at any price. [All Portfolios]

•
Market Risk. The values of the securities in which a Portfolio invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Price changes may be temporary or may last for extended periods. Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Funds and Portfolios themselves are regulated. Such legislation or regulation could limit or preclude a Fund’s or Portfolio’s ability to achieve its investment objective. Governments or their agencies may also acquire distressed assets from financial institutions and ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolios’ portfolio holdings. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios. [All Portfolios]

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U.S. Government Securities.  U.S. Government securities include a variety of securities (including U.S. Treasury bills, notes, and bonds) that differ in their interest rates, maturities, and dates of issue.  While securities issued or guaranteed by the U.S. Treasury and some agencies or instrumentalities of the U.S. Government (such as the Government National Mortgage Association) are supported by the full faith and credit of the United States, securities issued or guaranteed by certain other agencies or instrumentalities of the U.S.  Government (such as Federal Home Loan Banks) are supported by the right of the issuer to borrow from the U.S. Government, and securities issued or guaranteed by certain other agencies and instrumentalities of the U.S. Government (such as Fannie Mae and Freddie Mac) are supported only by the credit of the issuer itself.  Investments in these securities are also subject to interest rate risk and prepayment risk, and the risk that the value of the securities will fluctuate in response to political, market, or economic developments. [Money Market Portfolio, Treasury Portfolio and Treasury Plus Portfolio]

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Variable and Floating Rate Securities. Variable and floating rate securities are instruments issued or guaranteed by entities such as: (1) the U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies, or (5) trusts. A Portfolio may purchase variable and floating rate securities issued or guaranteed by the U.S. government, or an agency or instrumentality thereof. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Securities purchased by a Portfolio may include variable and floating rate instruments, which may have a stated maturity in excess of the Portfolio’s maturity limitations but which will, except for certain U.S. government obligations, permit the Portfolio to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days’ notice. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market for a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments which are not payable upon seven days’ notice and do not have an active trading market) are subject to a Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Portfolios invest, and their ability to repay principal and interest. Variable and floating rate securities are subject to interest rate and credit/default risk. [Money Market Portfolio, Tax Free Portfolio and U.S. Government Portfolio]

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Money Market Risk. An investment in the Portfolios is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolios seek to preserve the value of your investment at $1.00 per share, there can be no assurance that they will do so, and it is possible to lose money by investing in the Portfolios.  [All Portfolios]

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ECDs, ETDs and YCDs. ECDs are U.S. dollar-denominated certificates of deposit issued by a bank outside of the United States. ETDs are U.S. dollar-denominated deposits in foreign branches of U.S. banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks. These instruments have different risks than those associated with the obligations of domestic banks. The banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to U.S. banks operating in the United States. Foreign laws and accounting standards typically are not as strict as they are in the U.S. so there may be fewer restrictions on loan limitations, less frequent examinations and less stringent requirements regarding reserve accounting, auditing, recordkeeping and public reporting requirements. [Money Market Portfolio]

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Asset-Backed Securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as over collateralization, a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower’s other securities. The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security’s par value. If the credit enhancement of an asset-backed security held by a Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security.

Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. A Portfolio’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that a Portfolio invests in asset-backed securities, the values of such Portfolio’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities generally do not have the benefit of a security interest in collateral. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities. [Money Market Portfolio]

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Municipal Securities.  Municipal securities may be issued to obtain funds to be used for various public purposes, including general purpose financing for state and local governments, refunding outstanding obligations, and financings for specific projects or public facilities.  General obligations are backed by the full faith and credit of the issuer.  These securities include, for example, tax anticipation notes, bond anticipation notes and general obligation bonds.  Revenue obligations are generally backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds.  Private activity and industrial development bonds are dependent on the ability of the facility's user to meet its financial obligations and the value of any real or personal property pledged as security for such payment.  Private activity and industrial development bonds, although issued by industrial development authorities, may be backed only by the assets of the non-governmental users, and the user, rather than the municipality, assumes the credit risk.  A municipal bond, like a bond issued by a corporation or the U.S. government, obligates the obligor on the bond to pay the bondholder a fixed or variable amount of interest periodically, and to repay the principal value of the bond on a specific maturity date. Municipal notes are short-term instruments which are issued and sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

Some municipal securities are insured by private insurance companies, while others may be supported by letters of credit furnished by domestic or foreign banks. In determining the credit quality of insured or letter of credit-backed securities, the Adviser reviews the financial condition and creditworthiness of such parties including insurance companies, banks and corporations.

Unlike most other bonds, however, municipal bonds pay interest that is exempt from federal income taxes and, in some cases, also from state and local taxes.  Municipal bonds, and municipal bond funds, can therefore be advantageous to investors in higher tax brackets.  However, because the interest is tax-exempt, municipal bond yields typically are lower than yields on taxable bonds and bond funds with comparable maturity ranges. [Tax Free Portfolio]

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Tax Exempt Commercial Paper.  Tax exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less.  It is typically issued to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing.  Each instrument may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank.  Commercial paper backed by guarantees of foreign banks may involve additional risk due to the difficulty of obtaining and enforcing judgments against such banks and the generally less restrictive regulations to which such banks are subject.  A Portfolio will only invest in commercial paper rated at the time of purchase not less than Prime-1 by Moody's Investors Service, Inc., A-1 by Standard & Poor's Rating Group or F-1 by Fitch Ratings. [Tax Free Portfolio]

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Repurchase Agreement Risk. A repurchase agreement is an agreement to buy a security from a seller at one price and a simultaneous agreement to sell it back to the original seller at an agreed-upon price. Repurchase agreements may be viewed as loans made by the Portfolio which are collateralized by the securities subject to repurchase. The Portfolio’s investment return on such transactions will depend on the counterparties’ willingness and ability to perform their obligations under the repurchase agreements. If the Portfolio’s counterparty should default on its obligations and the Portfolio is delayed or prevented from recovering the collateral, or if the value of the collateral is insufficient, the Portfolio may realize a loss. [Money Market Portfolio, U.S. Government Portfolio and Treasury Plus Portfolio]

Additional Information about the Portfolios’ Non-Principal Investment Strategies and Risks

The investments described below reflect the Portfolios’ current practices. In addition to the principal risks described above, other risks are described in some of the descriptions of the investments below:

Investment in other Investment Companies. A Portfolio may invest in other money market funds that are registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), including mutual funds and exchange-traded funds that are sponsored or advised by the Adviser or its affiliates, to the extent permitted by applicable law or SEC exemptive relief. If a Portfolio invests in other money market funds, shareholders of the Portfolio will bear not only their proportionate share of the expenses described in this Prospectus, but also, indirectly, the similar expenses, including, for example, advisory and administrative fees, of the money market funds in which the Portfolio invests. Shareholders would also be exposed to the risks associated not only with money market fund(s) in which the Portfolio invests but also to the portfolio investments of such money market fund(s) in which the Portfolio invests. [All Portfolios]

Section 4(2) Commercial Paper and Rule 144A Securities. A Portfolio may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). This commercial paper is commonly called ‘‘Section 4(2) paper.’’ A Portfolio may also invest in securities that may be offered and sold only to ‘‘qualified institutional buyers’’ under Rule 144A of the 1933 Act (‘‘Rule 144A securities’’).

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Section 4(2) paper is sold to institutional investors who must agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(2) paper normally is resold to other institutional investors like a Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. As a result it suffers from liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers.

Section 4(2) paper and Rule 144A securities will not be considered illiquid for purposes of a Portfolio’s limitation on illiquid securities if the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(2) paper or Rule 144A securities. The Part B addresses the Portfolio’s limitation on illiquid securities. [Money Market Portfolio]

Temporary Defensive Positions. From time to time, a Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions. Temporary defensive positions may be taken, for example, to preserve capital or if a Portfolio is unable to acquire the types of securities in which it normally invests. Temporary defensive positions may include, but are not limited to, investment in U.S. government securities, repurchase agreements collateralized by such securities, the maintenance of uninvested cash, or investment in cash equivalents. A Portfolio’s holdings in temporary defensive positions may be inconsistent with the Portfolio’s principal investment strategy, and, as a result, the Portfolio may not achieve its investment objective. [All Portfolios]

Portfolio Holdings Disclosure. The Portfolios’ portfolio holdings disclosure policy is described in Part B.

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

The Portfolios

Each Portfolio is a separate, diversified series of the State Street Master Funds.

The Adviser

The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Portfolios. The Adviser places all orders for purchases and sales of the Portfolios’ investments. State Street Global Advisors (“SSgA”) is the investment management group of State Street Corporation, a publicly held bank holding company, and includes the Adviser, SSgA FM, a wholly owned subsidiary. SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage approximately $1.91 trillion as of December 31, 2009 in investment programs and portfolios for institutional and individual investors.   SSgA FM, as the investment adviser to the Portfolios, is registered with the SEC under the Investment Advisers Act of 1940, as amended.  SSgA FM had approximately $168.4 billion in assets under management at December 31, 2009. The Adviser’s principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

A summary of the factors considered by the Board of Trustees in connection with the renewals of the investment advisory agreements for the Portfolios is available in the Portfolios’ annual report dated December 31, 2009.

Administrator, Custodian and Transfer Agent

State Street Bank and Trust Company (“State Street”), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Portfolios.

Advisory Fee

As compensation for the Adviser’s services to the Portfolios, each Portfolio is obligated to pay a fee of 0.10% of the respective Portfolio’s average daily net assets.

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ITEM 11. INTERESTHOLDER INFORMATION

Determination of Net Asset Value

The Tax Free Money Market Portfolio determines its NAV once each business day at 12:00 p.m. Eastern Time (“ET”) or the close of the New York Stock Exchange (the “NYSE”), whichever is earlier.  The Treasury Portfolio determines its NAV once each business day at 2:00 p.m. ET or the close of the NYSE, whichever is earlier.  Each of the other Portfolios determines its NAV once each business day at 5:00 p.m. ET except for days when the NYSE closes earlier than its regular closing time.  Pricing does not occur on NYSE holidays.  A business day is one on which the NYSE is open for regular trading. The NAV is based on the value of the securities held in each Portfolio. If quotations are not readily available, the portfolio securities will be valued by methods approved by the Board of Trustees intended to reflect fair value.

Each Portfolio seeks to maintain a $1.00 per share NAV and, accordingly, uses the amortized cost valuation method to value its portfolio instruments. The amortized cost valuation method initially prices an instrument at its cost and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

Purchasing Beneficial Interests

Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolios.

Investors do not pay a sales load to invest in the Portfolios. The price for each Portfolio’s beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

The minimum initial investment in each Portfolio is $50 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. Each Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of a Portfolio’s custodian bank by a Federal Reserve Bank) or securities acceptable to the Adviser (“in-kind”). (Please consult your tax adviser regarding in-kind transactions.) Payment for Portfolio interests must be in Federal Funds (or converted to Federal Funds by the transfer agent) by 4 p.m. ET before a purchase order can be accepted. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veteran’s Day. On these holidays, you will not be able to purchase interests by wiring Federal Funds because Federal Funds wiring does not occur on those days. The Portfolios reserve the right to cease accepting investments at any time or to reject any purchase order.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, residential/business address, date of birth (for individuals) and taxpayer identification number or other government identification number, which will be used to verify your identity. We may also request to review other identification documents such as driver license, passport or documents showing the existence of the business entity. If you do not provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law. In addition, the Money Market Portfolio and U.S. Government Money Market Portfolio may limit the amount of a purchase order received after 3:00 p.m. ET.  The Treasury Portfolio and the Treasury Plus Portfolio may limit the amount of a purchase order received after 1:00 p.m. ET.

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Redeeming Beneficial Interests

An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios. A Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in portfolio securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Portfolios may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as a result of which disposal by the Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets. In addition, the SEC may by order permit suspension of redemptions for the protection of shareholders of the Funds.

Dividends and Distributions

The Portfolios intend to declare dividends on interests from net investment income daily and pay them as of the last business day of each month. Distributions from capital gains, if any, will be made annually in December.

Policies to Prevent Market Timing

Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolios, which may include, among other things, interference in the efficient management of the Portfolios, dilution in the value of interests held by long-term interestholders, increased brokerage and administrative costs and forcing the Portfolios to hold excess levels of cash.

The Trust’s Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolios. Because most of the interests in the Portfolios are held by other investment companies and similar organizations, the shares or interests in which are owned by investors indirectly through one or more financial intermediaries, the Portfolios do not generally have information about the identity of those indirect investors or about transactions effected by those indirect investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding interests through a financial intermediary is engaged in trading activity in the Portfolios’ interests that may be harmful to the Portfolios or their interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

The Portfolios reserve the right in their discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to a Portfolio. The Portfolios may decide to restrict purchase activity in their interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolios, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolios.

Tax Considerations

It is intended that each Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”)) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Code and related Treasury regulations promulgated thereunder) of the  Portfolio’s income, gain, loss, deductions , credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolios expect to manage their assets and income in such a way that any “feeder” fund investing exclusively or substantially in a Portfolio will meet the requirements with respect to sources of income and diversification of assets, for qualification as a regulated investment company under Subchapter M of the Code.

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This discussion of certain U.S. federal income tax consequences of investing in a Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

ITEM 12. DISTRIBUTION ARRANGEMENTS

Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.

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PART A

STATE STREET EQUITY 500 INDEX PORTFOLIO
STATE STREET EQUITY 400 INDEX PORTFOLIO
STATE STREET EQUITY 2000 INDEX PORTFOLIO
STATE STREET AGGREGATE BOND INDEX PORTFOLIO
STATE STREET LIMITED DURATION BOND PORTFOLIO
STATE STREET SHORT-TERM TAX EXEMPT BOND PORTFOLIO

April 30, 2010

Because the State Street Master Funds (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”) responses to Items 1, 2, 3, 4,  8 and 13 have been omitted.

INTRODUCTION

State Street Master Funds (the “Trust”) is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. serves as the investment adviser.

Nuveen Asset Management (the “Sub-Adviser”) serves as the sub-adviser to the State Street Short-Term Tax Exempt Bond Portfolio.

ITEM 6. PURCHASE AND SALE OF FUND SHARES

The minimum initial investment in each Portfolio is $50 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment.

Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios.

ITEM 7. TAX INFORMATION

 The Portfolios are treated as partnerships for U.S. federal income tax purposes.  As a partnership, each Portfolio is not itself subject to U.S. federal income tax.  Instead, in computing its income tax liability, each investor in a Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its shareholders.  In general, cash distributions by a Portfolio to its investors will represent a nontaxable return of capital to investors up to the amount of the investor’s adjusted tax basis in its Portfolio shares, with any amounts in excess of basis generally treated as capital gain.

ITEM 9. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the State Street Equity 500 Index Portfolio (the “Equity 500 Index Portfolio”), State Street Equity 400 Index Portfolio (the “Equity 400 Index Portfolio”), State Street Equity 2000 Index Portfolio (the “Equity 2000 Index Portfolio”), State Street Aggregate Bond Index Portfolio (the “Aggregate Bond Index Portfolio”), State Street Limited Duration Bond Portfolio (the “Limited Duration Bond Portfolio”) and State Street Short-Term Tax Exempt Bond Portfolio (the “Short-Term Tax Exempt Bond Portfolio”) (each may be referred to in context as a “Portfolio” and collectively, the “Portfolios”) are described below. See Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions for the Portfolios. The Portfolios’ investment adviser is SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”), a subsidiary of State Street Corporation.

STATE STREET EQUITY 500 INDEX PORTFOLIO

Summary

Investment Objective. The Equity 500 Index Portfolio’s investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor’s 500 Index (the “S&P 500” or sometimes referred to in context as the “Index”).

Principal Investment Strategies. The Equity 500 Index Portfolio uses a passive management strategy designed to track the performance of the S&P 500. The Index is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all stocks publicly traded in the United States. (For a discussion of how the securities in the Index are selected, see “Other Investment Considerations and Risks - The S&P 500 Index,” below.)

The Equity 500 Index Portfolio is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a “passive” or “indexing” investment approach, attempts to replicate, before expenses, the performance of the S&P 500.

The Equity 500 Index Portfolio generally intends to invest in all 500 stocks comprising the S&P 500 in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 500 stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to match generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Portfolio may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in stocks in the Index. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy.

In addition, the Equity 500 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investing directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio.

Principal Risks of Investing in the Equity 500 Index Portfolio

•	Stock values could decline generally or could under-perform other investments.

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Because the S&P 500 includes mainly large U.S. companies, the Equity 500 Index Portfolio’s emphasis on securities issued by large capitalization companies makes it susceptible to the risks of investing in larger companies. For example, larger companies may be unable to respond as quickly as smaller companies to competitive challenges. Larger companies also tend not to be able to maintain the high growth rates of well-managed smaller companies, especially during strong economic periods.

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The Equity 500 Index Portfolio’s return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a result of cash flows into or out of the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return on the Index.

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Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

The Equity 500 Index Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Equity 500 Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The S&P 500. The S&P 500 is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all common stocks publicly traded in the United States, most of which are listed on the New York Stock Exchange, Inc. (the “NYSE”). Stocks in the S&P 500 are weighted according to their float adjusted market capitalizations (i.e., the number of shares outstanding multiplied by the stock’s current price). The companies selected for inclusion in the S&P 500 are those of large publicly held companies which generally have the largest market values within their respective industries. The composition of the S&P 500 is determined by Standard & Poor’s and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be changed from time to time. “Standard & Poor’s(R),” “S&P,” “S&P 500,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Equity 500 Index Portfolio. The Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

Index Futures Contracts and Related Options. The Equity 500 Index Portfolio may buy and sell futures contracts on the Index and options on those futures contracts. An “index futures” contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and closes out an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

Other Derivative Transactions. The Equity 500 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Index Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

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Securities Lending. The Portfolio may lend portfolio securities with a value of up to 33-1/3% of its total assets. For these purposes, total assets shall include the value of all assets received as collateral for the loan. Such loans may be terminated at any time, and the Portfolio will receive cash or other obligations as collateral. In a loan transaction, as compensation for lending its securities, the Portfolio will receive a portion of the dividends or interest accrued on the securities held as collateral or, in the case of cash collateral, a portion of the income from the investment of such cash. In addition, the Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities. However, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio will attempt to minimize this risk by limiting the investment of cash collateral to high quality instruments of short maturity. This strategy is not used to leverage the Portfolio.

Comparison Index. The S&P 500 is a capitalization-weighted index of 500 industry-leading stocks and is widely regarded to be representative of the stock market in general. The S&P 500 is unmanaged and does not reflect the actual cost of investing in the instruments that comprise the Index. Additionally, the returns of the S&P 500 Index do not reflect the effect of fees, expenses and taxes.

STATE STREET EQUITY 400 INDEX PORTFOLIO

Summary

Investment Objective. The Equity 400 Index Portfolio’s investment objective is to replicate as closely as possible, before expenses, the performance of the Standard & Poor’s MidCap 400 Index (the “S&P MidCap 400” or sometimes referred to in context as the “Index”).

Principal Investment Strategies. The Equity 400 Index Portfolio uses a passive management strategy designed to track the S&P MidCap 400. The Index is a well-known stock market index that includes common stocks of 400 mid-sized companies from several industrial sectors representing a significant portion of the market value of all stocks publicly traded in the United States. (For a discussion of how the securities in the Index are selected, see “Other Investment Considerations and Risks - The S&P MidCap 400,” below.)

The Equity 400 Index Portfolio is not managed according to traditional methods of “active” management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio, using a “passive” or “indexing” investment approach, attempts to replicate, before expenses, the performance of the S&P  MidCap 400.

The Equity 400 Index Portfolio generally intends to invest in all of the stocks comprising the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all 400 stocks in those weightings. In those circumstances, the Portfolio may purchase a sample of the stocks in the Index in proportions expected by the Adviser to match  generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in stocks in the Index. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy.

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In addition, the Equity 400 Index Portfolio may at times purchase or sell futures contracts on the Index, or options on those futures, in lieu of investing directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index. Alternatively, the Portfolio might use futures or options on futures to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio.

Principal Risks of Investing in the Equity 400 Index Portfolio

•	Stock values could decline generally or could under-perform other investments.

•
Because the S&P MidCap 400 includes stocks of mainly mid-capitalization (“mid-cap”) companies, the Equity 400 Index Portfolio’s investments consist mainly of stocks of mid-cap companies. Returns on investments in mid-cap stocks could be more volatile than, or trail the returns on, investments in larger or smaller capitalization (“large-cap” and “small-cap,” respectively) U.S. stocks.

•	Mid-cap companies may be more likely than large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

•
The Equity 400 Index Portfolio’s return may not match the return of the Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a result of cash flows into or out of the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return on the Index.

•
Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

The Equity 400 Index Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured by the FDIC or any other government agency.

Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Equity 400 Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The S&P MidCap 400. The S&P MidCap 400 is a well-known stock market index that includes common stocks of 400 companies from several industrial sectors representing a large cross-section of mid-cap stocks publicly traded in the United States, most of which are listed on the NYSE. Unlike the S&P 500, which is designed to represent the performance of the large-cap sector of the U.S. securities market, the S&P MidCap 400 is designed to represent the performance of the mid-cap sector of the U.S. securities market. Stocks in the S&P MidCap 400 are weighted according to their market capitalizations (i.e., the number of shares outstanding multiplied by the stock’s current price). The companies chosen for the S&P MidCap 400 generally have market values between $1 billion and $4 billion, depending upon current equity market valuations. (Stocks in the S&P MidCap 400 will not simultaneously be listed in the S&P 500.) The composition of the S&P MidCap 400 is determined by Standard and Poor’s(R) and is based on such factors as the market capitalization and trading activity of each stock and its adequacy as a representation of stocks in a particular industry group, and may be changed from time to time. “Standard & Poor’s(R),” “S&P,” “S&P MidCap 400,” “Standard & Poor’s 400” and “400” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Equity 400 Index Portfolio. The Portfolio is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Portfolio.

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Index Futures Contracts and Related Options. The Equity 400 Index Portfolio may buy and sell futures contracts on the S&P MidCap 400 and options on those futures contracts. An “index futures” contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and closes out an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

Other Derivative Transactions. The Equity 400 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Index Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

STATE STREET EQUITY 2000 INDEX PORTFOLIO

Summary

Investment Objective. The Equity 2000 Index Portfolio’s investment objective is to replicate as closely as possible, before expenses, the performance of the Russell 2000 Index (sometimes referred to in context as the “Index”).

Principal Investment Strategies. The Equity 2000 Index Portfolio uses a management strategy designed to track the performance of the Russell 2000 Index. The Russell 2000 Index is one of the most widely accepted benchmarks of U.S. small capitalization stock market total return. It includes the smallest 2,000 securities in the Russell 3000(R) Index. (For a discussion of how the securities in the Russell 2000 Index are selected, see “Other Investment Considerations and Risks - The Russell 2000 Index,” below).

The Equity 2000 Index Portfolio, using an “indexing” investment approach, attempts to replicate, before expenses, the performance of the Russell 2000 Index.

The Equity 2000 Index Portfolio may invest in all of the stocks comprising the Russell 2000 Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all of those stocks in those weightings. In those circumstances, the Portfolio may purchase a representative sample of the stocks in the Index in proportions expected by the Adviser to replicate generally the performance of the Index as a whole. In addition, from time to time stocks are added to or removed from the Index. The Portfolio may sell stocks that are represented in the Index, or purchase stocks that are not yet represented in the Index, in anticipation of their removal from or addition to the Index. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in stocks in the Index. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy.

In addition, the Equity 2000 Index Portfolio may at times purchase or sell futures contracts on the Russell 2000 Index or on securities, or options on those futures, in lieu of investing directly in the stocks making up the Index. The Portfolio might do so, for example, in order to increase its investment exposure pending investment of cash in the stocks comprising the Index or to reduce its investment exposure in situations where it intends to sell a portion of the stocks in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio, including other mutual funds and exchange-traded funds advised or sponsored by the Adviser or its affiliates.

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Principal Risks of Investing in the Equity 2000 Index Portfolio

•	Stock values could decline generally, or could under-perform other investments.

•
Because the Russell 2000 Index includes primarily stocks of small-capitalization (“small-cap”) companies, the Equity 2000 Index Portfolio’s investments consist mainly of stocks of small-cap companies. Returns on investments in stocks of small U.S. companies could be more volatile than, or trail the returns on, investments in stocks of large-cap and mid-cap companies.

•	Small companies may be more likely than mid-cap and large-cap companies to have relatively limited product lines, markets or financial resources, or depend on a few key employees.

•
The Equity 2000 Index Portfolio’s return may not match the return of the Russell 2000 Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a result of cash flows into or out of the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return on the Index.

•
Derivatives Risk. Futures, options and other derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

The Equity 2000 Index Portfolio’s beneficial interests will change in value and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the FDIC or any other government agency.

Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Equity 2000 Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The Russell 2000 Index. The Russell 2000 Index is composed of 2,000 common stocks, which are selected by Frank Russell Company (“Russell”), based upon market capitalization. Each year on May 31st, Russell ranks the 3,000 largest U.S. stocks by market capitalization in order to create the Russell 3000 Index, which represents approximately 98% of the total U.S. equity market. After the initial list of 3,000 eligible stocks is determined, the shares outstanding for each company are adjusted for corporate cross-ownership and large private holdings. The Russell 2000 Index is a subset of the Russell 3000 Index, representing the smallest 2,000 stocks of the Russell 3000 Index. The purpose of the Russell 2000 Index is to provide a comprehensive representation of the investable U.S. small-capitalization equity market. The inclusion of a stock in the Russell 2000 Index in no way implies that Russell believes the stock to be an attractive investment, nor is Russell a sponsor or in any way affiliated with the Equity 2000 Index Portfolio. The securities in the Russell 2000 Index, most of which trade on the NYSE and Nasdaq, represent approximately 8% of the market value of all U.S. common stocks. The Russell 2000 Index only includes common stocks domiciled in the United States and its territories.

Index Futures Contracts and Related Options. The Equity 2000 Index Portfolio may buy and sell futures contracts on the Russell 2000 Index and options on those futures contracts. An “index futures” contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and closes out an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts on the Index will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

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Other Derivative Transactions. The Equity 2000 Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Index Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

Real Estate Investment Trusts. The Equity 2000 Index Portfolio may invest in real estate investment trusts (“REITs”). REITs involve certain special risks in addition to those risks associated with investing in the real estate industry in general (such as possible declines in the value of real estate, lack of availability of mortgage funds or extended vacancies of property). Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are subject to heavy cash flow dependency, risks of default by borrowers, and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax-free pass-through of income under the Internal Revenue Code, and failing to maintain their exemptions from registration under the Investment Company Act of 1940, as amended (the “1940 Act”). Investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more volatility than other investments.

STATE STREET AGGREGATE BOND INDEX PORTFOLIO

Summary

Investment Objective. The Aggregate Bond Index Portfolio’s investment objective is to replicate, as closely as possible, before expenses, the performance of the Barclays Capital U.S. Aggregate Index (the “U.S. Aggregate Index” or sometimes referred to in context as the “Index”).

Principal Investment Strategies. The Aggregate Bond Index Portfolio uses a management strategy designed to track the performance of the U.S. Aggregate Index. The Index is a well-known fixed-income securities index that represents investment grade debt securities and includes U.S. government securities, mortgage-backed securities and corporate debt securities.

The Adviser seeks to track the performance of the U.S. Aggregate Index by investing in debt securities and other investments that are representative of the Index as a whole. Due to the large number of securities in the Index and the fact that certain Index securities are unavailable for purchase, complete replication is not possible. Rather, the Portfolio intends to select securities that the Adviser believes will track the Index in terms of industry weightings, market capitalization and other characteristics. Under normal market conditions, the Portfolio will not invest less than 80% of its total assets in securities in the Index. Interestholders will receive 60 days’ notice prior to a change in the 80% investment policy.

The Aggregate Bond Index Portfolio may make direct investments in U.S. government securities; corporate debt securities; mortgage-backed and other asset-backed securities; commercial paper, notes, and bonds issued by domestic and foreign corporations; and instruments of U.S. and foreign banks, including certificates of deposit, time deposits, letters of credit, and bankers’ acceptances. Securities in which the Portfolio invests may be fixed-income securities, zero-coupon securities, or variable rate securities.

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In addition, the Aggregate Bond Index Portfolio may at times purchase or sell futures contracts on fixed-income securities, or options on those futures, in lieu of investing directly in fixed-income securities themselves. The Portfolio may also purchase or sell futures contracts and options on the U.S. Aggregate Index (or other fixed-income securities indices), if and when they become available. The Portfolio might do so, for example, in order to adjust the interest-rate sensitivity of the Portfolio to bring it more closely in line with that of the Index. It might also do so to increase its investment exposure pending investment of cash in the bonds comprising the Index or to reduce its investment exposure in situations where it intends to sell a portion of the securities in its portfolio but the sale has not yet been completed. The Portfolio may also enter into other derivatives transactions, including the use of options or swap transactions, to assist in attempting to replicate the performance of the Index. The Portfolio may also, to the extent permitted by applicable law, invest in shares of other mutual funds whose investment objectives and policies are similar to those of the Portfolio.

Principal Risks of Investing in the Aggregate Bond Index Portfolio

•
Values of fixed-income securities could decline generally in response to changes in interest rates or other factors. In general, the price of a fixed-income security will fall when interest rates rise and will rise when interest rates fall. Securities with longer maturities may be more sensitive to interest rate changes than securities with shorter maturities.

•	Returns on investments in fixed-income securities could trail the returns on other investment options, including investments in equity securities.

•	Issuers of the Aggregate Bond Index Portfolio’s investments may not make timely payments of interest and principal or may fail to make such payments at all.

•
The Aggregate Bond Index Portfolio’s return may not match the return of the U.S. Aggregate Index for a number of reasons. For example, the return on the securities and other investments selected by the Adviser may not correlate precisely with the return on the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. The Portfolio may not be fully invested at times, either as a result of cash flows into the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The return on the sample of securities purchased by the Portfolio, or futures or other derivative positions taken by the Portfolio, to replicate the performance of the Index may not correlate precisely with the return of the Index.

•
Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price.

The Aggregate Bond Index Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the FDIC or any other government agency.

Other Investment Considerations and Risks

Changes in Policies. The Trust’s Board of Trustees may change the Aggregate Bond Index Portfolio’s investment strategies and other policies without interestholder approval, except as otherwise indicated. The Board of Trustees will not materially change the Portfolio’s investment objective without interestholder approval.

The U.S. Aggregate Index. The U.S. Aggregate Index is a well-known bond market index that covers the U.S. investment-grade fixed-income bond market, including government, corporate, mortgage-backed and asset-backed bonds, all with maturities of over one year. Bonds in the Index are weighted according to their market capitalizations. The composition of the Index is determined by Barclays Capital and is based on such factors as the market capitalization of each bond, its remaining time to maturity and quality rating as determined by Moody’s Investors Service, Inc. (“Moody’s”), an outside rating agency, and may be changed from time to time. The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold, or promoted by Barclays Capital, and Barclays Capital makes no representation regarding the advisability of investing in the Portfolio.

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Debt Securities. The values of debt securities generally rise and fall inversely with changes in interest rates. Interest rate risk is usually greater for debt securities with longer maturities. The Aggregate Bond Index Portfolio’s investments will normally include debt securities with longer maturities, although the Adviser will seek to ensure that the maturity characteristics of the Portfolio as a whole will generally be similar to those of the U.S. Aggregate Index. Mortgage-backed and asset-backed securities are also subject to increased interest rate risk, because prepayment rates on such securities typically increase as interest rates decline and decrease as interest rates rise. Changes in prepayment rates on mortgage-backed and asset-backed securities effectively increase and decrease the Portfolio’s average maturity when that is least desirable. The Portfolio will also be subject to credit risk (the risk that the issuer of a security will fail to make timely payments of interest and principal).

Futures Contracts and Related Options. The Aggregate Bond Index Portfolio may buy and sell futures contracts on securities contained in the U.S. Aggregate Index and options on those futures contracts. A “futures contract” on debt securities (such as U.S. Treasury securities) is a contract to buy or sell the securities at an agreed price on a specified future date. Depending on the change in value of the futures contract between the time when the Portfolio enters into and closes out a future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts will not correlate precisely with changes in the value of the underlying security. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the secondary market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have sold it, or it may only be able to sell at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.

Other Derivative Transactions. The Aggregate Bond Index Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Futures Contracts and Related Options.” In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio’s ability to realize any investment return on such transactions may depend on the counterparty’s ability or willingness to meet its obligations.

Securities Lending. The Portfolio may lend portfolio securities with a value of up to 33-1/3% of its total assets. For these purposes, total assets shall include the value of all assets received as collateral for the loan. Such loans may be terminated at any time, and the Portfolio will receive cash or other obligations as collateral. In a loan transaction, as compensation for lending its securities, the Portfolio will receive a portion of the dividends or interest accrued on the securities held as collateral or, in the case of cash collateral, a portion of the income from the investment of such cash. In addition, the Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities. However, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio will minimize this risk by limiting the investment of cash collateral to high quality instruments of short maturity. This strategy is not used to leverage the Portfolio.

STATE STREET LIMITED DURATION BOND PORTFOLIO

Summary

Investment Objective. The Limited Duration Bond Portfolio’s investment objective is to seek high current income and liquidity. The Portfolio invests at least 65% of its assets in a diversified portfolio of dollar-denominated, debt securities (those of medium and high quality) and maintains a dollar-weighted average portfolio duration of two years or less.

The investment objective of the Limited Duration Bond Portfolio as stated above is non-fundamental, which means that it may be changed without shareholder approval. The investment policies described below reflect the Portfolio’s current practices.

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Principal Investment Strategies. The Limited Duration Bond Portfolio attempts to meet its objective by investing primarily in dollar-denominated, debt securities (those of medium and high quality) and maintains a dollar-weighted average portfolio duration of two years or less. These securities include mortgage-related securities, corporate notes, variable and floating rate notes and asset-backed securities. The Portfolio may also invest in derivative instruments, such as futures contracts, options, interest rate swaps, default/credit swaps, total return swaps and other structured investments, as a substitute for investments directly in securities, to adjust the sensitivity of the Portfolio’s portfolio of investments to changes in interest rates, or otherwise to increase the Portfolio’s investment return. The Adviser will actively trade the Portfolio’s portfolio securities in an attempt to benefit from short-term yield disparities among different issues of fixed-income securities, or otherwise to increase the Portfolio’s investment return.

Investment grade securities are (i) rated in one of the four highest categories (or in the case of commercial paper, in the two highest categories) by at least one nationally recognized statistical rating organization (an “NRSRO”); or (ii) if not rated, are of comparable quality, as determined by the Adviser. If a security is downgraded and is no longer investment grade, the Portfolio may continue to hold the security if the Adviser determines that to be in the best interest of the Portfolio.

Principal Risks of Investing in the Limited Duration Bond Portfolio

•
Asset-Backed Securities Risk. Asset-backed securities are obligations whose principal and interest payments are supported or collateralized by pools of other assets, such as automobile loans, credit card receivables or leases. Defaults on the underlying assets may impair the value of an asset-backed security. Furthermore, there may be legal and practical limitations on the enforceability of any security interest granted with respect to those underlying assets. Asset-backed securities are also subject to prepayment risk, described below.

•
Call Risk. The risk that an issuer will exercise its right to pay principal on an obligation held by the Limited Duration Bond Portfolio (such as a mortgage-backed security) earlier than expected. This may happen, for example, when there is a decline in interest rates. Under these circumstances, the Portfolio may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.

•
Credit/Default Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Limited Duration Bond Portfolio, or the obligor on a derivative instrument held by the Portfolio, may default on its obligation to pay scheduled interest and repay principal.  It includes the risk that one or more of the securities will be downgraded by a credit rating agency; generally, lower rated issuers have higher credit risks. Credit risk also includes the risk that an issuer or guarantor of a security, or a bank or other financial institution that has entered into a repurchase agreement with the Portfolio, may default on its payment or repurchase obligation, as the case may be. Credit risk generally is inversely related to credit quality.

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Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Limited Duration Bond Portfolio may not be able to close out a derivative transaction at a favorable time or price.

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Extension Risk.   Extension risk is the risk that an issuer will exercise its right to repay principal on an obligation held by a Portfolio later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, thus preventing the Portfolio from investing expected repayment proceeds in securities paying yields higher than the yields paid by the securities that were expected to be repaid.

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Foreign Investment Risk. The Limited Duration Bond Portfolio may invest in U.S. dollar-denominated obligations issued by non-U.S. issuers. While such instruments may be denominated in U.S. dollars, this does not eliminate the risk inherent in investing in the securities of foreign issuers. Dollar-denominated instruments issued by entities located in foreign countries could lose value as a result of political, financial and economic events in foreign countries. Issuers of these instruments are not necessarily subject to the same regulatory requirements that apply to U.S. banks and corporations, although the information available for dollar-denominated instruments may be subject to the accounting, auditing and financial reporting standards of the U.S. domestic market or exchange on which they are traded, which standards may be more uniform and more exacting than those to which many foreign issuers are subject. Furthermore, by investing in dollar-denominated instruments rather than directly in a foreign issuer’s stock, the Portfolio can avoid currency risks during the settlement period for either purchases or sales.

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Interest Rate Risk. During periods of rising interest rates, the Limited Duration Bond Portfolio’s yield generally is lower than prevailing market rates causing the value of the Portfolio to fall. In periods of falling interest rates, the Portfolio’s yield generally is higher than prevailing market rates, causing the value of  the Portfolio to rise. Typically, the more distant the expected cash flow that the Portfolio is to receive from a security, the more sensitive the market price of the security is to movements in interest rates. . If a Portfolio owns securities that have variable or floating interest rates, as interest rates fall, the income the Portfolio receives from those securities also will fall.

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Liquidity Risk. Adverse market or economic conditions or investor perceptions may result in little or no trading activity in one or more particular securities, thus, making it difficult for a Portfolio holding the securities to determine their values. A Portfolio holding those securities may have to value them at prices that reflect unrealized losses, or if it elects to sell them, it may have to accept lower prices than the prices at which it is then valuing them. The Portfolio also may not be able to sell the securities at any price.

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Mortgage-Backed Securities Risk.  Mortgage-backed securities represent a participation in, or an investment in a pool secured by, mortgage loans. Each mortgage pool underlying mortgage-backed securities consists of mortgage loans. Traditional debt instruments typically pay a fixed rate of interest until maturity, when the entire principal amount is due. By contrast, payments on mortgage-backed and many asset-backed instruments typically include both interest and partial payment of principal. These securities may have less potential for capital appreciation and prepayment rates on mortgage-backed securities may reduce the Portfolio’s yield.

•	Prepayment Risk. Prepayment risk and extension risk apply primarily to asset-backed and mortgage-backed securities and certain municipal securities.

Prepayment risk is the risk that principal on mortgages or other loan obligations underlying a security may be repaid prior to the stated maturity date. If the Portfolio has purchased a security at a premium, any repayment that is faster than expected reduces the market value of the security and the anticipated yield-to-maturity. Repayment of loans underlying certain securities tends to accelerate during periods of declining interest rates.

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Sector Risk. The risk that the Limited Duration Bond Portfolio concentrates its investment in specific industry sectors that have historically experienced substantial price volatility. The Portfolio is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. Securities of issuers held by the Portfolio may lack sufficient market liquidity to enable the Portfolio to sell the securities at an advantageous time or without a substantial drop in price.

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U.S. Government Sponsored Enterprises Risk. Securities issued or guaranteed by certain agencies and instrumentalities of the U.S. government are not guaranteed or supported by the full faith and credit of the United States.

The Limited Duration Bond Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the FDIC or any other government agency.

Additional Information About the Portfolio’s Non-Principal Investment Strategies and Risks

The investment policies below reflect the Portfolio’s current practices.  In addition to the principal risks described above, other  risks are described in some of the descriptions of the investment policies below:

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Asset-Backed Securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as over collateralization, a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower’s other securities. The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security’s par value. If the credit enhancement of an asset-backed security held by the Limited Duration Bond Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security.

Like mortgage-backed securities, asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. The Portfolio’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Portfolio invests in asset-backed securities, the values of the Portfolio’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities present certain additional risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.

The Portfolio may gain investment exposure to mortgage-backed investments by entering into agreements with financial institutions to buy the investments at a fixed price at a future date. The Portfolio may or may not take delivery of the investments at the termination date of such an agreement, but will nonetheless be exposed to changes in value of the underlying investments during the term of the agreement.

Futures Contracts and Options on Futures. To invest cash for purposes of hedging the Limited Duration Bond Portfolio’s other investments, the Portfolio may enter into futures contracts that relate to securities in which it may directly invest and indices comprised of such securities and may purchase and write call and put options on such contracts. The Portfolio may also purchase futures and options if cheaper than the underlying stocks or bonds.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds, commercial paper and bank certificates of deposit or the cash value of a Financial instrument index at a specified future date at a price agreed upon when the contract is made. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net at variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement. A futures contract is closed out by buying or selling an identical offsetting futures contract. Upon entering into a futures contract, the Portfolio is required to deposit an initial margin with a custodian for the benefit of the futures broker. The initial margin serves as a “good faith” deposit that the Portfolio will honor its futures commitments. Subsequent payments (called “variation margin”) to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.

Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

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When trading futures contracts, the Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures. The Portfolio’s transactions, if any, in options, futures, options on futures and equity swaps involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Please see “Derivatives Risk” in the “Principal Risks” section.

Government Securities. U.S. Government securities include U.S. Treasury bills, notes, and bonds and other obligations issued or guaranteed as to interest and principal by the U.S. Government or its agencies or instrumentalities. Obligations issued or guaranteed as to interest and principal by the U.S. Government, its agencies or instrumentalities include securities that are supported by the full faith and credit of the United States Treasury, securities that are supported by the right of the issuer to borrow from the United States Treasury, discretionary authority of the U.S. Government agency or instrumentality, and securities supported solely by the creditworthiness of the issuer.

Interest Rate Swaps, Default/Credit Swaps, Total Return Swaps, and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by the Limited Duration Bond Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Default/credit swaps involve the receipt of floating or fixed-rate payments in exchange for assuming potential credit losses of an underlying security. Default/credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events. Total return swaps involve the receipt or payment of the “total return” of a defined underlying asset in exchange for the payment or receipt of a cash flow based on a predetermined floating rate. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates. The Portfolio may enter into swap transactions for hedging purposes or to seek to increase total return. The use of interest rate and default/credit swaps and total return swaps, as well as interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values or interest rates, the investment performance of the Portfolio would be less favorable than it would have been if these investment techniques were not used. The Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. These transactions are intended to be used as a hedge and not as a speculative investment. Please see “Derivative Risk” in the “Principal Risks” section.

Mortgage-Backed Securities. Mortgage-backed securities, including collateralized mortgage obligations and certain stripped mortgage-backed securities, represent a participation in, or an investment in a pool secured by, mortgage loans.  Each mortgage pool underlying mortgage-backed securities consists of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner occupied and non-owner occupied one-unit to four unit residential properties, multifamily (i.e., five or more) properties, agricultural properties, commercial properties and mixed use properties (the “Mortgaged Properties”). The Mortgaged Properties may consist of detached individual dwelling units, multifamily dwelling units, individual condominiums, townhouses, duplexes, triplexes, fourplexes, row houses, individual units in planned unit developments and other attached dwelling units. The Mortgaged Properties may also include residential investment properties and second homes.

Types of mortgage-related securities in which the Limited Duration Bond Portfolio may invest include: Government National Mortgage Association (“GNMA”) Certificates (“Ginnie Maes”), Federal Home Loan Mortgage Corporation (“FHLMC”) Mortgage Participation Certificates (“Freddie Macs”), Federal National Mortgage Association (“FNMA”) Guaranteed Mortgage Certificates (“Fannie Maes”) and Commercial Mortgage-Backed Securities (“CMBS”). Mortgage certificates are mortgage-backed securities representing undivided fractional interests in pools of mortgage backed loans. These loans are made by mortgage bankers, commercial banks, savings and loan associations and other lenders. GNMA is authorized to guarantee the timely payment of the principal of an interest on certificates that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration (FHA Loans), or guaranteed by the Veterans Administration (VA Loans), or by pools of other eligible mortgage loans. In order to meet its obligations under any guaranty, GNMA is authorized to borrow from the United States Treasury in an unlimited amount. Each Fannie Mae is issued and guaranteed by FNMA and represents an undivided interest in a pool of mortgage loans formed by FNMA. The principal activity of FHLMC currently is the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and their resale in the form of mortgage securities, primarily Freddie Mac Certificates.

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Since September 2008, Fannie Mae and Freddie Mac (together, the “GSEs”) have been placed under the conservatorship of the Federal Housing Finance Agency (“FHFA”). The U.S. Treasury, FHFA and the Federal Reserve have taken the steps to support the conservatorship. No assurance can be given that those initiatives with respect to the debt and mortgage-backed securities issued by the GSEs and acquired by any of the Portfolios will be successful.

Traditional debt investments typically pay a fixed rate of interest until maturity, when the entire principal amount is due. By contrast, payments on mortgage-backed investments typically include both interest and partial payment of principal.  Principal may also be prepaid voluntarily, or as a result of refinancing or foreclosure. The Portfolio may have to invest the proceeds from prepaid investments in other investments with less attractive terms and yields. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Because the prepayment rate generally declines as interest rates rise, an increase in interest rates will likely increase the duration, and thus the volatility, of mortgage-backed securities. In addition to interest rate risk, investments in mortgage-backed securities composed of subprime mortgages may be subject to a higher degree of credit risk, valuation risk and liquidity risk.  Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of the security's price to changes in interest rates. Unlike the maturity of a fixed income security, which measures only the time until final payment is due, duration takes into account the time until all payments of interest and principal on a security are expected to be made, including how these payments are affected by prepayments and by changes in interest rates.

Options on Securities. The Limited Duration Bond Portfolio may write and purchase covered put and call options on securities in which it may directly invest. The total amount of premiums paid by the Portfolio for all put and call options held by it at any time will not exceed 5% of the value of the Portfolio’s total assets. Further, the Portfolio will not write a put or call option or combination thereof if, as a result, the aggregate value of all securities or collateral deliverable under its outstanding options would exceed 25% of the value of the Portfolio’s total assets.

Portfolio Duration. The Limited Duration Bond Portfolio will maintain a dollar-weighted average portfolio duration of two years or less. Duration is a measure of the price sensitivity of a security to changes in interest rates. Unlike maturity, which measures the period of time until final payment is to be made on a security, duration measures the dollar-weighted average maturity of a security’s expected cash flows (i.e., interest and principal payments), discounted to their present values, after giving effect to all maturity shortening features, such as call or redemption rights. With respect to a variable or floating-rate instrument, duration is adjusted to indicate the price sensitivity of the instrument to changes in the interest rate in effect until the next reset date. For substantially all securities, the duration of a security is equal to or less than its stated maturity.

Repurchase Agreements. The Limited Duration Bond Portfolio enters into repurchase agreements with banks and other financial institutions, such as broker-dealers. In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio’s original purchase price plus interest within a specified time. Repurchase transactions are limited to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. If the other party or “seller” defaults, the Portfolio might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Portfolio are less than the repurchase price and the Portfolio’s cost associated with delay and enforcement of the repurchase agreement. In addition, in the event of a bankruptcy of the seller, the Portfolio may be delayed or prevented from recovering the collateral.

Section 4(2) Commercial Paper and Rule 144A Securities. The Limited Duration Bond Portfolio may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). This commercial paper is commonly called “Section 4(2) paper.” The Portfolio may also invest in securities that may be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act (“Rule 144A securities”).

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Section 4(2) paper is sold to institutional investors who must agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(2) paper normally is resold to other institutional investors like the Limited Duration Bond Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. As a result it suffers from liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers.

Section 4(2) paper  and Rule 144A securities will not be considered illiquid for purposes of the Portfolio’s limitation on illiquid securities if the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(2) paper or Rule 144A securities. The Portfolio’s Part B addresses the Portfolio’s limitation on illiquid securities.

Variable and Floating Rate Securities. Variable and floating rate securities are instruments issued or guaranteed by entities such as: (1) the U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies, or (5) trusts. The Limited Duration Bond Portfolio may purchase variable and floating rate securities issued or guaranteed by the U.S. government, or an agency or instrumentality thereof. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Securities purchased by a Portfolio may include variable and floating rate instruments, which may have a stated maturity in excess of the Portfolio’s maturity limitations but which will, except for certain U.S. government obligations, permit the Portfolio to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days’ notice. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market for a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments which are not payable upon seven days’ notice and do not have an active trading market) are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Portfolio invests, and their ability to repay principal and interest. Variable and floating rate securities are subject to interest rate and credit/default risk.

Temporary Defensive Strategies. At times, the Adviser may judge that market conditions make pursuing the Limited Duration Bond Portfolio’s basic investment strategy inconsistent with the best interests of its shareholders. At such times, the Adviser may (but will not necessarily), without notice, temporarily use alternative strategies primarily designed to reduce fluctuations in the values of the Portfolio’s assets. In implementing these defensive strategies, the Portfolio may hold assets in cash and cash equivalents and in other investments that the Adviser believes to be consistent with the Portfolio’s best interests. Taking such a temporary defensive position may result in the Portfolio not achieving its investment objective.

STATE STREET SHORT-TERM TAX EXEMPT BOND PORTFOLIO

Summary

Investment Objective. The Short-Term Tax Exempt Bond Portfolio’s investment objective is to seek to provide federally tax-exempt current income and liquidity. The Portfolio invests at least 80% of its assets in a diversified portfolio of investment grade municipal debt securities and maintains a dollar-weighted average portfolio duration of two years or less. The Portfolio is not a money market fund, and it is expected that the Portfolio will be managed in such a way that a feeder fund’s net asset value per share will fluctuate.

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The investment objective of the Short-Term Tax Exempt Bond Portfolio as stated above is fundamental, which means that it may not be changed without shareholder approval.

Principal Investment Strategies. The Short-Term Tax Exempt Bond Portfolio has a fundamental policy of investing at least 80% of its net assets under normal market conditions in investment grade municipal securities, the interest from which is, in the opinion of bond counsel, exempt from federal income tax, including the alternative minimum tax. These securities are issued by states, municipalities and their political subdivisions and agencies, instrumentalities and other governmental units, and certain territories and possessions of the United States. Investments may include general obligation bonds and notes, revenue bonds and notes, commercial paper, private placements, tender option bonds, private activity bonds, industrial development bonds and municipal lease contracts. Securities purchased may bear fixed, variable or floating rates of interest or may be zero coupon securities. The Portfolio may buy or sell securities on a when-issued or forward commitment basis. The Portfolio may invest in municipal securities by investing in other mutual funds and exchange-traded funds advised or sponsored by the Adviser or its affiliates.

The Short-Term Tax Exempt Bond Portfolio may invest up to 20% of its assets in federally taxable securities including obligations issued by or guaranteed by the U.S. government or its agencies or instrumentalities, certificates of deposit, commercial paper and repurchase agreements.

The municipal debt obligations in which the Short-Term Tax Exempt Bond Portfolio may invest include investments in certain revenue sectors that may be more volatile than others due to changing economic and regulatory issues. These may include industrial development, pollution control, resource recovery, housing, and hospital revenue bond issues. The Portfolio will invest in debt obligations rated, at the time of investment, investment grade by Moody’s, S&P, or comparable quality as determined by the Sub-Adviser. The Portfolio does not currently intend to invest in securities subject to the alternative minimum tax.

Investment grade securities are (i) rated in one of the four highest categories (or in the case of commercial paper, in the two highest categories) by at least one NRSRO; or (ii) if not rated, are of comparable quality, as determined by the Sub-Adviser. If a security is downgraded and is no longer investment grade, the Portfolio may continue to hold the security if the Sub-Adviser determines that to be in the best interest of the Portfolio.

Principal Risks of Investing in Short -Term Tax Exempt Bond Portfolio

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Call Risk. The risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as a mortgage-backed security) earlier than expected. This may happen, for example, when there is a decline in interest rates. Under these circumstances, the Short-Term Tax Exempt Bond Portfolio may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.

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Credit/Default Risk. The risk that an issuer, guarantor or liquidity provider of an instrument will fail to make scheduled interest or principal payments, which may reduce the fund’s income and the market value of the instrument.

•	Interest Rate Risk. The risk that interest rates will rise, causing the value of the Portfolio’s investments to fall.

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Liquidity Risk.  The risk that the Portfolio may not be able to sell some or all of its securities at desired prices, or may be unable to sell the securities at all, because of a lack of demand in the market for such securities, or a liquidity provider defaults on its obligation to purchase the securities when properly tendered by the Portfolio.

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Municipal Obligations Risk. Municipal obligations are affected by economic, business and political developments. The yields of municipal securities may move differently and adversely compared to the yields of the overall debt securities markets.  Changes in applicable tax laws or tax treatments could reduce or eliminate the current federal income tax exemption on municipal securities or otherwise adversely affect the current federal or state tax status of municipal securities. These securities may be subject to provisions of litigation, bankruptcy and other laws affecting the rights and remedies of creditors, or may become subject to future laws extending the time for payment of principal and/or interest, or limiting the rights of municipalities to levy taxes.  The secondary market for municipal bonds also tends to be less well-developed and less liquid than many other debt securities markets.  Less liquid obligations can become more difficult to value, may be subject to erratic price movements, and may limit the Portfolio’s ability to acquire and dispose of municipal securities at desirable yield and price levels.

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Variable and Floating Rate Securities Risk: The extent of increases and decreases in the values of variable and floating rate securities generally will be less than comparable changes in value of an equal principal amount of a similar fixed rate security and, if interest rates decline, the Portfolio may forego the opportunity for price appreciation on the security.

The Short-Term Tax Exempt Bond Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the FDIC or any other government agency.

Additional Information About the Portfolio’s Non-Principal Investment Strategies and Risks

The investment policies described below reflect the Portfolio’s current practices. In addition to the principal risks described above, other risks are described in some of the descriptions of the investment policies below:

Commercial Paper, Rule 144A and Other Short-Term Obligations. Commercial paper (including variable amount master notes and funding agreements) are short-term promissory notes issued by corporations, partnerships, trusts or other entities, to finance short-term credit needs. Short-term obligations held by the Portfolio include non-convertible debt securities (e.g., bonds and debentures) with not more than 397 days (13 months) remaining to maturity at the time of purchase. Short-term obligations issued by trusts may include, but are not limited to, mortgage-related or asset-backed debt instruments, including pass-through certificates such as participations in, or Treasury bonds or notes backed by, pools of mortgages, or credit card, automobile or other types of receivables.

Municipal Obligations. Municipal obligations may be issued to obtain funds to be used for various public purposes, including general purpose financing for state and local governments, refunding outstanding obligations, and financings for specific projects or public facilities. General obligations are backed by the full faith and credit of the issuer. These securities include, for example, tax anticipation notes, bond anticipation notes and general obligation bonds. Revenue obligations are generally backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Private activity and industrial development bonds are dependent on the ability of the facility’s user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. Private activity and industrial development bonds, although issued by industrial development authorities, may be backed only by the assets of the non-governmental users, and the user, rather than the municipality, assumes the credit risk. A municipal bond, like a bond issued by a corporation or the U.S. government, obligates the obligor on the bond to pay the bondholder a fixed or variable amount of interest periodically, and to repay the principal value of the bond on a specific maturity date. Municipal notes are short-term instruments which are issued and sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

Some municipal securities are insured by private insurance companies, while others may be supported by letters of credit furnished by domestic or foreign banks. In determining the credit quality of insured or letter of credit backed securities, the Sub-Adviser reviews the financial condition and creditworthiness of such parties including insurance companies, banks and corporations.

Unlike most other bonds, however, municipal bonds pay interest that is exempt from federal income taxes and, in some cases, also from state and local taxes. Municipal bonds, and municipal bond funds, can therefore be advantageous to investors in higher tax brackets. However, because the interest is tax-exempt, municipal bond yields typically are lower than yields on taxable bonds and bond funds with comparable maturity ranges.

Portfolio Duration. The Short-Term Tax Exempt Bond Portfolio will maintain a dollar-weighted average portfolio duration of two years or less. Duration is a measure of the price sensitivity of a security to changes in interest rates. Unlike maturity, which measures the period of time until final payment is to be made on a security, duration measures the dollar-weighted average maturity of a security’s expected cash flows (i.e., interest and principal payments), discounted to their present values, after giving effect to all maturity shortening features, such as call or redemption rights. With respect to a variable or floating-rate instrument, duration is adjusted to indicate the price sensitivity of the instrument to changes in the interest rate in effect until the next reset date. For substantially all securities, the duration of a security is equal to or less than its stated maturity.

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Variable and Floating Rate Securities. Variable and floating rate securities are instruments issued or guaranteed by entities such as: (1) the U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies, or (5) trusts. The Short-Term Tax Exempt Bond Portfolio may purchase variable and floating rate securities issued or guaranteed by the U.S. government, or an agency or instrumentality thereof. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Securities purchased by a Portfolio may include variable and floating rate instruments, which may have a stated maturity in excess of the Portfolio’s maturity limitations but which will, except for certain U.S. government obligations, permit the Portfolio to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days’ notice. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market for a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments which are not payable upon seven days’ notice and do not have an active trading market) are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. The Sub-Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Portfolio invests, and their ability to repay principal and interest. Variable and floating rate securities are subject to interest rate and credit/default risk.

Temporary Defensive Strategy. From time to time, for temporary defensive purposes, the Short-Term Tax Exempt Bond Portfolio may invest without limit in taxable short-term investments. Dividends paid by the Portfolio that are attributable to income earned by the Portfolio from these instruments will be taxable to investors. This temporary defensive strategy may be inconsistent with the Portfolio’s principal investment strategy, and the Portfolio may not achieve its investment objective.

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

The Portfolios

Each Portfolio is a separate, diversified series of the State Street Master Funds.

The Adviser

The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Portfolios. The Adviser places all orders for purchases and sales of the Portfolios’  investments (except the Short-Term Bond Portfolio). The Sub-Adviser places all orders for purchases and sales of the Short-Term Bond Portfolio’s investments. State Street Global Advisors (“SSgA”) is the investment management group of State Street Corporation, a publicly held bank holding company, and includes the Adviser, SSgA FM, a wholly-owned subsidiary. SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage approximately $1.91 trillion as of December 31, 2009 in investment programs and portfolios for institutional and individual investors. SSgA FM, as the investment adviser to the Portfolios, is registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended. SSgA FM had approximately $168.4 billion in assets under management at December 31, 2009. The Adviser’s principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

A summary of the factors considered by the Board of Trustees in connection with the renewal of the investment advisory agreement for the Equity 500 Index Portfolio and the Short-Term Tax Exempt Bond Portfolio is available in the Portfolios’ annual reports dated December 31, 2009. Summaries for other Portfolios will be included in the Portfolios’ shareholder reports prepared after a Portfolio commences operations.

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Investment Sub-Adviser

Short-Term Tax Exempt Bond Portfolio

The Sub-Adviser. On April 1, 2010, Nuveen Asset Management became an investment sub-adviser with respect to the Short-Term Tax Exempt Bond Portfolio. The Sub-Adviser manages the investment operations of, and determines the composition of the assets of, the Portfolio as assigned by the Adviser. Nuveen Asset Management, a wholly owned subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”), is organized under the laws of the State of Delaware and is an investment adviser registered with the SEC. Nuveen Asset Management is a wholly-owned subsidiary of Nuveen Investments, Inc.  On November 13, 2007, Nuveen Investments, Inc. was acquired by investors led by Madison Dearborn Partners, LLC, which is a private equity investment firm based in Chicago, Illinois (the “MDP Acquisition”). The investor group led by Madison Dearborn Partners, LLC includes affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”). Merrill Lynch has since been acquired by Bank of America Corporation. Nuveen Asset Management has adopted policies and procedures that address arrangements involving Nuveen Asset Management and Bank of America Corporation (including Merrill Lynch) that may give rise to certain conflicts of interest.  As of December 31, 2009, Nuveen Asset Management managed more than $69 billion in portfolios of municipal securities for a wide array of mutual funds, closed-end funds, retail managed accounts and institutional managed accounts. The Sub-Adviser’s principal address is 333 West Wacker Drive, Chicago, IL 60606.

In accordance with the Sub-Advisory Agreement between the Adviser and Nuveen, the Adviser pays Nuveen 50% of the advisory fee paid by the Portfolio to the Adviser. The Portfolio is not responsible for the fees paid to Nuveen.

Equity 500 Index Portfolio

John A. Tucker, CFA

Mr. Tucker is a Managing Director of State Street Global Advisors, a Principal of SSgA FM, and Head of US Equity Markets in the Global Structured Products Group. He is responsible for overseeing the management of all U.S. equity index strategies and Exchange Traded Funds and is a member of the Senior Management Group.

Previously, Mr. Tucker was head of the Structured Products group in SSgA’s London office, where he was responsible for the management of all index strategies in SSgA’s second largest investment center. Prior to joining the investment management group, he was the Operations Manager for SSgA’s International Structured Products group, where he was responsible for the operations staff and functions. He joined State Street in 1988 and has served as a Portfolio Manager of the Portfolio since 2007.

Mr. Tucker received a BA in Economics from Trinity College and an MS in Finance from Boston College. He has also earned the Chartered Financial Analyst designation and is a member of the Boston Security Analysts Society and the CFA Institute.

Karl  Schneider

Mr. Schneider is a Vice President of SSgA, a Principal of SSgA FM and a Senior Portfolio Manager within the Global Structured Products Group. Mr. Schneider joined SSgA in 1996 and has served as a Portfolio Manager of the Portfolio since 2002. Mr. Schneider currently manages several of the firm’s commingled US index strategies as well as other separately managed domestic and international funds. Within the Global Structured Products Group, he serves as the point person for synthetic beta and manages several synthetic beta strategies, including commodities, buy/write, and hedge fund replication. Mr. Schneider is also a member of the SSgA Derivatives Committee. Prior to joining the Global Structured Products Group, Mr. Schneider worked as a portfolio manager in SSgA’s Currency Management Group, managing both active currency selection and traditional passive hedging overlay portfolios.

Mr. Schneider holds a Bachelor of Science degree in Finance and Investments from Babson College and also a Master of Science degree in Finance from the Carroll School of Management at Boston College. Additionally, he holds a Series 3 license from the National Futures Association.

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Short-Term Tax Exempt Bond Portfolio

Timothy T. Ryan, CFA

Timothy T. Ryan is a Senior Vice President and Portfolio Manager at Nuveen Asset Management. Mr. Ryan joined Nuveen Asset Management in 2010. Prior to joining Nuveen Asset Management, Mr. Ryan was a principal of SSgA FM and a Vice President of SSgA and responsible for managing the series of the Trust that invest primarily in municipal securities. Prior to joining SSgA, Mr. Ryan was a lead portfolio manager in the municipal bond group at Deutsche Bank Asset Management, formally Scudder Insurance Asset Management. His clients included nuclear decommissioning trusts, insurance portfolios and corporate cash. Mr. Ryan began working at Deutsche Bank in 1991 as a municipal bond analyst covering high yield, transportation, higher education, general obligation, and money market sectors. He joined Deutsche Bank with 8 years of experience as vice president and investment banker at Mesirow Financial and vice president and financial consultant at Speer Financial. Mr. Ryan has a  BS from University of Wisconsin and a Master of Management from JL Kellogg Graduate School of Management Northwestern University. Mr. Ryan has earned the Chartered Financial Analyst designation.

Additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of securities in the Portfolios is available in the Part B.

Administrator

State Street Bank and Trust Company (“State Street”), a subsidiary of State Street Corporation, is the administrator, custodian and transfer agent for the Portfolios.

Advisory Fee

As compensation for the Adviser’s services to the Portfolios as investment adviser and State Street’s services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolios are obligated to pay a fee, as shown in the table below, as a percentage of each Portfolio’s average daily net assets.

Equity 500 Index Portfolio	0.045%
Equity 400 Index Portfolio	0.08%
Equity 2000 Index Portfolio	0.10%
Aggregate Bond Index Portfolio	0.10%
Limited Duration Bond Portfolio	0.10%
Short-Term Tax Exempt Bond Portfolio	0.10%

SSgA FM has contractually agreed to waive fees and/or reimburse certain operating expenses of the State Street Equity 2000 Index Portfolio to limit the total annual operating expenses of the Portfolio to 0.15% through December 31, 2011; these arrangements may not be terminated prior to that date without consent of the Board.

No compensation was paid to Nuveen Asset Management for providing services to the Short-Term Tax Exempt Bond Portfolio during the fiscal year ended December 31, 2009. Nuveen Asset Management became an investment sub-adviser with respect to the Short-Term Tax Exempt Bond Portfolio on April 1, 2010.

Portfolio Holdings Disclosure

The Portfolios’ portfolio holdings disclosure policy is described in the Part B.

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ITEM 11. INTERESTHOLDER INFORMATION

Determination of Net Asset Value

Each Portfolio’s net asset value (“NAV”) is calculated on each day the New York Stock Exchange (the “NYSE”) is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in each Portfolio. The Portfolios value each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust’s Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Valuation Committee, that may affect the value of one or more securities held by a Portfolio occurs after the close of a related exchange but before the determination of the Portfolio’s NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the price the Portfolio would have received had it sold the investment. To the extent that the Portfolios invest in the shares of other registered open-end investment companies that are not traded on an exchange (i.e. mutual funds), such shares are valued at their published net asset values per share as reported by the funds. The prospectuses of these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing.  Because foreign securities held by some Portfolios sometimes trade on days when the Portfolios are not priced, the value of a Portfolio’s portfolio may change on days when Portfolio interests cannot be purchased or redeemed.  Debt obligation securities maturing within 60 days of the valuation date are valued at amortized cost.

Purchasing Beneficial Interests

The Portfolios issue beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolios.

Investors do not pay a sales load to invest in the Portfolios. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by a Portfolio.

The minimum initial investment in each of the Portfolios is $50 million. The Adviser may waive the minimums in its discretion. There is no minimum subsequent investment. The Portfolios intend to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolios’ custodian bank by a Federal Reserve Bank) or securities (“in-kind”) acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Portfolios reserve the right to cease accepting investments at any time or to reject any purchase order.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, residential/business address, date of birth (for individuals) and taxpayer identification number or other government identification number and other information that will be used to verify your identity. We may also request to review other identification documents such as driver license, passport or documents showing the existence of the business entity. If you  do not provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

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Redeeming Beneficial Interests

An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Portfolios. A Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Portfolios may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Policies to Prevent Market Timing

Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolios, which may include, among other things, interference in the efficient management of the Portfolios, dilution in the value of Portfolio interests held by long-term interestholders, increased brokerage and administrative costs and forcing the Portfolios to hold excess levels of cash.

The Portfolios are intended as long-term investments. Therefore, the Trust’s Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolios. Because most of the interests in the Portfolios are held by other investment companies and similar organizations the shares of which are in turn owned by investors indirectly through one or more financial intermediaries, the Portfolios do not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may seek to obtain underlying account trading activity information from financial intermediaries when, in the Adviser’s judgment, the trading activity suggests possible market timing that may be harmful to the Portfolios or their interestholders.

The Portfolios reserve the right in their discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to a Portfolio. The Portfolios may decide to restrict purchase activity in their interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolios, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolios.

Tax Considerations

 It is intended that each Portfolio operate and be treated as a partnership for U.S. federal  income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”)) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Code and related Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolios expect to manage their assets and income in such a way that any “feeder” fund investing exclusively or substantially in a Portfolio will meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Code.

This discussion of certain U.S. federal income tax consequences of investing in a Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

ITEM 12. DISTRIBUTION ARRANGEMENTS

 Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.

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PART B

STATE STREET MASTER FUNDS
(THE “TRUST”)

P.O. BOX 5049
BOSTON, MASSACHUSETTS 02206
 (877) 521-4083

April 30, 2010

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

This Part B of the Registration Statement (the “Part B”) relates to the Parts A of the Registration Statement dated April 30, 2010, as amended from time to time thereafter (the “Parts A”) for the State Street Equity 500 Index Portfolio, State Street Equity 400 Index Portfolio, State Street Equity 2000 Index Portfolio, State Street Aggregate Bond Index Portfolio, State Street Limited Duration Bond Portfolio, State Street Money Market Portfolio, State Street Short-Term Tax Exempt Bond Portfolio, State Street Tax Free Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and State Street U.S. Government Money Market Portfolio.

The Part B is not a prospectus and should be read in conjunction with the Parts A, which may be obtained by telephoning or writing the Trust at the number or address above.

The Trust’s financial statements for the fiscal year ended December 31, 2009, including the independent registered public accounting firm reports thereon, are included in the Trust’s annual reports and are incorporated into this Part B by reference. Copies of the Trust’s annual reports are available, without charge, upon request, by calling  (877) 521-4083 or by written request to the Trust at the address above.

TABLE OF CONTENTS

ITEM 15. TRUST HISTORY

The Trust was organized as a business trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust contains the following diversified series:

•	State Street Equity 500 Index Portfolio (the “Equity 500 Index Portfolio”);
•	State Street Equity 400 Index Portfolio (the “Equity 400 Index Portfolio”);
•	State Street Equity 2000 Index Portfolio (the “Equity 2000 Index Portfolio”);
•	State Street Aggregate Bond Index Portfolio (the “Aggregate Bond Index Portfolio”);
•	State Street Limited Duration Bond Portfolio (the “Limited Duration Bond Portfolio”);
•	State Street Money Market Portfolio (the “Money Market Portfolio”);
•	State Street Short-Term Tax Exempt Bond Portfolio (the “Short Term Tax-Exempt Bond Portfolio”);
•	State Street Tax Free Money Market Portfolio (the “Tax Free Portfolio”);
•	State Street Treasury Money Market Portfolio (the “Treasury Portfolio”);
•	State Street Treasury Plus Money Market Portfolio (the “Treasury Plus Portfolio”); and
•	State Street U.S. Government Money Market Portfolio (the “U.S. Government Portfolio”).

The Equity 500 Index Portfolio, the Equity 400 Index Portfolio, the Equity 2000 Index Portfolio and the Aggregate Bond Index Portfolio are referred to in this Part B as the “Index Portfolios.” The Money Market Portfolio, Treasury Portfolio, Treasury Plus Portfolio and the U.S. Government Portfolio are referred to in this Part B as the “Money Portfolios” or the “Money Market Portfolios.” The Treasury Portfolio and the Treasury Plus Portfolio are referred to in this Part B as the “Treasury Portfolios.” The Limited Duration Bond Portfolio and the Short-Term Tax Exempt Bond Portfolio are referred to in this Part B as the “Bond Portfolios.” All Portfolios together are referred to in this Part B as the “Portfolios” and each Portfolio may be referred to in context as the “Portfolio” as appropriate.

ITEM 16. DESCRIPTION OF PORTFOLIOS AND THEIR INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

Each Portfolio’s Part A contains information about the investment objective and policies of that respective Portfolio of the Trust. This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, a Portfolio may employ other investment practices and may be subject to additional risks, which are described below.

Additional Information Concerning the S&P 500

The Equity 500 Index Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor’s(R), a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of beneficial interests of the Equity 500 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Equity 500 Index Portfolio particularly or the ability of the S&P 500 to track general stock market performance. S&P’s only relationship to the Equity 500 Index Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 500, which is determined, composed and calculated by S&P without regard to the Portfolio. S&P has no obligation to take the needs of the Equity 500 Index Portfolio or the owners of beneficial interests of the Equity 500 Index Portfolio into consideration in determining, composing or calculating the S&P 500. S&P is not responsible for and has not participated in the determination of the price and number of interests of the Equity 500 Index Portfolio or the timing of the issuance or sale of beneficial interests of the Portfolio, or calculation of the equation by which interests of the Portfolio are redeemable for cash. S&P has no obligation or liability in connection with the administration, marketing or trading of interests of the Equity 500 Index Portfolio.

S&P does not guarantee the accuracy or the completeness of the S&P 500 or any data included therein, and S&P shall have no liability for any errors, omissions or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Equity 500 Index Portfolio, owners of beneficial interests of the Portfolio or any other person or entity from the use of the S&P 500 or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

Additional Information Concerning the S&P MidCap 400

The Equity 400 Index Portfolio is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of beneficial interests of the Equity 400 Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly or the ability of the S&P MidCap 400 to track general stock market performance. S&P’s only relationship to the Equity 400 Index Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P MidCap 400, which is determined, composed and calculated by S&P without regard to the Portfolio. S&P has no obligation to take the needs of the Equity 400 Index Portfolio or the owners of beneficial interests of the Portfolio into consideration in determining, composing or calculating the S&P MidCap 400. S&P is not responsible for and has not participated in the determination of the price and number of interests of the Equity 400 Index Portfolio or the timing of the issuance or sale of beneficial interests of the Portfolio, or calculation of the equation by which interests of the Portfolio are redeemable for cash. S&P has no obligation or liability in connection with the administration, marketing or trading of interests of the Equity 400 Index Portfolio.

S&P does not guarantee the accuracy or the completeness of the S&P MidCap 400 or any data included therein, and S&P shall have no liability for any errors, omissions or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Equity 400 Index Portfolio, owners of beneficial interests of the Portfolio or any other person or entity from the use of the S&P MidCap 400 or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P MidCap 400 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

Additional Information Concerning the Russell 2000 Index

The Equity 2000 Index Portfolio is not sponsored, endorsed, promoted by, or in any way affiliated with Frank Russell Company (“Russell”). Russell is not responsible for and has not reviewed the Equity 2000 Index Portfolio or any associated literature or publications, and Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation to take the needs of any particular fund or its participants or any other product or person into consideration in determining, composing or calculating the Russell 2000 Index. Russell’s publication of the Index in no way suggests or implies an opinion by Russell as to the attractiveness or appropriateness of investment in any or all securities upon which the Index is based. Russell makes no representation, warranty or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 Index or any data included in the Index. Russell makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 Index or any data included therein, or any security (or combination thereof) comprising the Index. Russell makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000 Index or any data or any security (or combination thereof) included therein.

Additional Information Concerning the Barclays Capital U.S. Aggregate Index

The Aggregate Bond Index Portfolio is not sponsored, endorsed, sold or promoted by Barclays Capital. Barclays Capital makes no representation or warranty, express or implied, to the owners of beneficial interests of the Aggregate Bond Index Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Aggregate Bond Index Portfolio particularly or the ability of the Barclays Capital U.S. Aggregate Index (“U.S. Aggregate Index”) to track general performance.  Barclays Capital’s only relationship to the Aggregate Bond Index Portfolio is the licensing of certain trademarks and trade names of Barclays Capital and of the U.S. Aggregate Index, which is determined, composed and calculated by Barclays Capital without regard to the Portfolio. Barclays Capital has no obligation to take the needs of the Aggregate Bond Index Portfolio or the owners of beneficial interests of the Portfolio into consideration in determining, composing or calculating the U.S. Aggregate Index. Barclays Capital is not responsible for and has not participated in the determination of the price and number of beneficial interests of the Aggregate Bond Index Portfolio or the timing of the issuance of sale of beneficial interests of the Portfolio. Barclays Capital has no obligation or liability in connection with the administration, marketing or trading of the Aggregate Bond Index Portfolio.

Barclays Capital does not guarantee the accuracy or the completeness of the U.S. Aggregate Index or any data included therein, and Barclays Capital shall have no liability for any errors, omissions or interruptions therein. Barclays Capital makes no warranty, express or implied, as to results to be obtained by the Aggregate Bond Index Portfolio, owners of beneficial interests of the Portfolio or any other person or entity from the use of the U.S. Aggregate Index or any data included therein. Barclays Capital makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the U.S. Aggregate Index or any data included therein. Without limiting any of the foregoing, in no event shall Barclays Capital have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ADDITIONAL INVESTMENTS AND RISKS

To the extent consistent with its investment objective and restrictions, each Portfolio may invest in the following instruments and use the following investment techniques.

Cash Reserves

Each Index Portfolio and the Tax Free Portfolio may hold portions of its assets in short-term debt instruments with remaining maturities of 397 days or less pending investment or to meet anticipated redemptions and day-to-day operating expenses. Short-term debt instruments consist of: (i) short-term obligations of the U.S. government, its agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated at the time of purchase Aa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or AA or higher by Standard & Poor’s Rating Group (“S&P”) or, if unrated, of comparable quality in the opinion of SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”); (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers’ acceptances; and (v) repurchase agreements. At the time an Index Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer’s parent must have outstanding debt rated Aa or higher by Moody’s or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody’s or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Adviser. To the extent that an Index Portfolio holds the foregoing instruments its ability to track its corresponding Index may be adversely affected. See Appendix A for more information on the ratings of debt instruments.

Credit Default Swaps

The Limited Duration Bond Portfolio may enter into credit default swap transactions. A credit default swap is an agreement between the Limited Duration Bond Portfolio and a counterparty that enables the Limited Duration Bond Portfolio to buy or sell protection against a credit event related to a specified issuer. One party, acting as a “protection buyer,” make periodic payments to the other party, a “protection seller,” in exchange for a promise by the protection seller to make a payment to the protection buyer if a negative credit event (such as a delinquent payment or default) occurs with respect to a referenced bond or group of bonds. Acting as a protection seller allows the Portfolio to create an investment exposure similar to owning a bond. Acting as a protection buyer allows the Portfolio potentially to reduce its credit exposure to a bond it owns or to take a “short” position in a bond it does not own.

As the protection buyer in a credit default swap, the Limited Duration Bond Portfolio may pay a premium (by means of periodic payments) in return for the right to deliver specified bonds or loans (such as those of a U.S. or foreign issuer or a basket of such issuers) to the protection seller and receive the par (or other agreed-upon) value upon default (or similar events) by the reference issuer. If no default occurs, the protection seller would keep the stream of payments and would have no further obligations to the Limited Duration Bond Portfolio. As the protection buyer, the Portfolio bears the risk that the investment might expire worthless and/or that the protection seller may fail to satisfy its payment obligations to the Portfolio in the event of a default (or similar event). In addition, when the Limited Duration Bond Portfolio is a protection buyer, the Portfolio’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying reference obligation.

The Limited Duration Bond Portfolio may also use credit default swaps for investment purposes by selling a credit default swap, in which case, the Limited Duration Bond Portfolio would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the protection buyer in the event of a default (or similar event) by the third-party reference issuer. In return for its obligation, the Limited Duration Bond Portfolio would receive from the protection buyer a periodic stream of payments over the term of the contract. If no credit event occurs, the Portfolio would keep the stream of payments and would have no payment obligations. As the protection seller in a credit default swap, the Portfolio effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Portfolio is subject to investment exposure on the notional amount of the swap.

The use of credit default swaps, like all swap agreements, is subject to certain risks. If a counterparty’s creditworthiness declines, the value of the swap would likely decline because of the heightened risk that the counterparty may be unable to satisfy its payment obligations (particularly if the counterparty was the protection seller under the credit default swap contract). In addition, there is no guarantee that the Portfolio can eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party.

Futures Contracts and Options on Futures

Each Index Portfolio may enter into futures contracts on securities in which it may invest or indices comprised of such securities and may purchase and write call and put options on such contracts.

Futures contracts. A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds at a specified future date at a price agreed upon when the contract is made. An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid. Futures contracts are traded in the United States only on commodity exchanges or boards of trade—known as “contract markets”—approved for such trading by the Commodity Futures Trading Commission (the “CFTC”), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market.

Although futures contracts (other than index futures) by their terms call for actual delivery or acceptance of commodities or securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery, but rather by entering into an offsetting contract (a “closing transaction”). Upon entering into a futures contract, an Index Portfolio is required to deposit an initial margin with the futures broker. The initial margin serves as a “good faith” deposit that an Index Portfolio will honor its futures commitments. Subsequent payments (called “variation margin” or “maintenance margin”) to and from the broker are made on a daily basis as the price of the underlying security or commodity fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” Futures contracts also involve brokerage costs. If the Portfolio is unable to enter into a closing transaction, the amount of the Portfolio’s potential loss may be unlimited.

Each Index Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures.

The Limited Duration Bond Portfolio may enter into futures contracts on securities in which it may invest and may purchase and write call and put options on such contracts.

The Limited Duration Bond Portfolio has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (the “CEA”), and therefore, is not subject to registration or regulation as a pool operator under the CEA.

Options on futures contracts. In return for the premium paid, options on futures contracts give the purchaser the right to assume a position in a futures contract at the specified option exercise price at any time during the period of the option. Options on futures are similar to options on securities except that options on futures give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an offsetting option. There is no guarantee that such closing transactions can be effected.

The Limited Duration Bond Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers’ requirements similar to those described above in connection with the discussion of futures contracts.

Risks of transactions in futures contracts and related options. Successful use of futures contracts by the Limited Duration Bond Portfolio is subject to the Adviser’s ability to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to the Portfolio when the purchase or sale of a futures contract would not, such as when there is no movement in the prices of the hedged investments. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

The use of options and futures strategies involves the risk of imperfect correlation among movements in the prices of the securities underlying the futures and options purchased and sold by the Limited Duration Bond Portfolio, of the options and futures contracts themselves, and, in the case of hedging transactions, of the securities which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Adviser to forecast interest rates and market movements correctly.

There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.

To reduce or eliminate a position held by the Limited Duration Bond Portfolio, the Portfolio may seek to close out such a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts or options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts or options, or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts or options (or a particular class or series of contracts or options), in which event the secondary market on that exchange for such contracts or options (or in the class or series of contracts or options) would cease to exist, although outstanding contracts or options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would likely continue to be exercisable in accordance with their terms.

U.S. Treasury security futures contracts and options. U.S. Treasury security futures contracts require the seller to deliver, or the purchaser to take delivery of, the type of U.S. Treasury security called for in the contract at a specified date and price. Options on U.S. Treasury security futures contracts give the purchaser the right in return for the premium paid to assume a position in a U.S. Treasury security futures contract at the specified option exercise price at any time during the period of the option.

Successful use of U.S. Treasury security futures contracts by the Limited Duration Bond Portfolio is subject to the Adviser’s ability to predict movements in the direction of interest rates and other factors affecting markets for debt securities. For example, if the Portfolio has sold U.S. Treasury security futures contracts in order to hedge against the possibility of an increase in interest rates which would adversely affect the values of securities held in its portfolio, and the prices of the Portfolio’s securities increase instead as a result of a decline in interest rates, the Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily maintenance margin requirements at a time when it may be disadvantageous to do so.

There is also a risk that price movements in U.S. Treasury security futures contracts and related options will not correlate closely with price movements in markets for particular securities. For example, if the Limited Duration Bond Portfolio has hedged against a decline in the values of tax-exempt securities held by it by selling Treasury security futures and the values of Treasury securities subsequently increase while the values of the Portfolio’s tax-exempt securities decrease, the Portfolio would incur losses on both the Treasury security futures contracts written by it and the tax-exempt securities held in its portfolio.

Illiquid Securities

Each Portfolio, except for the Treasury Portfolio, may invest in illiquid securities. Each Index Portfolio, the Bond Portfolios and the Tax Free Portfolio will invest no more than 15% of its net assets, and each Money Market Portfolio will invest no more than 10% and 5% of its net and total assets, respectively, in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days’ duration. The absence of a regular trading market for illiquid securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

Lending of Portfolio Securities

Each Index Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations in amounts up to 33 1/3% of the total value of its assets. Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to the market value of the securities loaned by an Index Portfolio. An Index Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, and would receive an additional return that may be in the form of a fixed fee or a percentage of the collateral. An Index Portfolio would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five business days. In the event of bankruptcy or other default of the borrower, an Index Portfolio could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses including (a) possible decline in the value of collateral or in the value of the securities loaned during the period while the Portfolio seeks to enforce its rights thereto, (b) possible sub-normal levels of income and lack of access to income during this period, and (c) expenses of enforcing its rights.

Options on Securities and Securities Indices

Each Index Portfolio may purchase or sell options on securities in which it may invest and on indices that are comprised of securities in which it may invest, subject to the limitations set forth above and provided such options are traded on a national securities exchange or in the over-the-counter market. Options on securities indices are similar to options on securities except there is no transfer of a security and settlement is in cash. A call option on a securities index grants the purchaser of the call, for a premium paid to the seller, the right to receive in cash an amount equal to the difference between the closing value of the index and the exercise price of the option times a multiplier established by the exchange upon which the option is traded. Typically, a call option will be profitable to the holder of the option if the value of the security or the index increases during the term of the option; a put option will be valuable if the value of the security or the index decreases during the term of the option. The Index Portfolios may also invest in warrants, which entitle the holder to buy equity securities at a specific price for a specific period of time.

Purchase of Other Investment Company Shares

Each Portfolio may, to the extent permitted under the Investment Company Act of 1940, as amended (the “1940 Act”) and exemptive rules and orders thereunder, invest in shares of other investment companies which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio’s. These investments may be made temporarily, for example, to invest uncommitted cash balances or, in limited circumstances, to assist in meeting interestholder redemptions.

Repurchase Agreements

Each Portfolio, except for the Treasury Portfolio, may enter into repurchase agreements with banks and other financial institutions, such as broker-dealers. In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio’s original purchase price plus interest within a specified time (normally one business day). The Portfolio will limit repurchase transactions to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. Should the counterparty to a transaction fail financially, the Portfolio may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities. Further, the amount realized upon the sale of the securities may be less than that necessary to fully compensate the Portfolio.

Section 4(2) Commercial Paper/Rule 144A Securities

Each Portfolio, other than the Treasury Portfolios and the Short-Term Tax Exempt Bond Portfolio, may also invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”) (“Section 4(2) paper”) or in securities that that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act (“Rule 144A securities”). The U.S. Government Portfolio may invest in Rule 144A securities, but not Section 4(2) paper.

Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be a transaction exempt from the registration requirements of the 1933 Act. Section 4(2) paper normally is resold to other institutional investors like the Portfolios through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. Rule 144A securities generally must be sold only to other qualified institutional buyers.

Section 4(2) paper and Rule 144A securities will not be considered illiquid for purposes of each Portfolio’s percentage limitations on illiquid securities when the Adviser (pursuant to guidelines adopted by the Board of Trustees ) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(2) paper or Rule 144A securities.

U.S. Government Securities

Each Portfolio may purchase U.S. government securities. With respect to U.S. Government securities, the Treasury Portfolio will invest exclusively in direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes and bonds maturing within 397 days, and other mutual funds, subject to regulatory limitations, that invest exclusively in such obligations. The Treasury Plus Portfolio will invest substantially all of its net assets in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and repurchase agreements collateralized by these obligations. The types of U.S. government obligations in which each other Portfolio may at times invest include: (1) U.S. Treasury obligations and (2) obligations issued or guaranteed by U.S. government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. government agency or instrumentality, or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. government will provide financial support to such U.S. government agencies or instrumentalities described in (2)(b), (2)(c) and (2)(d), other than as set forth above, since it is not obligated to do so by law.

The Money Portfolios may purchase U.S. government obligations on a forward commitment basis. The Money Portfolios except for the Treasury Portfolios may also purchase Treasury Inflation-Protection Securities, a type of inflation-indexed Treasury security. Treasury Inflation Protected Securities provide for semiannual payments of interest and a payment of principal at maturity which are adjusted for changes in the Consumer Price Index for All Urban Consumers (“CPI-U”).

Treasury Inflation-Protected Securities

The Limited Duration Bond Portfolio may invest in Inflation-Protection Securities (“IPSs”), a type of inflation-indexed Treasury security. IPSs typically provide for semiannual payments of interest and a payment of principal at maturity. In general, each payment will be adjusted to take into account any inflation or deflation that occurs between the issue date of the security and the payment date based on the CPI-U.

Each semiannual payment of interest will be determined by multiplying a single fixed rate of interest by the inflation-adjusted principal amount of the security for the date of the interest payment. Thus, although the interest rate will be fixed, the amount of each interest payment will vary with changes in the principal of the security as adjusted for inflation and deflation.

IPSs also provide for an additional payment (a “minimum guarantee payment”) at maturity if the security’s inflation-adjusted principal amount for the maturity date is less than the security’s principal amount at issuance. The amount of the additional payment will equal the excess of the security’s principal amount at issuance over the security’s inflation-adjusted principal amount for the maturity date.

When-Issued Securities

Each Portfolio may purchase securities on a when-issued basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period, and no income accrues to the Portfolio until settlement takes place. The Portfolio segregates liquid securities in an amount at least equal to these commitments. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. When entering into a when-issued transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. The Money Portfolios will not invest more than 25% of their respective net assets in when-issued securities.

Securities purchased on a when-issued basis and held by a Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates — i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise. Therefore, if, in order to achieve higher interest income, a Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value (“NAV”).

When payment for when-issued securities is due, a Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally expect to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

Reverse Repurchase Agreements

The Aggregate Bond Index Portfolio, Limited Duration Bond Portfolio, Tax Free Portfolio, Money Market Portfolio and the U.S. Government Portfolio may enter into reverse repurchase agreements under the circumstances described in “Investment Restrictions.” In substance, a reverse repurchase agreement is a borrowing for which a Portfolio provides securities as collateral. Under a reverse repurchase agreement, a Portfolio sells portfolio securities to a financial institution in return for cash in an amount equal to a percentage of the portfolio securities’ market value and agrees to repurchase the securities at a future date at a prescribed repurchase price equal to the amount of cash originally received plus interest on such amount. A Portfolio retains the right to receive interest and principal payments with respect to the securities while they are in the possession of the financial institutions. Cash or liquid high quality debt obligations from a Portfolio’s portfolio equal in value to the repurchase price including any accrued interest will be segregated by the Portfolio’s custodian on the Portfolio’s records while a reverse repurchase agreement is in effect. Reverse repurchase agreements involve the risk that the market value of securities sold by a Portfolio may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements also involve a risk of default by the counterparty, which may adversely affect a Portfolio’s ability to reacquire the underlying securities.

Total Return Swaps and Interest Rate Swaps

The Aggregate Bond Index Portfolio and the Bond Portfolios may contract with a counterparty to pay a stream of cash flows and receive the total return of an index or a security for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. A Portfolio’s return on a swap will depend on the ability of its counterparty to perform its obligations under the swap. The Adviser will cause the Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio’s repurchase agreement guidelines.

The Aggregate Bond Index Portfolio and Limited Duration Bond Portfolio may enter into interest rate swap transactions with respect to any security they are entitled to hold. Interest rate swaps involve the exchange by the Portfolios with another party of their respective rights to receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The Portfolios expect to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of each Portfolio’s portfolio or to protect against any increase in the price of securities each Portfolio anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment. For example, the Portfolios may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Portfolios. In such an instance, the Portfolios may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty to pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Portfolio, the Portfolio would receive payments under the swap that would offset, in whole or in part, such diminution in value; if interest rates fall, the Portfolio would likely lose money on the swap transaction.

Eurodollar Certificates of Deposit (“ECDs”), Eurodollar Time Deposits (“ETDs”) and Yankee Certificates of Deposit (“YCDs”)

The Aggregate Bond Index Portfolio, Limited Duration Bond Portfolio, Money Market Portfolio and the U.S. Government Portfolio may invest in ECDs, ETDs and YCDs. ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

Forward Commitments

The Aggregate Bond Index Portfolio, the Bond Portfolios, the Tax Free Portfolio and the Money Portfolios may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time (“forward commitments”) if the Portfolio holds, and maintains until the settlement date in a segregated account, cash or liquid securities in an amount sufficient to meet the purchase price, or if the Portfolio enters into offsetting contracts for the forward sale of other securities it owns. Forward commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in the value of the Portfolio’s other assets. Where such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer’s failure to do so may result in the loss to the Portfolio of an advantageous yield or price.

Although a Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, a Portfolio may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. A Portfolio may realize short-term profits or losses upon the sale of forward commitments.

Investment-Grade Bonds

The Aggregate Bond Index Portfolio and the Money Market Portfolio may invest in corporate notes and bonds that are rated investment-grade by a nationally recognized statistical rating organization (“NRSRO”) (and, in the case of the Money Market Portfolio, rated in one of the two short-term highest rating categories by at least two NRSROs or by one NRSRO if only one NRSRO has rated the security) or, if unrated, are of comparable quality to the rated securities described above, as determined by the Adviser in accordance with procedures established by the Board of Trustees. Investment-grade securities include securities rated Baa by Moody’s or BBB- by S&P (and securities of comparable quality), which have speculative characteristics.

Asset-Backed Securities

The Aggregate Bond Index Portfolio and the Money Market Portfolio may invest in asset-backed securities. Asset-backed securities represent undivided fractional interests in pools of instruments, such as consumer loans, and are similar in structure to mortgage-related securities described below. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower’s other securities. The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security’s par value. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets may be limited. If the credit enhancement of an asset-backed security held by a Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security. Use of asset-backed securities will represent less than 5% of the Money Market Portfolio’s total assets by issuer.

Mortgage-Backed and Mortgage-Related Securities

The Aggregate Bond Index Portfolio, the Limited Duration Bond Portfolio, the Money Market Portfolio and the U.S. Government Portfolio, and solely as collateral for repurchase agreements in the case of the Money Market Portfolio and U.S. Government Portfolio if U.S. Government Securities, may invest in mortgage-backed and mortgage-related securities. Mortgage-backed securities, including collateralized mortgage obligations (“CMOs”) and certain stripped mortgage-backed securities represent a participation in, or are secured by, mortgage loans.

Mortgage-backed securities have yield and maturity characteristics corresponding to the underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity, when the entire principal amount comes due, payments on certain mortgage-backed securities include both interest and a partial repayment of principal. Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will result in early payment of the applicable mortgage-related securities. In that event a Portfolio may be unable to invest the proceeds from the early payment of the mortgage-related securities in an investment that provides as high a yield as the mortgage-related securities. Consequently, early payment associated with mortgage-related securities may cause these securities to experience significantly greater price and yield volatility than that experienced by traditional fixed-income securities.

The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-related securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-related securities. If the life of a mortgage-related security is inaccurately predicted, a Portfolio may not be able to realize the rate of return the adviser expected.

Mortgage-backed and asset-backed securities are less effective than other types of securities as a means of “locking in” attractive long-term interest rates. One reason is the need to reinvest prepayments of principal; another is the possibility of significant unscheduled prepayments resulting from declines in interest rates. These prepayments would have to be reinvested at lower rates. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Prepayments may also significantly shorten the effective maturities of these securities, especially during periods of declining interest rates. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of a Portfolio. Prepayments may cause losses on securities purchased at a premium. At times, some mortgage-backed and asset-backed securities will have higher than market interest rates and therefore will be purchased at a premium above their par value.

Mortgage-backed securities are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to home buyers throughout the United States. The securities are “pass-through” securities because they provide investors with monthly payments of principal and interest that, in effect, are a “pass-through” of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates. The principal governmental issuer of such securities is the Government National Mortgage Association (“GNMA”), which is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Government-related issuers include the Federal Home Loan Mortgage Corporation (“FHLMC”), which is a shareholder-owned government-sponsored enterprise established by Congress, and the Federal National Mortgage Association (“FNMA”), a government sponsored corporation owned entirely by private stockholders. Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.

1.
GNMA Mortgage Pass-Through Certificates (“Ginnie Maes”). Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer which assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment. Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loans, Ginnie Maes are of the “modified pass-through” mortgage certificate type. GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes as securities backed by an eligible pool of mortgage loans. The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty. The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

2.
FHLMC Mortgage Participation Certificates (“Freddie Macs”). Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable. Freddie Macs are not guaranteed by the United States or by any of the Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. The secondary market for Freddie Macs is highly liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.

3.
FNMA Guaranteed Mortgage Pass-Through Certificates (“Fannie Maes”). Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties. FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans. The obligation of FNMA under its guaranty is solely the obligation of FNMA and is not backed by, nor entitled to, the full faith and credit of the United States.

CMOs may be issued by a U.S. Government agency or instrumentality or by a private issuer. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. Government or its agencies or instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. Government, its agencies or instrumentalities or any other person or entity.

Prepayments could cause early retirement of CMOs. CMOs are designed to reduce the risk of prepayment for investors by issuing multiple classes of securities, each having different maturities, interest rates and payment schedules, and with the principal and interest on the underlying mortgages allocated among the several classes in various ways. Payment of interest or principal on some classes or series of CMOs may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages. CMOs of different classes or series are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. If enough mortgages are repaid ahead of schedule, the classes or series of a CMO with the earliest maturities generally will be retired prior to their maturities. Thus, the early retirement of particular classes or series of a CMO would have the same effect as the prepayment of mortgages underlying other mortgage-backed securities. Conversely, slower than anticipated prepayments can extend the effective maturities of CMOs, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing their volatility.

Prepayments could result in losses on stripped mortgage-backed securities. Stripped mortgage-backed securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The yield to maturity on an interest only or “IO” class of stripped mortgage-backed securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. A rapid rate of principal prepayments may have a measurable adverse effect on a Portfolio’s yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, a Portfolio may fail to recoup fully, or at all, its initial investment in these securities. Conversely, principal only securities or “POs” tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-backed securities may be more volatile and less liquid than that for other mortgage-backed securities, potentially limiting a Portfolio’s ability to buy or sell those securities at any particular time.

The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates’ coupon rates and the payment history of the underlying borrowers.

Mortgage-Backed Security Rolls

The Aggregate Bond Index Portfolio may enter into “forward roll” transactions with respect to mortgage-backed securities issued by GNMA, FNMA or FHLMC. In a forward roll transaction, the Portfolio will sell a mortgage security to a dealer or other permitted entity and simultaneously agree to repurchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. There are two primary risks associated with the roll market for mortgage-backed securities. First, the value and safety of the roll depends entirely upon the counterparty’s ability to redeliver the security at the termination of the roll. Therefore, the counterparty to a roll must meet the same credit criteria as the Portfolio’s repurchase agreement counterparties. Second, the security which is redelivered at the end of the roll period must be substantially the same as the initial security, i.e., it must have the same coupon, be issued by the same agency and be of the same type, have the same original stated term to maturity, be priced to result in similar market yields and must be “good delivery.” Within these parameters, however, the actual pools that are redelivered could be less desirable than those originally rolled, especially with respect to prepayment characteristics.

Variable and Floating Rate Securities

The Aggregate Bond Index Portfolio, the Bond Portfolios, the Money Market Portfolio and the U.S. Government Portfolio may invest in variable and floating rate securities. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. The Limited Duration Bond Portfolio may also invest in funding agreements, which are privately placed, unregistered obligations negotiated with a purchaser.

Variable Amount Master Demand Notes

The Money Market Portfolio, the U.S. Government Portfolio and the Bond Portfolios may invest in variable amount master demand notes which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula. Generally, changes in interest rates will have a smaller effect on the market value of these securities than on the market value of comparable fixed income obligations. Thus, investing in these securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. There may be no active secondary market with respect to a particular variable rate instrument.

Zero Coupon Securities

The Aggregate Bond Index Portfolio, the Bond Portfolios, the Money Market Portfolio and the U.S. Government Portfolio may invest in zero coupon securities. Zero coupon securities are notes, bonds and debentures that: (1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Generally, changes in interest rates will have a greater impact on the market value of a zero coupon security than on the market value of the comparable securities that pay interest periodically during the life of the instrument. The Portfolios will not receive cash payments on a current basis from the issuer in respect of accrued original issue discount (“OID”), but investors will be required to accrue OID for U.S. federal income tax purposes. Investors that intend to meet the 90% distribution requirement for treatment as a “regulated investment company” under Section 852 of the Internal Revenue Code of 1986, as amended (the “Code”) may be required to redeem a portion of their interest in a Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to the OID accrued on zero coupon bonds. The Portfolio in turn may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

The Money Portfolio, the U.S. Government Portfolio and the Bond Portfolios may invest no more than 25% of their respective total assets in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

Municipal and Municipal-Related Securities

Municipal securities may bear fixed, floating or variable rates of interest or may be zero coupon securities. Municipal securities are generally of two types: general obligations and revenue obligations. General obligations are backed by the full faith and credit of the issuer. These securities include tax anticipation notes, bond anticipation notes, general obligation bonds and commercial paper. Revenue obligations are backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Tax anticipation notes are issued to finance working capital needs of municipalities and are generally issued in anticipation of future tax revenues. Bond anticipation notes are issued in expectation of the issuer obtaining longer-term financing.

The Tax Free Portfolio and the Bond Portfolios may invest in municipal and municipal-related securities. Municipal obligations are affected by economic, business or political developments. These securities may be subject to provisions of litigation, bankruptcy and other laws affecting the rights and remedies of creditors, or may become subject to future laws extending the time for payment of principal and/or interest, or limiting the rights of municipalities to levy taxes. The Portfolios may be more adversely impacted by changes in tax rates and policies than other funds. Because interest income from municipal securities is normally not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect a Portfolio’s ability to acquire and dispose of municipal securities at desirable yield and price levels. Concentration of a Portfolio’s investments in these municipal obligations will subject the Portfolio, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration.

Auction Rate Securities. Auction rate municipal securities permit the holder to sell the securities in an auction at par value at specified intervals. The dividend or interest is typically reset by “Dutch” auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities. A Portfolio will take the time remaining until the next scheduled auction date into account for purposes of determining the securities’ duration. The Tax Free Portfolio does not invest in auction rate securities.

Industrial Development and Private Activity Bonds. Industrial development bonds are issued to finance a wide variety of capital projects including: electric, gas, water and sewer systems; ports and airport facilities; colleges and universities; and hospitals. The principal security for these bonds is generally the net revenues derived from a particular facility, group of facilities, or in some cases, the proceeds of a special excise tax or other specific revenue sources. Although the principal security behind these bonds may vary, many provide additional security in the form of a debt service reserve fund whose money may be used to make principal and interest payments on the issuer’s obligations. Some authorities provide further security in the form of a state’s ability without obligation to make up deficiencies in the debt service reserve fund.

Private activity bonds are considered municipal securities if the interest paid thereon is exempt from federal income tax and are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports and parking. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility’s user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. As noted in each Portfolio’s Prospectus and discussed below under “Taxation of the Portfolios,” interest income on these bonds may be an item of tax preference subject to federal alternative minimum tax for individuals and corporations.

Insured Municipal Securities. Insured municipal securities are those for which scheduled payments of interest and principal are guaranteed by a private (non-governmental) insurance company. The insurance entitles a fund to receive only the face or par value of the securities held by the fund, but the ability to be paid is limited to the claims paying ability of the insurer. The insurance does not guarantee the market value of the municipal securities or the net asset value of a Portfolio’s interests. Insurers are selected based upon the diversification of its portfolio and the strength of the management team which contributes to the claims paying ability of the entity. However, the Adviser selects securities based upon the underlying credit with bond insurance viewed as an enhancement only. The Adviser’s objective is to have an enhancement that provides additional liquidity to insulate against volatility in changing markets.

Municipal Leases. The Tax Free Portfolio and Short Term Tax-Exempt Bond Portfolio may purchase participation interests in municipal obligations, including municipal lease/purchase agreements. Municipal leases are an undivided interest in a portion of an obligation in the form of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. Certain participation interests may permit a Portfolio to demand payment on not more than seven days’ notice, for all or any part of the Portfolio’s interest, plus accrued interest.

Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Some leases or contracts include “non-appropriation” clauses, which provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. To reduce these risks, the Portfolios will only purchase municipal leases subject to a non-appropriation clause when the payment of principal and accrued interest is backed by a letter of credit or guarantee of a bank.

Whether a municipal lease agreement will be considered illiquid for the purpose of a Portfolio’s restriction on investments in illiquid securities will be determined in accordance with procedures established by the Board of Trustees.

Pre-Refunded Municipal Securities. The interest and principal payments on pre-refunded municipal securities are typically paid from the cash flow generated from an escrow fund consisting of  U.S. Government securities. These payments have been “pre-refunded” using the escrow fund.

Tender Option Bonds. A tender option bond is a municipal obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that has been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the municipal obligation’s fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. Subject to applicable regulatory requirements, a Portfolio may buy tender option bonds if the agreement gives a Portfolio the right to tender the bond to its sponsor no less frequently than once every 397 days. The Adviser will consider on an ongoing basis the creditworthiness of the issuer of the underlying obligation, any custodian and the third party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying municipal obligation and for other reasons.

Tax Exempt Commercial Paper.

The Tax Free Portfolio and the Bond Portfolios may invest in tax exempt commercial paper. Tax exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is typically issued to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Each instrument may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank. Commercial paper backed by guarantees of foreign banks may involve additional risk due to the difficulty of obtaining and enforcing judgments against such banks and the generally less restrictive regulations to which such banks are subject. The Portfolios will only invest in commercial paper rated at the time of purchase not less than Prime-1 by Moody’s Investors Service, Inc., A-1 by Standard & Poor’s Rating Group or F-1 by Fitch Ratings. See Appendix A for more information on the ratings of debt instruments.

Investment Restrictions

The Trust has adopted the following restrictions applicable to the Index Portfolios, which may not be changed without the affirmative vote of a “majority of the outstanding voting securities” of a Portfolio, which is defined in the 1940 Act, to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding interests of the Portfolio and (2) 67% or more of the interests present at a meeting if more than 50% of the outstanding interests are present at the meeting in person or by proxy.

Each Index Portfolio may not:

(1)	Borrow more than 33 1/3% of the value of its total assets less all liabilities and indebtedness (other than such borrowings).

(2)
Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws.

(3)
Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate, and securities which represent interests in real estate, and it may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein.

(4)
Purchase or sell commodities or commodity contracts, except that it may purchase and sell financial futures contracts and options and may enter into foreign exchange contracts and other financial transactions not involving the direct purchase or sale of physical commodities.

(5)
Make loans, except by purchase of debt obligations in which the Portfolio may invest consistent with its investment policies, by entering into repurchase agreements, or by lending its portfolio securities.

(6)
With respect to 75% of its total assets, invest in the securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Portfolio (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities.

(7)	With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer.

(8)
Purchase securities (other than securities of the U.S. government, its agencies or instrumentalities) if, as a result of such purchase, more than 25% of the Portfolio’s total assets would be invested in any one industry.

(9)	Issue any class of securities which is senior to the Portfolio’s beneficial interests, to the extent prohibited by the 1940 Act.

In addition, it is contrary to each Index Portfolio’s present policy, which may be changed without interestholder approval, to invest in (a) securities which are not readily marketable, (b) securities restricted as to resale (excluding securities determined by the Trustees of the Trust (or the person designated by the Trustees of the Trust to make such determinations) to be readily marketable), and (c) repurchase agreements maturing in more than seven days, if, as a result, more than 15% of the Index Portfolio’s net assets (taken at current value) would be invested in securities described in (a), (b) and (c) above.

The Trust has also adopted the following fundamental investment policies, which, with respect to the Money Portfolios (excluding the Tax Free Portfolio), may not be changed without the approval of a majority of the interestholders of the respective Portfolio, as defined above. Each Money Portfolio (excluding the Tax Free Portfolio) will not:

(1)
Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. government, its agencies and instrumentalities). Concentration may occur as a result of changes in the market value of portfolio securities, but may not result from investment. Foreign and domestic branches of U.S. and foreign banks are not considered a single industry for purposes of this restriction.

(2)
Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowings do not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities other than borrowings. If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will within three days be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

(3)
Pledge, mortgage or hypothecate its assets. However, the Portfolio may pledge securities having a market value (on a daily marked-to-market basis) at the time of the pledge not exceeding 33 1/3% of the value of the Portfolio’s total assets to secure borrowings permitted by paragraph (2) above.

(4)
Invest in securities of any one issuer (other than securities issued by the U.S. government, its agencies, and instrumentalities or securities issued by other investment companies), if immediately after and as a result of such investment the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets and to not more than 10% of the outstanding voting securities of such issuer.

(5)
Make loans to any person or firm; provided, however, that the making of a loan shall not include: (i) the acquisition for investment of bonds, debentures, notes or other evidences of indebtedness of any corporation or government which are publicly distributed or of a type customarily purchased by institutional investors, or (ii) the entry into “repurchase agreements.” The Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio’s total assets.

(6)
Invest more than 10% of its net assets in the aggregate, on an ongoing basis, in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days’ duration.

(7)
Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase of securities subject to legal or contractual restrictions on disposition.

(8)	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

Notwithstanding the concentration policy of the Money Portfolios (as set forth in Investment Restriction No. 1, above) the Money Portfolios are permitted to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by: (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Money Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser were to determine that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Money Portfolios may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Money Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry. To the extent these restrictions reflect matters of operating policy which may be changed without shareholder vote, these restrictions may be amended upon approval by the Board of Trustees and notice to shareholders. If a percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in a percentage resulting from a change in the values of assets will not constitute a violation of that restriction, except as otherwise noted.

All percentage limitations on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. Except for the investment restrictions listed above as fundamental or to the extent designated as such in the Prospectus with respect to a Portfolio, the other investment policies described in this Part B or in the Prospectus are not fundamental and may be changed by approval of the Trustees.

The Trust has adopted the following fundamental investment restrictions applicable to the Bond Portfolios and Tax Free Portfolio, which may not be changed without the affirmative vote of a “majority of the outstanding voting securities” of a Portfolio, which is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding interests of the Portfolio and (2) 67% or more of the interests present at a meeting if more than 50% of the outstanding interests are present at the meeting in person or by proxy.

The Bond Portfolios and Tax Free Portfolio may not:

(1)
issue any class of securities which is senior to the Portfolio’s shares of beneficial interest, except to the extent the Portfolio is permitted to borrow money or otherwise to the extent consistent with applicable law from time to time.

Note: The 1940 Act currently prohibits an open-end investment company from issuing any senior securities, except to the extent it is permitted to borrow money (see Note following restriction 2, below).

(2)	borrow money, except to the extent permitted by applicable law from time to time, or purchase securities when outstanding borrowings of money exceed 5% of the Portfolio’s total assets;

Note: The 1940 Act currently permits an open-end investment company to borrow money from a bank (including by entering into reverse repurchase agreements) so long as the ratio which the value of the total assets of the investment company (including the amount of any such borrowing), less the amount of all liabilities and indebtedness (other than such borrowing) of the investment company, bears to the amount of such borrowing is at least 300%.

(3)
act as underwriter of securities of other issuers except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws

(4)
(i) as to 75% of its total assets, purchase any security (other than U.S. Government securities and securities of other investment companies), if as a result more than 5% of the Portfolio’s total assets (taken at current value) would then be invested in securities of a single issuer or the Portfolio would hold more than 10% of the outstanding voting securities of such issuer, or (ii) purchase any security (other than securities of the U.S. Government, its agencies or instrumentalities) if as a result 25% or more of the Portfolio’s total assets (taken at current value) would be invested in a single industry; there is no limit on the Tax Free Portfolio’s investments in municipal securities (for purposes of this investment restriction, investment companies are not considered to be part of any industry);

(5)	make loans, except by purchase of debt obligations or other financial instruments, by entering into repurchase agreements, or through the lending of its portfolio securities;

(6)
purchase or sell commodities or commodity contracts, except that the Portfolio may purchase or sell financial futures contracts, options on financial futures contracts, and futures contracts, forward contracts, and options with respect to foreign currencies, and may enter into swap transactions or other financial transactions, and except as required in connection with otherwise permissible options, futures, and commodity activities as described elsewhere in the Prospectuses or this SAI at the time; and

(7)
purchase or sell real estate or interests in real estate, including real estate mortgage loans, although it may purchase and sell securities which are secured by real estate and securities of companies, including limited partnership interests, that invest or deal in real estate and it may purchase interests in real estate investment trusts. (For purposes of this restriction, investments by a Portfolio in mortgage-backed securities and other securities representing interests in mortgage pools shall not constitute the purchase or sale of real estate or interests in real estate or real estate mortgage loans).

To the extent these restrictions reflect matters of operating policy which may be changed without shareholder vote, these restrictions may be amended upon approval by the Board of Trustees and notice to shareholders. If a percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in a percentage resulting from a change in the values of assets will not constitute a violation of that restriction, except as otherwise noted.

All percentage limitations on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. Except for the investment restrictions listed above as fundamental or to the extent designated as such in the Part A with respect to a Portfolio, the other investment policies described in this Statement or in the Part A are not fundamental and may be changed by approval of the Trustees.

Disclosure of Portfolio Holdings

Introduction

The Trust (also referred to herein as the “Master Trust”) and the State Street Institutional Investment Trust (collectively, the “Trusts”), on behalf of each of their respective series (collectively, the “Funds”), have adopted a joint portfolio holdings disclosure policy (the “Policy”).

The Trusts disclose to the general public the complete schedule of portfolio holdings of their respective Portfolios or Funds for the second and fourth fiscal quarters on Form N-CSR, and for the first and third fiscal quarters on Form N-Q, within 60 days of the end of the respective quarter, by filing the applicable Form with the Securities and Exchange Commission (the “SEC”).

General Policy

In general, the Policy provides that portfolio holdings may be disclosed by the Trusts on a selective basis only by an officer of the Trusts or a member of the Adviser’s compliance department (“Authorizing Officer”) where it is determined that (i) there is a legitimate business purpose for the information, (ii) recipients are subject to a duty of confidentiality, including a duty not to trade on the nonpublic information; and (iii) disclosure is in the best interests of Fund shareholders. The Authorizing Officer shall attempt to uncover any apparent conflict between the interests of Fund shareholders on the one hand and those of the Adviser, the Fund’s underwriter and their affiliates on the other. For example, an Authorizing Officer may inquire whether a portfolio manager of a Fund has entered into any special arrangements with the requestor to share confidential portfolio holdings information in exchange for a substantial investment in the Funds or other products managed by the portfolio manager. Any potential conflicts between shareholders and affiliated persons of the Funds that arise as a result of a request for portfolio holdings information shall be evaluated by the Authorizing Officer in the best interests of shareholders.

The Policy provides that portfolio holdings information for the Funds may be made available more frequently and prior to its public availability in accordance with the foregoing to:

1.
Unaffiliated Service Providers. Various firms, such as pricing services, proxy voting services, financial printers, pricing information vendors, third parties that deliver analytical, statistical, or consulting services, and other unaffiliated third parties that provide services and may require portfolio holdings information to provide services to the Funds. The frequency with which portfolio holdings may be disclosed to an Unaffiliated Service Provider, and the length of the time delay, if any, between the date of the information and the date on which the information is disclosed to the Unaffiliated Service Provider, is determined based on the facts and circumstances surrounding the disclosure, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds and their shareholders, and the legitimate business purposes served by such disclosure. The frequency of disclosure to an Unaffiliated Service Provider varies and may be as frequent as daily, with no time delay. The Funds’ contractual arrangements with many Unaffiliated Service Providers subject them to a duty of confidentiality. Each of the Funds’ Unaffiliated Service Providers as of the date of this Part B for which the Funds may provide portfolio holdings information is identified in the Funds’ Part A and this Part B; in addition, Vintage Filings, LLC (financial printer) is an Unaffiliated Service Provider.

2.
Ratings and Rankings Agencies. Organizations that publish ratings and/or rankings of the Funds. The table below sets forth the names of those organizations as of the date of this Part B to whom the Funds (or the Master Trust on behalf of the Funds) may provide portfolio holdings information on a monthly or quarterly basis within one to ten business days after the end of the period:

NAME
Bloomberg L.P.
Lipper Analytical Services
Moody’s Investors Service
Morningstar, Inc.
Standard & Poor’s Ratings Services
Thomson Financial

3.
Fund Affiliates and Fiduciaries. Various firms, such as (1) the Adviser, State Street Bank and Trust Company (“State Street”) and its affiliates (in their capacities as administrator, transfer agent and custodian) and the distributor to a Fund; and (2) an accounting firm, an auditing firm, or outside legal counsel retained by the Adviser, an affiliate of the Adviser, or a Fund. The frequency with which portfolio holdings may be disclosed to Fund Affiliates and Fiduciaries, and the length of the time delay, if any, between the date of the information and the date on which the information is disclosed to the Fund Affiliates and Fiduciaries, is determined based on the facts and circumstances surrounding the disclosure, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds and their shareholders, and the legitimate business purposes served by such disclosure. The frequency of disclosure to Fund Affiliates and Fiduciaries varies and may be as frequent as daily, with no lag.

4.
As Required by Law. Any party as required by applicable laws, rules, and regulations. Examples of such required disclosures include, but are not limited to, disclosure of Fund portfolio holdings (1) in a filing or submission with the SEC or another regulatory body (including, without limitation, filings by the Adviser and its affiliates on Schedules 13D, 13G and 13F), (2) upon the request of the SEC or another regulatory body, (3) in connection with a lawsuit, or (4) as required by court order.

5.
Waiver. Any other party, for a legitimate business purpose, upon waiver or exception, with the consent of the Trust’s officers, which will be disclosed to the Board of Trustees no later than its next regularly scheduled quarterly meeting.

Prohibitions on Disclosure of Portfolio Holdings

The Policy provides that portfolio managers and other senior officers or spokespersons of the Adviser, State Street or the Trusts may disclose or confirm the ownership of any individual portfolio holding position to reporters, brokers, shareholders, consultants or other interested persons only if such information has been previously publicly disclosed in accordance with the Policy. For example, the Adviser may indicate that a Fund owns shares of XYZ Company only if the Fund’s ownership of such company has previously been publicly disclosed.

Additional Matters

None of the Funds, the Adviser, State Street or any other party may receive compensation or other consideration in connection with the disclosure of information about portfolio securities. The Trust’s Board of Trustees has approved the Policy, and will review any material changes to the Policy, and will periodically review persons or entities receiving non-public disclosure.

ITEM 17. MANAGEMENT OF THE TRUST

The Trustees are responsible for generally overseeing the Trust’s business. The following table provides information with respect to each Trustee, including those Trustees who are not considered to be “interested” as that term is defined in the 1940 Act (the “Independent Trustees”), and officer of the Trust.

NAME, ADDRESS, AND AGE	POSITION(S) HELD WITH TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS	NUMBER OF FUNDS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE

INDEPENDENT TRUSTEES

Michael F. Holland Holland & Company, LLC 375 Park Avenue New York, NY 10152 Age: 65	Trustee and Chairman of the Board	Term: Indefinite Elected: 7/99	Chairman, Holland & Company L.L.C. (investment adviser) (1995 - present).	22
Trustee, State Street Institutional Investment Trust; Director, the Holland Series Fund, Inc.; Director, The China Fund, Inc.; Director, The Taiwan Fund, Inc.; and Director, Reaves Utility Income Fund, Inc.

William L. Boyan State Street Master Funds P.O. Box 5049 Boston, MA 02206 Age: 73	Trustee	Term: Indefinite Elected: 7/99	President and Chief Operations Officer, John Hancock Financial Services (1959 - 1999) Mr. Boyan retired in 1999. Chairman Emeritus, Children’s Hospital, Boston, MA (1984 - present); Former Trustee of Old Mutual South Africa Master Trust (investments) (1995 - 2008); Former Chairman, Boston Plan For Excellence, Boston Public Schools (1994 – 2008).	22	Trustee, State Street Institutional Investment Trust; Former Trustee of Old Mutual South Africa Master Trust; Trustee, Children’s Hospital, Boston, MA; and Trustee, Florida Stage.

Rina K. Spence State Street Master Funds P.O. Box 5049 Boston, MA 02206 Age: 61	Trustee	Term: Indefinite Elected: 7/99	President of SpenceCare International LLC (international healthcare consulting) (1998 - present); Chief Executive Officer, IEmily.com (internet company) (2000 - 2001); Chief Executive Officer of Consensus Pharmaceutical, Inc. (1998 - 1999); Founder, President and Chief Executive Officer of Spence Center for Women’s Health (1994 - 1998); President and CEO Emerson Hospital (1984-1994); Trustee, Eastern Enterprise (utilities) (1988 - 2000).	22
Trustee, State Street Institutional Investment Trust; Director, Berkshire Life Insurance Company of America 1993-2009; Director, IEmily.com, Inc. 2000-present; Trustee, National Osteoporosis Foundation 2005-2008.

Douglas T. Williams State Street Master Funds P.O. Box 5049 Boston, MA 02206 Age: 69	Trustee	Term: Indefinite Elected: 7/99	Executive Vice President of Chase Manhattan Bank (1987 - 1999). Mr. Williams retired in 1999.	22	Trustee, State Street Institutional Investment Trust; Treasurer, Nantucket Educational Trust, 2002-2007

INTERESTED TRUSTEES (1)

James E. Ross SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 Age: 45	Trustee/ President	Term: Indefinite Elected Trustee: 2/07 Elected President: 4/05	President, SSgA Funds Management Inc. (2005-present); Principal, SSgA Funds Management, Inc. (2001-2005); Senior Managing Director, State Street Global Advisors (2006-present); Principal, State Street Global Advisors (2000-2006).	22	Trustee, State Street Institutional Investment Trust;Trustee, SPDR(R) Series Trust; Trustee, SPDR(R) Index Shares Trust and Trustee, Select Sector SPDR(R) Trust

(1)	Mr. Ross is an Interested Trustee because of his employment by SSgA Funds Management, Inc., an affiliate of the Trust.

NAME, ADDRESS, AND AGE	POSITION(S) HELD WITH TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS

OFFICERS:

Gary L. French State Street Bank and Trust Company 2 Avenue de Lafayette Boston, MA 02111 Age: 58	Treasurer	Term: Indefinite Elected: 5/05	Senior Vice President of State Street Bank and Trust Company (2002 - present).

Ellen M. Needham SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 Age: 43	Vice President	Term: Indefinite Elected: 09/09
Principal, SSgA Funds Management, Inc. (investment adviser); July 2007 to Present, Managing Director (June 2006 to July 2007, Vice President; 2000 to June 2006, Principal), State Street Global Advisors.

Laura F. Healy State Street Bank and Trust Company 2 Avenue de Lafayette Boston, MA 02111 Age: 46	Assistant Treasurer	Term: Indefinite Elected: 11/08	Vice President of State Street Bank and Trust Company (prior to July 2, 2008, Investors Financial Corporation) since 2002.

Brian D. O’Sullivan State Street Bank and Trust Company 801 Pennsylvania Avenue Kansas City, MO 64105 Age: 35	Assistant Treasurer	Term: Indefinite Elected: 11/08	Vice President of State Street Bank and Trust Company (2007 - present) with which he has been affiliated since 1997.

Peter T. Sattelmair State Street Bank and Trust Company 801 Pennsylvania Avenue Kansas City, MO 64105 Age: 32	Assistant Treasurer	Term: Indefinite Elected: 11/08	Director of Fund Administration of State Street Bank and Trust Company (2007 - present) with which he has been affiliated since 1999.

Julie Piatelli SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 Age: 42	Chief Compliance Officer	Term: Indefinite Elected: 7/07	Principal and Senior Compliance and Risk Management Officer, SSgA Funds Management, Inc. (2004-present) and Vice President State Street Global Advisors (2004-present).

David James State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116 Age: 39	Secretary	Term: Indefinite Elected: 11/09
 Vice President and Managing Counsel, State Street Bank and Trust Company, 2009 to present; Vice President and Counsel, PNC Global Investment Servicing (US), Inc. 2006 to 2009; Assistant Vice President and Counsel, State Street Bank and Trust Company, October 2000 to December 2004 and was retired in 2005.

Brian C. Poole State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116 Age: 39	Assistant Secretary	Term: Indefinite Elected: 9/08	Vice President and Counsel (2008 - present) and Associate Counsel (2004 - 2007), State Street Bank and Trust Company (formerly known as Investors Bank and Trust Company).

The By-Laws of the Trust provide that the Trust shall indemnify each person who is or was a Trustee of the Trust against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings if the person in good faith and reasonably believes that his or her conduct was in the Trust’s best interest. The Trust, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Summary of Trustees’ Qualifications

Following is a summary of the experience, attributes and skills which qualify each Trustee to serve on the Trust’s Board.

Michael F. Holland: Mr. Holland is an experienced business executive with 40 years experience in the financial services industry including 15 years as a portfolio manager of another registered mutual fund; his experience includes service as a trustee, director or officer of various investment companies. He has served on the Trust’s Board of Trustees and related Committees for 11 years (since the Trust’s inception) and possesses significant experience regarding the Trust’s operations and history.

William L. Boyan: Mr. Boyan is an experienced business executive with 40 years experience in the insurance industry; his experience includes service as a trustee, director or officer of various investment companies and charities and an executive position with a major insurance company. He has served on the Trust’s Board of Trustees and related Committees for 11 years (since the Trust’s inception) and possesses significant experience regarding the Trust’s operations and history.

Rina K. Spence: Ms. Spence is an experienced business executive with 30 years experience in the health care and utilities industries; her experience includes service as a trustee, director or officer of various investment companies and charities and chief executive positions for various health and utility companies. She has served on the Trust’s Board of Trustees and related Committees for 11 years (since the Trust’s inception) and possesses significant experience regarding the Trust’s operations and history.

Douglas T. Williams: Mr. Williams is an experienced business executive with 39 years experience in the banking industry; his experience includes service as a trustee or director of various investment companies and charities and senior executive positions of major bank organizations. He has served on the Trust’s Board of Trustees and related Committees for 11 years (since the Trust’s inception) and possesses significant experience regarding the Trust’s operations and history.

James E. Ross: Mr. Ross is an experienced business executive with 21 years experience in the financial services industry; his experience includes service as a trustee, director or officer of various investment companies. He has served on the Trust’s Board of Trustees for 3 years and as President of the Trust for six years and possesses significant experience regarding the Trust’s operations and history. Mr. Ross is also a senior executive officer of the Adviser.

References to the experience, attributes and skills of Trustees above are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

The Sub-Adviser. Nuveen Asset Management is located at 333 West Wacker Drive, Chicago, IL 60606.

John Amboian, President and Chief Executive Officer
Glenn Richter, Executive Vice President
John MacCarthy, Executive Vice President, General Counsel and Secretary
William Huffman, Managing Director and Chief Operational Officer (Municipal Bonds)
John Miller, Managing Director and Chief Investment Officer (Municipal Bonds)

Andrew Stenwall, Managing Director and Chief Investment Officer (Taxable Fixed Income)
Mary Keefe, Managing Director and Chief Compliance Officer
Gifford Zimmerman, Managing Director, Associate General Counsel and Assistant Secretary
Sherri Hlavacek, Vice President and Corporate Controller

Standing Committees

The Board of Trustees has established several committees to facilitate the timely and efficient consideration of various matters of importance to Independent Trustees, the Trust, and the Trust’s interestholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee, Nominating Committee and Pricing Committee.

The Audit Committee is composed of all of the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust’s internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is responsible for selecting and retaining the independent accountants for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent accountants, including non-audit services performed. The Audit Committee reviews the qualifications of the independent accountant’s key personnel involved in the foregoing activities and monitors the independent accountant’s independence. During the fiscal year ended December 31, 2009, the Audit Committee held three meetings.

The Nominating Committee is composed of all of the Independent Trustees. The Nominating Committee is responsible for nominating for election as Trustees all Trustee candidates. The Nominating Committee will consider nominees to the Board of Trustees recommended by interestholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Trust. The Nominating Committee meets as is required. During the fiscal year ended December 31, 2009, the Nominating Committee did not meet.

The Trustees have delegated to the Adviser the day-to day valuation of the Portfolios’ investments. The Pricing Committee, composed of all of the Independent Trustees, is responsible for generally overseeing the valuation of the Portfolios’ investments. During the fiscal year ended December 31, 2009, the Pricing Committee did not meet.

Leadership Structure and Risk Management Oversight

The Board has chosen to select different individuals as Chairman of the Board of the Trust and as President of the Trust. Currently, Mr. Holland, an Independent Trustee of the Trust, serves as Chairman of the Board and of the Audit Committee, while Mr. Ross, a Trustee who is also an employee of the Adviser, serves as President of the Trust. The Board believes that this leadership structure is appropriate, since Mr. Ross provides the Board with insight regarding the Trust’s day-to-day management, while Mr. Holland provides an independent perspective on the Trust’s overall operation.

The Board has delegated management of the Trust to service providers who are responsible for the day-to-day management of risks applicable to the Trust. The Board oversees risk management for the Trust in several ways. The Board receives regular reports from both the chief compliance officer and administrator for the Trust, detailing the results of the Trust’s compliance with its Board-adopted policies and procedures, the investment policies and limitations of the Portfolios, and applicable provisions of the federal securities laws and Internal Revenue Code. As needed, the Adviser discusses management issues respecting the Trust with the Board, soliciting the Board’s input on many aspects of management, including potential risks to the Fund. The Board’s Audit Committee also receives reports on various aspects of risk that might affect the Trust and offers advice to management, as appropriate. The Trustees also meet in executive session with Board counsel, counsel to the Trust, the chief compliance officer and representatives of management, as needed. Through these regular reports and interactions, the Board helps to establish risk management parameters for the Trust, which are effected on a day-to-day basis by service providers to the Trust.

Trustee Ownership of Securities of the Trust, Adviser and Distributor

As of April 2, 2010, none of the Independent Trustees or their immediate family members had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Trust as of December 31, 2009.

	Dollar Range of Equity Securities in the Portfolios	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies

NAME OF INDEPENDENT TRUSTEE

William L. Boyan	None	None
Michael F. Holland	None	None
Rina K. Spence	None	None
Douglas T. Williams	None	None

NAME OF INTERESTED TRUSTEE

James E. Ross	None	None

Trustee Compensation

Pursuant to certain agreements with State Street and its affiliates, each Independent Trustee receives for his or her services a $30,000 retainer in addition to $2,500 for each in-person meeting and $500 for each telephonic meeting from State Street or its affiliates.

The following table sets forth the total remuneration of Trustees and officers of the Trust for the fiscal year ended December 31, 2009.

	AGGREGATE COMPENSATION FROM TRUST	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF TRUST EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM TRUST & FUND COMPLEX PAID TO TRUSTEES

NAME OF INDEPENDENT TRUSTEE

William L. Boyan, Trustee	$41,000	$0	$0	$41,000
Michael F. Holland, Trustee	$41,000	$0	$0	$41,000
Rina K. Spence, Trustee	$41,000	$0	$0	$41,000
Douglas T. Williams, Trustee	$41,000	$0	$0	$41,000

NAME OF INTERESTED TRUSTEE

James E. Ross, Trustee	$0	$0	$0	$0

Code of Ethics

The Trust and the Adviser have adopted codes of ethics (the “Codes of Ethics”) under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust, Adviser, or State Street.

PROXY VOTING PROCEDURES

The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Adviser as part of the Adviser’s general management of the Portfolios, subject to the Board’s continuing oversight. A copy of the Trust’s proxy voting procedures is located in Appendix B and a copy of the Adviser’s proxy voting procedures is located in Appendix C.

The Short-Term Tax Exempt Bond Portfolio invests its assets primarily in municipal bonds and cash management securities. On rare occasions it may acquire, directly or through a special purpose vehicle, equity securities of a municipal bond issuer whose bonds the Portfolio already owns when such bonds have deteriorated or are expected shortly to deteriorate significantly in credit quality. The purpose of acquiring equity securities generally will be to acquire control of the municipal bond issuer and to seek to prevent the credit deterioration or facilitate the liquidation or other workout of the distressed issuer’s credit problem. In the course of exercising control of a distressed municipal issuer, Nuveen Asset Management may pursue the Portfolio’s interests in a variety of ways, which may entail negotiating and executing consents, agreements and other arrangements, and otherwise influencing the management of the issuer.  Nuveen Asset Management does not consider such activities proxy voting for purposes of Rule 206(4)-6 under the Investment Advisers Act of 1940.

In the rare event that a municipal issuer were to issue a proxy or that Short-Term Tax Exempt Bond Portfolio were to receive a proxy issued by a cash management security, Nuveen Asset Management would either engage an independent third party to determine how the proxy should be voted or vote the proxy with the consent, or based on the instructions, of the Portfolio’s Board or its representative.  A member of Nuveen Asset Management’s legal department would oversee the administration of the voting, and ensure that records were maintained in accordance with Rule 206(4)-6, reports were filed with the Securities and Exchange Commission (“SEC”) on Form N-PX, and the results provided to the Portfolio’s Board and made available to shareholders as required by applicable rules.

Interestholders may receive information regarding how the Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ending June 30 (i) by calling (877) 521-4083 or (ii) on the SEC’s website at www.sec.gov.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of April 2, 2010, the Trustees and officers of the Trust owned in the aggregate less than 1% of the shares of each  Portfolio of the Trust.

Persons or organizations owning 25% or more of the outstanding shares of a Portfolio may be presumed to “control” (as that term is defined in the 1940 Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the interestholders of such Portfolio for their approval. As of April 2, 2010, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 25% or more of the outstanding shares of a Portfolio.

Name and Address	Percentage

State Street Equity 500 Index Fund —Administrative Shares

American United Life Insurance Company
American Unit Trust
One American Square
P.O. Box 1995
Indianapolis, IN 46282	97.45%

State Street Equity 500 Index Fund —Class R Shares

American United Life Insurance Company
American Unit Trust
One America Square
P.O. Box 1995
Indianapolis, IN 46206	100%

State Street Equity 500 Index Fund-Service Shares

Calvert Distributors Inc.
FBO DC 529 Plan
4550 Montgomery Ave.
Suite 1000N
Bethesda, MD 20814	29.95%

Nationwide Trust Company
FBO Participating Retirement Plans (VNRS)
C/O IPO Portfolio Accounting
PO Box 182029
Columbus, OH 43218-2029	29.46%

State Street Institutional Liquid Reserves Fund

State Street Bank and Trust
State Street Cash Sweep Support
Attn: Cash Sweep Sup- Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	75.09%

Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	46.57%

Saturn & Co
Attn: Mutual Funds Operations
1200 Crown Colony Drive, CC1-3
Quincy, MA 02169-0938	29.53%

State Street Institutional U.S. Government Money Market Fund

Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon Street
Boston, MA 02116-5021	92.70%

State Street Bank and Trust
Cash Sweep Clients
Attn: Cash Sweep Support- Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	43.71%

Ridge Clearing & Outsourcing
FBO of its clients
Attn: Rob Walsh
2 Journal Square Floor 3
Jersey City, NJ 07306-4006	28.16%

State Street Institutional Treasury Fund

State Street Bank and Trust
Cash Sweep Clients
Attn: Cash Sweep Support- Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	89.43%

Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	100%

State Street Institutional Treasury Plus Fund

Neuberger Berman Management LLC
For the exclusive benefit of their clients
Attn: Owen F. McEntee Jr.
605 Third Ave. Mail Drop 2-7
New York, NY 10158	26.51%

Saturn & Co C/O State Street Bank & Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	54.85%

State Street Bank & Trust
Cash Sweep Clients
Attn: State Street Cash Sweep Support-Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	43.21%

Ridge Clearing & Outsourcing
FBO of its clients
Attn: Rob Walsh
2 Journal Square Floor 3
Jersey City, NJ 07306-4006	40.94%

State Street Institutional Tax Free Money Market Fund

Saturn & Co C/O State Street Bank and Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	100%

State Street Bank and Trust
Cash Sweep Clients
Attn: Cash Sweep Support-Rick Letham
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	95.39%

State Street Institutional Short-Term Tax Exempt Bond Fund

State Street Bank and Trust
Attn: State Street Cash Sweep Support
1200 Crown Colony Drive CC13
Quincy, MA 02169-0938	100%

American Beacon S&P 500 Index Fund (Institutional Class)

JP Morgan Chase Bank
C/O JP Morgan/American Century RPS
P.O. Box 419784
Kansas City, MO 64141-6784	98.99%

American Beacon S&P 500 Index Fund (Investor Class)

National Financial Services Corp
For the Exclusive Benefit of our Customers
Attn: Mutual Funds 5th floor
200 Liberty Street
One World Financial Center
New York, NY 10281-1003	31.16%

Ameritrade Inc for the Exclusive benefit of our Customers
PO Box 2226
Omaha, NE 68103-2226	31.27%

As of April 2, 2010, to the knowledge of the Trust, in addition to those interestholders set forth above, the following persons held of record or beneficially through one or more accounts 5% or more of the outstanding shares of the Portfolios.

Names and Address	Percentage

State Street Institutional Liquid Reserves Fund

Ridge Clearing & Outsourcing
FBO of its clients
Attn: Rob Walsh
2 Journal Square Floor 3
Jersey City, NJ 07306-4006	9.87%

Neuberger Berman Management LLC
For the exclusive benefit of their clients
Attn: Owen F. McEntee Jr.
605 Third Ave. Mail Drop 2-7
New York, NY 10158	23.89%

State Street Institutional U.S. Government Money Market Fund

Neuberger Berman Management LLC
For the exclusive benefit of their clients
Attn: Owen F. McEntee Jr.
605 Third Ave. Mail Drop 2-7
New York, NY 10158	7.05%

Saturn & Co C/O State Street Bank and Trust
Attn: FCG 124
200 Clarendon
Boston, MA 02116-5021	10.57%

Jefferies & Company Inc.
Harborside Financial Center
Plaza 3 Suite 705
Jersey City, NJ 07311	6.95%

State Street Institutional Treasury Fund

Charter Comm Operating, LLC
Attn: Thomas M. Degnan
12405 Powerscourt Drive
Saint Louis, MO 63131-3673	5.88%

State Street Institutional Treasury Plus Fund

DST as Agent for Van Eck
Universal Account
FBO Van Eck Money Fund
Attn: Bruce J. Smith
335 Madison Avenue 19th floor
New York, NY 10017-4611	18.64%

Neuberger Berman GTAA
Master Fund I LTD
C/O Neuberger Berman
605 3rd Avenue FRNT 3
New York, NY 10158-0180	6.49%

State Street Equity 500 Index Fund — Service Shares

Nationwide Insurance Company GPVA
C/O IPO Portfolio Accounting
P.O. Box 182029
Columbus, OH 43218-2029	6.50%

Nationwide Trust Company
FBO Participating Retirement Plans (VNRS)
C/O IPO Portfolio Accounting
PO Box 182029
Columbus, OH 43218-2029	21.51%

American Beacon S&P 500 Index Fund (Investor Class)

Charles Schwab & Co.
For the Exclusive Benefit of our Customers
Attn: Mutual Funds Operations
9601 E. Panorama Center
Englewood, CO 80112-3441	13.80%

State Street Equity 500 Index Portfolio

American Beacon S&P500 Fund
4151 Amon Carter Boulevard
Fort Worth, TX 76115-2601	18.96%

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES

Investment Advisory Agreements

SSgA FM is responsible for the investment management of the Portfolios pursuant to Investment Advisory Agreements dated May 1, 2001, February 14, 2002, February 7, 2007 and October 2, 2007, as amended from time to time (the “Advisory Agreement”), by and between the Adviser and the Trust. Both the Adviser and State Street are wholly-owned subsidiaries of State Street Corporation, a publicly held bank holding company.

Under the terms of the Advisory Agreement, the Adviser, subject to the supervision and direction of the Board of Trustees of the Trust, directs each Portfolio’s investments in accordance with its respective investment objective, policies and limitations. Under the terms of the Advisory Agreement, the Adviser will bear the cost of providing administration, custody and transfer agency services to each of the Index Portfolios. As consideration for SSgA FM’s services as adviser, and State Street’s services as administrator, transfer agent and custodian to each of the Index Portfolios (and for assuming ordinary operating expenses of the Index Portfolios, including ordinary legal and audit expenses), SSgA FM shall be entitled to receive from each Index Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Index Portfolio’s average daily net assets during the month:

INDEX PORTFOLIO	ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS

Equity 500 Index Portfolio	0.045%
Equity 400 Index Portfolio	0.08%
Equity 2000 Index Portfolio	0.10%
Aggregate Bond Index Portfolio	0.10%

As consideration for SSgA FM’s services as investment adviser to the Money and Bond Portfolios, SSgA FM shall be entitled to receive from each Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Portfolio’s average daily net assets during the month:

MONEY AND BOND PORTFOLIOS	ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS
Money Market Portfolio	0.10%
Tax Free Portfolio	0.10%
Short-Term Tax Exempt Bond Portfolio	0.10%
Limited Duration Bond Portfolio	0.10%
U.S. Government Portfolio	0.10%
Treasury Portfolio	0.10%
Treasury Plus Portfolio	0.10%

Prior to May 1, 2009, SSgA FM had contractually agreed to cap the total operating expenses of the Short-Term Tax Exempt Bond Portfolio at 0.10% of the Portfolio’s average daily net assets until at least April 30, 2009. Beginning May 1, 2009, SSgA FM voluntarily waived fees or reimbursed expenses to maintain the Portfolio’s total operating expenses at 0.10% or less.  For the years ended December 31, 2009 and December 31, 2008 and the period from February 7, 2007 (commencement of operations of the Short-Term Tax Exempt Bond Portfolio) through December 31, 2007, SSgA FM reimbursed the Short-Term Tax Exempt Bond Portfolio $91,146, $86,031 and $79,309, respectively, under the contractual agreement and voluntary waiver/reimbursement arrangements.

For the years ended December 31, 2009, December 31, 2008 and December 31, 2007, SSgA FM reimbursed the Money Market Portfolio $589,262, $1,813,933 and $1,358,482, respectively under an expense reimbursement agreement that expired on April 30, 2009.

For the years ended December 31, 2009 and December 31, 2008 and the period from February 7, 2007 (commencement of operations of the Tax Free Portfolio) through December 31, 2007, SSgA FM reimbursed the Tax Free Portfolio $51,981, $174,903 and $96,648, respectively, under an expense reimbursement agreement that expired on April 30, 2009.

The advisory fees accrued for the last three fiscal years are set forth in the table below.

PORTFOLIO	FISCAL YEAR ENDED DECEMBER 31, 2007	FISCAL YEAR ENDED DECEMBER 31, 2008	FISCAL YEAR ENDED DECEMBER 31, 2009

Equity 500 Index Portfolio	$1,220,798	$892,708	$754,861

Money Market Portfolio	5,716,641	8,133,507	10,706,387

Short-Term Tax Exempt Bond Portfolio	32,094	68,643	85,551

Tax Free Portfolio	134,345	466,525	421,035

U.S. Government Portfolio	244,717	1,864,309	3,066,651

Treasury Portfolio	75,025	1,275,863	2,529,575

Treasury Plus Portfolio	95,654	834,761	727, 653

The Advisory Agreement will continue from year to year provided that a majority of the Trustees and a majority of the Independent Trustees or a majority of the interestholders of the Trust approve its continuance. The Advisory Agreement may be terminated by the Adviser or the Trust without penalty upon sixty days’ notice and will terminate automatically upon its assignment. The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees, on November 19, 2009.

The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of one or more Portfolios of the Trust, including outstanding loans to such issuers, which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Adviser has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for any Portfolio, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by any Portfolio managed by the Adviser or any such affiliate.

In certain instances there may be securities that are suitable for a Portfolio as well as for one or more of the Adviser’s other clients. Investment decisions for the Trust and for the Adviser’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of each Portfolio to participate in volume transactions will produce better executions for the Portfolios.

Investment Sub-Advisory Agreement

Nuveen Asset Management serves as sub-adviser to the Short-Term Tax Exempt Bond Portfolio pursuant to the Investment Sub-Advisory Agreement dated April 1, 2010, as amended from time to time (the “Sub-Advisory Agreement”), by and between the Sub-Adviser and SSgA FM.

Nuveen Asset Management is a wholly-owned subsidiary of Nuveen Investments, Inc. ("Nuveen Investments").  On November 13, 2007, Nuveen Investments, Inc. was acquired by investors led by Madison Dearborn Partners, LLC, which is a private equity investment firm based in Chicago, Illinois (the “MDP Acquisition”). The investor group led by Madison Dearborn Partners, LLC includes affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”). Merrill Lynch has since been acquired by Bank of America Corporation. Nuveen Asset Management has adopted policies and procedures that address arrangements involving Nuveen Asset Management and Bank of America Corporation (including Merrill Lynch) that may give rise to certain conflicts of interest.

Short-Term Tax Exempt Bond Portfolio is dependent upon services and resources provided by the Sub-Adviser and therefore the Sub-Adviser’s parent, Nuveen Investments.  Nuveen Investments significantly increased its level of debt in connection with the MDP Acquisition. Nuveen Investments believes that monies generated from operations and cash on hand will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future; however, Nuveen Investments’ ability to continue to fund these items, to service its debt and to maintain compliance with covenants in its debt agreements may be affected by general economic, financial, competitive, legislative, legal and regulatory factors and by its ability to refinance or repay outstanding indebtedness with scheduled maturities beginning in 2013. In the event that Nuveen Investments breaches certain of the covenants included in its debt agreements, the breach of such covenants may result in the accelerated payment of its outstanding debt, increase the cost of such debt or generally have an adverse effect on the financial condition of Nuveen Investments.

For its services under the Sub-Advisory Agreement, SSgA FM, and not the Portfolio, pays Nuveen Asset Management a monthly fee at an annual rate equal to one-half of the advisory fee paid by the Portfolio to SSgA FM under the investment Advisory Agreement with the Portfolio.  At April 1, 2010, the Sub-Advisory fee paid to Nuveen Asset Management would have been 0.05%.

The Sub-Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of the Short-Term Tax Exempt Bond Portfolio, including outstanding loans to such issuers that could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Sub-Adviser has informed the Short-Term Tax Exempt Bond Portfolio that, in making its investment decisions, it will not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Short-Term Tax Exempt Bond Portfolio, the Sub-Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Short-Term Tax Exempt Bond Portfolio is a customer of the Sub-Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Sub-Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers were held by the Short-Term Tax Exempt Bond Portfolio managed by the Sub-Adviser or any such affiliate.

The Sub-Advisory Agreement will continue in effect for a period no more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by (i) the vote of a majority of the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on such approval and either (A) the Trustees of the Trust or (B) a vote of a majority of the outstanding voting securities of the Short-Term Tax Exempt Bond Portfolio. The Sub-Advisory Agreement will terminate automatically in the event of its assignment.  The Sub-Advisory Agreement is terminable at any time without penalty by the Trustees of the Trust, by a vote of a majority of the outstanding voting securities of the Short-Term Tax Exempt Bond Portfolio or by SSgA FM, in each case, upon sixty (60) days’ written notice to Nuveen Asset Management.  The Sub-Advisory Agreement is terminable at any time without penalty by Nuveen Asset Management upon sixty (60) days’ written notice to SSgA FM.  In addition, SSgA FM or Nuveen Asset Management generally may terminate the Sub-Advisory Agreement upon material breach of the Sub-Advisory Agreement by the other if such breach is not cured within thirty (30) days of the breaching party receiving written notice of such breach.

Administrator, Custodian and Transfer Agent

The Trust has entered into an Administrative Services Agreement (the “Administration Agreement”) with State Street. Pursuant to the Administration Agreement, State Street is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust and each Portfolio. State Street will generally assist in all aspects of the Trust’s and the Portfolios’ operations; supply and maintain office facilities (which may be in State Street’s own offices); provide statistical and research data, data processing services, clerical, accounting, bookkeeping and record keeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to interestholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust’s Declaration of Trust, By-laws, the Portfolios’ investment objectives and policies and with federal and state securities laws; arrange for appropriate insurance coverage; calculate NAVs, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services. Pursuant to the Administration Agreement, the Trust has agreed to a limitation on damages and to indemnify the Administrator for certain liabilities, including certain liabilities arising under federal securities laws, unless such loss or liability results from the Administrator’s gross negligence or willful misconduct in the performance of its duties.

The Trust has entered into a Custodian Agreement with State Street (the “Custodian Agreement”). Pursuant to the Custodian Agreement, State Street serves as Custodian for each Portfolio. As Custodian, State Street holds the Portfolios’ assets.

The Trust has entered into a Transfer Agency Agreement with State Street (the “Transfer Agency Agreement”). Pursuant to the Transfer Agency Agreement, State Street serves as transfer agent for the Portfolios.

The principal mailing address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

Pursuant to the Advisory Agreement, Administration Agreement, Custody Agreement and Transfer Agency Agreement, State Street and SSgA FM have agreed to assume the ordinary operating expenses of the Index Portfolios. State Street is compensated by SSgA FM for its services as administrator, custodian and transfer agent for the Index Portfolios.

With respect to the other Portfolios included in this Part B, as consideration for State Street’s services as administrator, transfer agent and custodian, State Street shall be entitled to receive from each Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Portfolio’s average daily net assets during the month:

PORTFOLIOS	ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS
Average Assets Break Point:
First $400 Million	0.03%
Next $15 billion	0.02%
Thereafter	0.01%
Minimum per Portfolio	$150,000

Counsel and Independent Registered Public Accounting Firm

Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust.

Ernst & Young LLP serves as the independent registered public accounting firm for the Trust and provides (i) audit services, (ii) tax services and (iii) assistance and consultation with respect to the Trust’s filings with the SEC. In connection with the audit of the 2009 financial statements, the Trust entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young LLP’s audit engagement. That agreement is subject to alternative dispute resolution procedures and a mutual exclusion of punitive damages. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.

ITEM 20. PORTFOLIO MANAGERS

The following persons serve as the portfolio managers of the Equity 500 and Short-Term Tax Exempt Bond Portfolios as of the date of this SAI. The following table lists the number and types of accounts managed by each individual and assets under management in those accounts as of December 31, 2009:

PORTFOLIO MANAGER	PORTFOLIO	REGISTERED INVESTMENT COMPANY ACCOUNTS	ASSETS MANAGED ($ BILLIONS)	OTHER POOLED INVESTMENT VEHICLE ACCOUNTS	ASSETS MANAGED ($ BILLIONS)	OTHER ACCOUNTS	ASSETS MANAGED ($ BILLIONS)	TOTAL ASSETS MANAGED ($ BILLIONS)

John A. Tucker	Equity 500 Index Portfolio	104	$59.29	192	$258.85	262	$190.54	$508.68

Karl Schneider	Equity 500 Index Portfolio	104	$59.29	192	$258.85	262	$190.54	$508.68

Timothy T. Ryan, CFA	Short-Term Tax Exempt Bond Portfolio	4	$1.78	0	$0.00	8	$0.56	$2.34

As indicated in the table above, portfolio managers at the Adviser may manage numerous accounts for multiple clients. These accounts may include registered investment companies (which include exchange-traded funds), other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions). Portfolio managers make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. The portfolio managers do not beneficially own any shares of any Portfolio as of December 31, 2009.

When a portfolio manager has responsibility for managing more than one account, potential conflicts of interest may arise. Those conflicts may arise out of: (a) the portfolio manager’s execution of different investment strategies for various accounts; or (b) the allocation of resources or investment opportunities.

A potential conflict of interest may arise as a result of the portfolio managers’ responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The portfolio manager may also manage accounts whose objectives and policies differ from that of the respective Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

A potential conflict may arise when the portfolio manager is responsible for accounts that have different advisory fees. The difference in fees could create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee. Another potential conflict may arise when the portfolio manager has an investment in one or more accounts that participates in transactions with other accounts. His or her investment(s) may create an incentive for the portfolio manager to favor one account over another. The Adviser has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers within the Adviser are normally responsible for all accounts within a certain investment discipline and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes and procedures for allocating investment opportunities among portfolios that are designed to be fair and equitable.

The compensation of the Adviser’s investment professionals is based on a number of factors. The first factor considered is external market. Through a compensation survey process, the Adviser seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus, and other incentives. The second factor taken into consideration is the size of the pool available for compensation. The Adviser is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of the Adviser and its affiliates. The discretionary determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group, and in the case of investment teams, the investment performance of their strategies. The pool is then allocated on a discretionary basis to individual employees based on their individual performance. The same process is followed in determining incentive equity allocations.

NUVEEN ASSET MANAGEMENT PORTFOLIO MANAGER COMPENSATION

Compensation. Each portfolio manager’s compensation consists of three basic elements—base salary, cash bonus and long-term incentive compensation. The compensation strategy is to annually compare overall compensation, including these three elements, to the market in order to create a compensation structure that is competitive and consistent with similar financial services companies. As discussed below, several factors are considered in determining each portfolio manager’s total compensation. In any year these factors may include, among others, the effectiveness of the investment strategies recommended by the portfolio manager’s investment team, the investment performance of the accounts managed by the portfolio manager, and the overall performance of Nuveen Investments (the parent company of Nuveen Asset Management). Although investment performance is a factor in determining the portfolio manager’s compensation, it is not necessarily a decisive factor. [The portfolio manager’s performance is evaluated in part by comparing manager’s performance against a specified investment benchmark.]

Base salary. Each portfolio manager is paid a base salary that is set at a level determined by Nuveen Asset Management in accordance with its overall compensation strategy discussed above. Nuveen Asset Management is not under any current contractual obligation to increase a portfolio manager’s base salary.

Cash bonus. Each portfolio manager is also eligible to receive an annual cash bonus. The level of this bonus is based upon evaluations and determinations made by each portfolio manager’s supervisors, along with reviews submitted by his peers. These reviews and evaluations often take into account a number of factors, including the effectiveness of the investment strategies recommended to the Nuveen Asset Management’s investment team, the performance of the accounts for which he serves as portfolio manager relative to any benchmarks established for those accounts, his effectiveness in communicating investment performance to stockholders and their representatives, and his contribution to the Nuveen Asset Management’s investment process and to the execution of investment strategies. The cash bonus component is also impacted by the overall performance of Nuveen Investments in achieving its business objectives.

Long-term incentive compensation.  In connection with the acquisition of Nuveen Investments, by a group of investors lead by Madison Dearborn Partners in November 2007, certain employees, including portfolio managers, received profit interests in Nuveen Asset Management’s parent.  These profit interests entitle the holders to participate in the appreciation in the value of Nuveen Investments beyond the issue date and vest over five to seven years, or earlier in the case of a liquidity event.  In addition, in July 2009, Nuveen Investments created and funded a trust, as part of a newly-established incentive program, which purchased shares of certain Nuveen Mutual Funds and awarded such shares, subject to vesting, to certain employees, including portfolio managers.

Material Conflicts of Interest.  Each portfolio manager’s simultaneous management of the registrant and the other accounts noted above may present actual or apparent conflicts of interest with respect to the allocation and aggregation of securities orders placed on behalf of the Registrant and the other account. Nuveen Asset Management, however, believes that such potential conflicts are mitigated by the fact that the Nuveen Asset Management has adopted several policies that address potential conflicts of interest, including best execution and trade allocation policies that are designed to ensure (1) that portfolio management is seeking the best price for portfolio securities under the circumstances, (2) fair and equitable allocation of investment opportunities among accounts over time and (3) compliance with applicable regulatory requirements. All accounts are to be treated in a non-preferential manner, such that allocations are not based upon account performance, fee structure or preference of the portfolio manager, although the allocation procedures may provide allocation preferences to funds with special characteristics (such as favoring state funds versus national funds for allocations of in-state bonds). In addition, Nuveen Asset Management has adopted a Code of Conduct that sets forth policies regarding conflicts of interest.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

All portfolio transactions are placed on behalf of the Portfolios by the Adviser, and in the case of the Short-Term Tax Exempt Bond Portfolio, the Sub-Adviser. Purchases and sales of securities on a securities exchange are effected through brokers who charge a commission for their services. Ordinarily commissions are not charged on over the counter orders (i.e. debt securities and money market investments) because a Portfolio pays a spread which is included in the cost of the security, and is the difference between the dealer’s cost and the cost to a Portfolio. When a Portfolio executes an over the counter order with an electronic communications network, an alternative trading system or a non-market maker, a commission is charged because there is no spread on the trade. Securities may be purchased from underwriters at prices that include underwriting fees. The Money Portfolios, Treasury Portfolios, Tax Free Portfolio and the Aggregate Bond Index Portfolio normally do not pay a stated brokerage commission on transactions.

Each Portfolio’s investment advisory agreement authorizes the Adviser, and in the case of the Short-Term Tax Exempt Bond Portfolio, the Sub-Adviser to place, in the name of the Portfolio, orders for the execution of the securities transactions in which the Portfolio is authorized to invest, provided the Adviser, and as applicable, the Sub-Adviser seeks the best overall terms for the transaction. In selecting brokers or dealers (including affiliates of the Adviser, and as applicable, the Sub-Adviser), the Adviser, and as applicable, the Sub-Adviser chooses the broker-dealer deemed most capable of providing the services necessary to obtain the most favorable execution (the most favorable cost or net proceeds reasonably obtainable under the circumstances). The full range of brokerage services applicable to a particular transaction may be considered when making this judgment, which may include, but is not limited to: liquidity, price, commission, timing, aggregated trades, capable floor brokers or traders, competent block trading coverage, ability to position, capital strength and stability, reliable and accurate communications and settlement processing, use of automation, knowledge of other buyers or sellers, arbitrage skills, administrative ability, underwriting, and provision of information on a particular security or market in which the transaction is to occur. The specific criteria will vary depending on the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple broker-dealers. The Adviser, and as applicable, the Sub-Adviser does not currently use any Portfolio’s assets for soft-dollar arrangements. The Adviser, and as applicable, the Sub-Adviser does not presently participate in any soft dollar arrangements. It may aggregate trades with clients of State Street Global Advisors whose commission dollars are used to generate soft dollar credits for State Street Global Advisors. Although the Adviser’s clients’ commissions are not used for soft dollars, the Adviser and State Street Global Advisors’ clients may benefit from the soft dollar products/services received by State Street Global Advisors.

The brokerage commissions paid by the Portfolios for the last three fiscal years are as follows:

PORTFOLIO	FISCAL YEAR ENDED DECEMBER 31, 2007	FISCAL YEAR ENDED DECEMBER 31, 2008	FISCAL YEAR ENDED DECEMBER 31, 2009
Equity 500 Index Portfolio	$254,741	$171,936	$277,905

Short-Term Tax Exempt Bond Portfolio	$0	$0	$0

Of the amounts set forth in the table above, for the fiscal years ended December 31, 2007, 2008 and 2009, the Equity 500 Index Portfolio and Short-Term Tax Exempt Bond Portfolio each paid $0, $0 and $0, respectively, in commissions to State Street Global Markets LLC, an affiliated broker of the Adviser.

The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities.

ITEM 22. CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, the Trustees are authorized to issue an unlimited number of beneficial interests in each Portfolio. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the Portfolio’s net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees if they choose to do so. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

Under Massachusetts law, interestholders in a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust disclaims interestholder liability for acts or obligations of the Trust and provides for indemnification out of the Trust’s or Portfolios’ property for any claim or liability to which the interestholder may become subject by reason of being or having been an interestholder and for reimbursement of the interestholder for all legal and other expenses reasonably incurred by the interestholder in connection with any such claim or liability. Thus the risk of an interestholder’s incurring financial loss on account of interestholder liability is limited to circumstances in which the Trust would be unable to meet its obligations.

ITEM 23. PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS

Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. See “Purchasing Beneficial Interests” and “Redeeming Beneficial Interests” in Part A.

Each Portfolio determines the NAV on each day on which the New York Stock Exchange (the “NYSE”) is open for trading (“Business Day”). This determination is made each Business Day at the close of regular trading on the NYSE (the “Valuation Time”) based on the market value of the securities held in each Portfolio. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year’s Day, Martin Luther King, Jr.’s Birthday, Washington’s Birthday (the third Monday in February), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.

It is the Money Portfolios’ and Tax Free Portfolio’s  policy to use their best efforts to attempt to maintain a constant price per share of $1.00 respectively, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Money Portfolios and the Tax Free Portfolio use the amortized cost valuation method to value their portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Money Portfolios or Tax Free Portfolio would receive if they sold the instrument.

For example, in periods of declining interest rates, the daily yield on each of the Money Portfolios’ and the Tax Free Portfolio’s shares computed by dividing the annualized daily income on the Portfolio’s portfolio by the NAV based upon the amortized cost valuation technique may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates. In periods of rising interest rates, the daily yield on each Money Portfolios’ and Tax Free Portfolio’s shares computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

The Trustees have established procedures reasonably designed to stabilize the Money Portfolios’ and the Tax Free Portfolio’s price per share at $1.00. These procedures include: (1) the determination of the deviation from $1.00, if any, of either of the Money Portfolios and Tax Free Portfolio’s  respective NAVs using market values; (2) periodic review by the Trustees of the amount of and the methods used to calculate the deviation; and (3) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

The Portfolios’ securities will be valued pursuant to guidelines established by the Board of Trustees. Generally, each Portfolio’s investments are valued each business day by independent pricing services. Equity securities for which market quotations are available are valued at the last sale price or official closing price (closing bid price if no sale has occurred) on the primary market or exchange on which they trade. Investments in other mutual funds are valued at the net asset value per share. Fixed-income securities and options are valued on the basis of the closing bid price. Futures contracts are valued on the basis of the last sale price. Money market instruments maturing within 60 days of the valuation date are valued at amortized cost, a method by which each money market instrument is initially valued at cost, and thereafter a constant accretion or amortization of any discount or premium is recorded until maturity of the security. The Portfolios may value securities for which market quotations are not readily available at “fair value”, as determined in good faith pursuant to procedures established by the Board of Trustees.

ITEM 24. TAXATION OF THE PORTFOLIOS

The following discussion of U.S. federal income tax consequences of investment in the Portfolios is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this Registration Statement. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal tax considerations generally applicable to investments in the Portfolios. There may be other tax considerations applicable to particular investors. Investors should consult their own tax advisors regarding their particular situation and the possible application of foreign, state and local tax laws.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Investors should consult their tax advisers to determine the suitability of a Portfolio as an investment for such plans and the precise effect of an investment on their particular tax situation.

The Trust is organized as a business trust under Massachusetts Law. It is intended that each Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as “an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”)) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the trust and Subchapter K of the Code and related Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. Although the Trust is not subject to federal income tax, it will file appropriate income tax returns.

The Portfolios expect to manage their assets and income in such a way that any “feeder” fund investing exclusively or substantially in a Portfolio will meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Code.

In general, an investor’s adjusted basis in its interest in a Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor’s proportionate share of  Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis includes the investor’s share of a Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.

In general, an investor that receives cash in connection with the investor’s complete withdrawal from a Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the distribution.  Gain or loss recognized as a result of a complete withdrawal from a Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any.  The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio.  An investor’s receipt of a non-liquidating cash distribution from a Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution.  If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from a Portfolio.  If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution.  If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its interest.  Special rules apply to the distribution of property to an investor who contributed other property to a Portfolio and to the distribution of such contributed property to another investor.  The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest.  This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.  It is intended that each Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify.  If a Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to that Portfolio.

An investor cannot deduct losses from a Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of that Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years.

There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor’s share of income in subsequent years.

Taxation of Portfolio Income

For federal income tax purposes, investment income is generally treated as ordinary income. The treatment of capital gains, however, is generally determined by how long the Portfolio owned the investments that generated them (rather than by how long an investor has held its interest in the Portfolio). Gains from the sale of investments that a Portfolio owned for one year or less are generally treated as short-term capital gains; net gains from the sale of investments that a Portfolio owned for more than one year are generally treated as long-term capital gains. The Money Portfolios, Tax Free Portfolio and Treasury Portfolios do not expect to realize long-term capital gains. Long-term capital gain rates applicable to individuals have been temporarily reduced—in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets—for taxable years beginning before January 1, 2011. For taxable years beginning before January 1, 2011, dividends received from domestic corporations or certain foreign corporations will be “qualified dividend income,” taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met. The Aggregate Bond Index Portfolio, the Tax Free Portfolio, the Money Portfolios and the Bond Portfolios  do not expect to earn income that will qualify as “qualified dividend income” when allocated to investors.

In order for some portion of the dividends that a Portfolio allocates to its investors to qualify as “qualified dividend income,” the Portfolio must meet holding period and other requirements with respect to the underlying securities generating such dividend income. A dividend will not be treated as qualified dividend income (a) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (b) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (c) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (d) if the dividend is received from a foreign corporation that is (i) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (ii) treated as a passive foreign investment company.

Net investment income allocated to U.S. corporate investors will qualify for the 70% dividends- received deduction generally available to corporations to the extent of their allocable share of qualifying dividends received by a Portfolio from domestic corporations for the taxable year. A dividend will not be treated as a dividend eligible for the dividends-received deduction (a) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (b) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced (x) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (y) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)).

To the extent that a Portfolio receives income that is (i) in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income on securities the Portfolio temporarily purchased from a counterparty pursuant to a repurchase agreement, such distribution may not constitute qualified dividend income to individual investors and may not be eligible for the dividends-received deduction for corporate investors.  Similarly, any income received by a Portfolio in lieu of tax-exempt interest with respect to securities on loan or  tax-exempt interest received by a Portfolio on tax-exempt securities it temporarily purchased from a counterparty pursuant to a repurchase agreement may not qualify for tax-exempt treatment when allocated to Portfolio investors.

Derivatives, Hedging, and Related Transactions

 A Portfolio's transactions in derivative instruments (e.g., options, futures, forward contracts, swap agreements), as well as any of its other hedging transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a Portfolio are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to a Portfolio and its investors, defer losses, and cause adjustments in the holding periods of a Portfolio’s securities. These rules could therefore affect the amount, timing and/ or character of income, gains, losses and other tax items that are allocable to investors and could cause investors to be taxed on amounts not representing economic income.  Because the tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in an investor's allocation of any tax item, possible for prior years.  Thus, in the case of investors that are regulated investment companies under the Code, these changes may affect whether such an investor has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a tax at the corporate level.

Investments in Regulated Investment Companies

In certain cases, the amount of income and gains realized by a Portfolio from its investments in shares of regulated investment companies ("underlying funds")  may be greater (or less) than such amounts would have been had the Portfolio invested directly in securities held by the underlying funds. For similar reasons, the tax attributes of such income and gains (e.g., long-term capital gain, eligibility for the dividends-received deduction, etc.) may not be the same as it would have been had the Portfolio invested directly in the securities held by the underlying funds.

Foreign Income

Income received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is not feasible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested in various countries will vary.

Investments in Original Issue Discount Securities

A Portfolio’s investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Portfolio to accrue, and allocate to its investors, income not yet received. Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) that are acquired by a Portfolio will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is allocated to investors over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures.

In addition, some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. Elections applicable to debt obligations having market discount may affect the character and timing of recognition of income by investors.

Furthermore, some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by a Portfolio may be treated as having market discount or OID. Generally, the Portfolio’s investors will be required to include the market discount or OID in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. Elections applicable to debt obligations having market discount or OID may affect the character and timing of recognition of income by investors.

Investments in Mortgage-Backed and Mortgage-Related Securities

A Portfolio may invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”), including by investing in residual interests in collateralized mortgage obligations ("CMOs") with respect to which an election to be treated as a REMIC is in effect, or equity interests in taxable mortgage pools ("TMPs").  Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Portfolio’s income (including income allocated to the Portfolio from certain pass-through entities) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events.  This notice also provides and the regulations are expected to provide that excess inclusion income of a partnership, such as a Portfolio, will be allocated to investors in the partnership consistent with the allocation of other items of income, with the same consequences as if the investors held the related interest directly.

In general, excess inclusion income allocated to investors (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute UBTI to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income to file a tax return and pay tax on such income (see “Tax-Exempt Investors” below), and (iii) in the case of a foreign investor, will not qualify for any reduction in U.S. federal withholding tax.

As described above, certain investments of a Portfolio can cause timing differences between income recognition for tax purposes and actual cash distributions on the investments.  Investors that intend to meet the 90% distribution requirement for treatment as a "regulated investment company" under Section 852 of the Code could be required to redeem a portion of their interest in a Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to such income.  The Portfolio in turn may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

If eligible, a Portfolio may make the election described in Section 475(f) of the Code (the “mark-to-market election”). If the Portfolio makes the mark-to-market election, the rules described in this section will generally not apply to the Portfolio’s transactions and the Portfolio instead will generally be required to recognize ordinary gain or loss on many (or all) of its securities at the end of each taxable year as if the Portfolio had sold such securities for their fair market value on the last business day of such taxable year. The Portfolio currently does not expect to make the mark-to-market election, but may determine to do so in the future.

Tax-Exempt Investors

Under current U.S. federal income tax law, tax-exempt investors are generally exempt from U.S. federal income tax except to the extent that they have UBTI.  A Portfolio may generate income that is UBTI in the hands of tax-exempt investors.  To the extent that an investor has borrowed to finance an interest in a Portfolio or a Portfolio holds property that constitutes debt-financed property (e.g., securities purchased on margin) or property primarily for sale to customers (“dealer” property), income attributable to such property allocated to an investor that is an exempt organization may constitute UBTI (only as to that portion of income that is treated as debt-financed).  Certain of a Portfolio’s other investments or activities may also generate UBTI (e.g., by investments in operating pass-through entities).  Furthermore, the IRS may take the position that certain of the Portfolio’s investments in derivative instruments should be reclassified in a manner that gives rise to UBTI. If a Portfolio generates UBTI, a tax-exempt investor of the Portfolio generally would be required to file a tax return and could incur tax liability on its allocable share of that UBTI.  The characterization of certain income of the Portfolio as UBTI may depend in part on the nature of the underlying investments made by entities classified as partnerships for U.S. federal income tax purposes in which the Portfolio may invest.

Moreover, a charitable remainder trust, as defined in section 664 of the Code, that realizes UBTI during a taxable year must pay an excise tax annually of an amount equal to 100% of such UBTI.

Tax-exempt investors should consult their own tax advisors concerning the possible effects of UBTI on their own tax situations as well as the general tax implications of an investment in a Portfolio.

Tax Shelter Reporting

A Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by that Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”).  A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality.

Although each Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that a Portfolio will not engage in transactions that trigger the Tax Shelter Rules.  In addition, an investor may have disclosure obligations with respect to its interest in a Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Portfolio and participation in a Portfolio’s income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules.  In addition, pursuant to these rules, a Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request.  Significant penalties apply for failure to comply with these rules.

Foreign Investors

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust (“foreign investor”) investing in a Portfolio is complex and will vary depending upon the circumstances of the investor and the activities of the Portfolio.  This discussion does not address the tax considerations that may be relevant to foreign investors who are subject to U.S. federal tax independent of their direct or indirect investment in a Portfolio.  Each foreign investor is urged to consult with its own tax advisor regarding the federal, state, local and foreign tax treatment of its investment in a Portfolio.

In general, the U.S. federal tax treatment of a foreign investor depends upon whether a Portfolio is deemed to be engaged in a U.S. trade or business.  There can be no assurance that the activities of a Portfolio will not cause the Portfolio to be deemed engaged in a U.S. trade or business; thus an investment in the Portfolio could cause a foreign investor to recognize income that is effectively connected with a U.S. trade or business (“ECI”).  If the Portfolio were treated as engaged in a U.S. trade or business, foreign investors would be subject to U.S. federal income tax (generally collected by means of withholding) on a net basis (including, for certain corporate foreign investors, an additional 30% “branch profits” tax) and tax return filing obligations.

In addition, gain on the sale of certain U.S. real property interests or U.S. real property holding corporations generally will be treated as ECI.  Moreover, if a Portfolio invests in equity interests in partnerships and other pass through entities and any such entity is engaged in a trade or business, such trade or business will be attributed to the Portfolio and to its investors and may result in the recognition of ECI by foreign investors.

Regardless of whether a Portfolio is in a U.S. trade or business, if the Portfolio receives certain types of investment income such as dividends or interest other than “portfolio interest” from U.S. sources, to the extent such income is allocated to a foreign investor, the Portfolio may be required to withhold at a rate of 30% (or lower applicable treaty rate).  A Portfolio may withhold and pay any taxes with respect to any foreign investor and any such taxes may be withheld from any distribution otherwise payable to such foreign investor.  Alternatively, a foreign investor may be required to reimburse the Portfolio for the amount of such tax.

General Considerations

The federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

The foregoing discussion summarizes some of the consequences under the current federal tax law of an investment in the Portfolios. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio including in-kind transactions under all applicable tax laws.

Special tax considerations apply to investors in a Portfolio that intend to qualify for the special tax treatment accorded to RICs under Subchapter M of the Code.  The foregoing discussion does not attempt to address the special tax consequences to those investors or to their shareholders; shareholders of a RIC that invests in a Portfolio should consult the prospectus and SAI for the RIC in which they invest.

ITEM 25. UNDERWRITERS

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 26. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27. FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended December 31, 2009 for the Equity 500 Index Portfolio, the Money Market Portfolio, the Tax Free Portfolio, the U.S. Government Portfolio, the Treasury Portfolio, the Treasury Plus Portfolio and the Short-Term Tax Exempt Bond Portfolio are included in the Annual Reports of the Trust, which were filed with the SEC on March 9, 2010 as part of the Trust’s filing on Form N-CSR, are incorporated into this SAI by reference. The Annual Report is available, without charge, upon request, by calling (877) 521-4083 and selecting option 1.

APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) - LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa - Bonds that are rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa - Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A - Bonds that are rated A are considered upper-medium grade and are subject to low credit risk.

Baa -  Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba -  Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B and Lower - Bonds which are rated B are considered speculative and are subject to high credit risk.  Bonds which are rated Caa are of poor standing and are subject to very high credit risk.  Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.  Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 -  Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations.  Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 -  Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 -  Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”). S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA - Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA also qualify as high-quality obligations.  Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree.

A -  Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB - Bonds rated BBB exhibit adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower - Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation.  BB indicates the least degree of speculation and C the highest degree of speculation.  While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1-  Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is extremely strong.

A-2-  The capacity for timely payment on issues with this designation is strong.  However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS (“FITCH”).

Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA - Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA - Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB - Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative - ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1.  Highest short-term credit quality.  Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2.  Good short-term credit quality.  A Good intrinsic capacity for timely payment of financial commitments.

F3.  Fair short-term credit quality.  The intrinsic capacity for timely payment of financial commitments is adequate.

B.  Speculative short-term credit quality.  Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C.  High short-term default risk.  Default is a real possibility.

D.  Default.  Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

E. Restricted Default.  Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

APPENDIX B

STATE STREET MASTER FUNDS
STATE STREET INSTITUTIONAL INVESTMENT TRUST

PROXY VOTING POLICY AND PROCEDURES

The Board of Trustees of State Street Master Funds and State Street Institutional Investment Trust (the “Trusts”) has determined that it is in the best interests of the Trusts and their respective series (each, a “Fund” and collectively, the “Funds”) for the Trusts to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Funds.

I.	POLICY

It is the policy of the Trusts to delegate the responsibility for voting proxies relating to portfolio securities held by the Funds to SSgA Funds Management, Inc. (the “Adviser”) as a part of the Adviser’s general management of the Funds’ portfolios, subject to the Board’s continuing oversight. The Board of Trustees of the Trusts (the “Board”) hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Fund consistent with the duties and procedures set forth below. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Funds.

II.	FIDUCIARY DUTY

The right to vote a proxy with respect to portfolio securities held by a Fund is an asset of such Fund. The Adviser, to which authority to vote on behalf of the Funds is delegated, acts as a fiduciary of the Funds and must vote proxies in a manner consistent with the best interest of the Funds and their shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III.	PROCEDURES

The following are the procedures adopted by the Board for the administration of this policy:

A. Review of Adviser Proxy Voting Procedures. The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

B. Voting Record Reporting. The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trusts at least annually. Such voting record information shall be in a form acceptable to the Trusts and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trusts and the Adviser may agree to from time to time. With respect to those proxies that the Adviser has identified as involving a conflict of interest(1), the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

C. Record Retention. The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

(1)
As it is used in this document, the term “conflict of interest” refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Funds which could potentially compromise the principal underwriter’s or Adviser’s independence of judgment and action with respect to the voting of the proxy.

D. Conflicts of Interest. Any actual or potential conflicts of interest between a Fund’s principal underwriter or Adviser and the applicable Fund’s shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser’s application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser. In the event that the Adviser notifies the officer(s) of the Trusts that a conflict of interest cannot be resolved under the Adviser’s Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trusts of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV.	REVOCATION

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.	ANNUAL FILING

The Trusts shall file an annual report of each proxy voted with respect to portfolio securities of the Funds during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.(2)

VI.	DISCLOSURES

A.	The Trusts shall include in its registration statement:

1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2. A statement disclosing that information regarding how the Trusts voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trusts’ toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.	The Trusts shall include in its annual and semi-annual reports to shareholders:

1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trusts to determine how to vote proxies relating to portfolio securities of the Funds is available without charge, upon request, by calling the Trusts’ toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2. A statement disclosing that information regarding how the Trusts voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trusts’ toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

VII.	REVIEW OF POLICY.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

(2)	The Trusts must file their first report on Form N-PX not later than August 31, 2004, for the twelve-month period beginning July 1, 2003, and ending June 30, 2004.

APPENDIX C

[SSGA LOGO]

Introduction

SSgA Funds Management, Inc. (“FM”) seeks to vote proxies for which it has discretionary authority in the best interests of its clients.  This entails voting proxies in a way which SSgA believes will maximize the monetary value of each portfolio’s holdings with respect to proposals that are reasonably anticipated to have an impact on the current or potential value of a security.  Absent unusual circumstances or specific client instructions, we vote proxies on a particular matter in the same way for all clients, regardless of their investment style or strategies.  FM takes the view that voting in a manner consistent with maximizing the value of our clients’ holdings will benefit our direct clients (e.g. investment funds) and, indirectly, the ultimate owners and beneficiaries of those clients (e.g. fund shareholders).

Oversight of the proxy voting process is the responsibility of the SSgA Investment Committee.  The SSgA Investment Committee reviews and approves amendments to the FM Proxy Voting Policy and delegates authority to vote in accordance with this policy to the FM Proxy Review Committee, a subcommittee of the SSgA Investment Committee, which is supported by the SSgA Governance Team.  FM retains the final authority and responsibility for voting. In addition to voting proxies, SSgA:

1)	describes its proxy voting procedures to its clients in Part II of its Form ADV;

2)	provides the client with this written proxy policy, upon request;

3)	discloses to its clients how they may obtain information on how FM voted the client’s proxies;

4)	matches proxies received with holdings as of record date;

5)	reconciles holdings as of record date and rectifies any discrepancies;

6)	generally applies its proxy voting policy consistently and keeps records of votes for each client;

7)	documents the reason(s) for voting for all non-routine items; and

8)	keeps records of such proxy voting available for inspection by the client or governmental agencies.

Process

The SSgA Corporate Governance Team is comprised of corporate governance professionals and governance analysts. The responsibilities of the SSgA Corporate Governance Team include corporate governance research and analysis across domestic and global investment strategies, with oversight of all governance and proxy voting processing on SSgA discretionary portfolios. In addition, the Corporate Governance Team assumes responsibility for voting decisions on certain case-by-case items, informal commencement of engagement activities for the purposes of advocating SSgA positions on various governance issues, and the research and analysis of all governance related issues impacting shareholder value. As stated above, oversight of the proxy voting process is the responsibility of the SSgA Investment Committee.

In order to facilitate our proxy voting process, FM retains RiskMetrics Group, Inc. (“RMG”), a firm with expertise in the proxy voting and corporate governance fields.  RMG assists in the proxy voting process, including acting as our voting agent (i.e. actually processing the proxies), advising us as to current and emerging governance issues that we may wish to address, interpreting this policy and applying it to individual proxy items, and providing analytical information concerning specific issuers and proxy items as well as governance trends and developments.  This Policy does not address all issues as to which we may receive proxies nor does it seek to describe in detail all factors that we may consider relevant to any particular proposal.  To assist RMG in interpreting and applying this Policy, we meet with RMG at least annually, provide written guidance on certain topics generally on an annual basis and communicate more regularly as necessary to discuss how specific issues should be addressed.  This guidance permits RMG to apply this Policy without consulting us as to each proxy but in a manner that is consistent with our investment view and not their own governance opinions.  If an issue raised by a proxy is not addressed by this Policy or our prior guidance to RMG, RMG refers the proxy to us for direction on voting.  On issues that we do not believe affect the economic value of our portfolio holdings or are considered by us to be routine matters as to which we have not provided specific guidance, we have agreed with RMG to act as our voting agent in voting such proxies in accordance with its own recommendations which, to the extent possible, take into account this Policy and FM’s general positions on similar matters.  The Corporate Governance Team is responsible, working with RMG, for submitting proxies in a timely manner and in accordance with our policy.  The Corporate Governance Team works with RMG to establish and update detailed procedures to implement this policy.

From time to time, proxy votes will be solicited which fall into one of the following categories:

(i)
proxies which involve special circumstances and require additional research and discussion (e.g. a material merger or acquisition, or a material governance issue with the potential to become a significant precedent in corporate governance); or

(ii)
proxies which are not directly addressed by our policies and which are reasonably anticipated to have an impact on the current or potential value of a security or which we do not consider to be routine.

The Governance Team identifies these proxies using a number of methods, including but not limited to in house governance research, notifications from RMG and other third party research providers, concerns of clients or issuers, review by Governance Team analysts, and questions from consultants.  The role of third parties in identifying special circumstances does not mean that we will depart from our guidelines; these third parties are all treated as information sources.  If they raise issues that we determine to be prudent before voting a particular proxy or departing from our prior guidance to RMG, we will weigh the issue along with other relevant factors before making an informed decision.  In all cases, we vote proxies as to which we have voting discretion in a manner that we determine to be in the best interest of our clients.  As stated above, if the proposal has a quantifiable effect on shareholder value, we seek to maximize the value of a portfolio’s holdings.  With respect to matters that are not so quantifiable, we exercise greater judgment but still seek to maximize long-term value by promoting sound governance policies.  The goal of the Proxy Voting Committee is to make the most informed decision possible.

In instances of special circumstances or issues not directly addressed by our policies or guidance to RMG that are deemed highly significant, the issue is referred to the Chairman of the Investment Committee for a determination of the proxy vote.  The first determination is whether there is a material conflict of interest between the interests of our client and those of FM or its affiliates (as explained in greater detail below under “Potential Conflicts”).  If the Manager of Corporate Governance and the Chairman of the Investment Committee determine that there is a material conflict, the process detailed below under “Potential Conflicts” is followed.  If there is no material conflict, we examine the proposals that involve special circumstances or are not addressed by our policy or guidance in detail in seeking to determine what vote would be in the best interests of our clients.  At this point, the Chairman of the Investment Committee makes a voting decision in our clients’ best interest.  However, the Chairman of the Investment Committee may determine that a proxy involves the consideration of particularly significant issues and present the proxy item to the Proxy Review Committee and/or to the entire Investment Committee for a final decision on voting the proxy.  The Investment Committee will use the same rationale for determining the appropriate vote.

FM reviews proxies of non-US issuers in the context of these guidelines.  However, FM also endeavors to show sensitivity to local market practices when voting these proxies. This may lead to contrasting votes to the extent that local practices around items requiring shareholder approval differ from market to market. For example, in certain non-US markets, items are put to vote which have little or no effect on shareholder value, but which are routinely voted on in those jurisdictions; in the absence of material effect on our clients, we will follow market practice.  FM votes in all markets where it is feasible to do so.  Note that certain custodians utilized by our clients do not offer proxy voting in every non-US jurisdiction.  In such a case, FM will be unable to vote such a proxy.

Voting

For most issues and in most circumstances, we abide by the following general guidelines.  However, it is important to remember that these are simply guidelines.  As discussed above, in certain circumstances, we may determine that it would be in the best interests of our clients to deviate from these guidelines.

I.	Generally, FM votes for the following ballot items:

Board of Directors

•
Elections of directors who (i) we determine to be adequately independent of management and (ii) do not simultaneously serve on an unreasonable (as determined by FM) number of other boards (other than those affiliated with the issuer).  Factors that we consider in evaluating independence include whether the nominee is an employee of or related to an employee of the issuer or its auditor, whether the nominee provides professional services to the issuer, whether the nominee has attended an appropriate number of scheduled board meetings (as determined by SSgA), or whether the nominee receives non-board related compensation from the issuer.

•
Directors' compensation, provided the amounts are not excessive relative to other issuers in the market or industry.  In making such a determination, we review whether the compensation is overly dilutive to existing shareholders.

•
Proposals to limit directors' liability and/or expand indemnification of directors, provided that a director shall only be eligible for indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office

•	Discharge of board members’ duties*, in the absence of pending litigation, governmental investigation, charges of fraud or other indicia of significant concern

•
The establishment of annual elections of the board of directors unless the board is comprised of a supermajority of independent directors, including wholly independent board committees, and the company does not have a shareholder rights plan (poison pill)

•	Mandates requiring a majority of independent directors on the Board of Directors

•	Mandates that Audit, Compensation and Nominating Committee members should all be independent directors

•	Mandates giving the Audit Committee the sole responsibility for the selection and dismissal of the auditing firm and any subsequent result of audits are reported to the audit committee

•	Elimination of cumulative voting

•	Establishment of confidential voting

•	Proposals seeking to establish or decrease an existing required ownership threshold contained within the company by-laws that offer shareholders the right to call special meetings.

* Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

Auditors

•
Approval of auditors, unless the fees paid to auditors are excessive; auditors’ fees will be deemed excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditors

•
Auditors' compensation, provided the issuer has properly disclosed audit and non-audit fees relative to market practice and that non-audit fees for the prior year constituted no more than 50% of the total fees paid to the auditors

•	Discharge of auditors*

•	Approval of financial statements, auditor reports and allocation of income

•	Requirements that auditors attend the annual meeting of shareholders

•	Disclosure of Auditor and Consulting relationships when the same or related entities are conducting both activities

•	Establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function

Capitalization

•	Dividend payouts that are greater than or equal to country and industry standards; we generally support a dividend which constitutes 30% or more of net income

•
Authorization of share repurchase programs, unless the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase

•	Capitalization changes which eliminate other classes of stock and/or unequal voting rights

•
Changes in capitalization authorization for stock splits, stock dividends, and other specified needs which are no more than 50% of the existing authorization for U.S. companies and no more than 100% of existing authorization for non-U.S. companies.

•
Elimination of pre-emptive rights for share issuance of less than a certain  percentage (country specific - ranging from 5% to 20%) of the outstanding shares, unless even such small amount could have a material dilutive effect on existing shareholders (e.g. in illiquid markets)

Anti-Takeover Measures

•	Elimination of shareholder rights plans (“poison pill”)

•
Amendment to a shareholder rights plans (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced)

•
Adoption or renewal of a non-US issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced

•	Reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such reduction or elimination

•	Mandates requiring shareholder approval of a shareholder rights plans (“poison pill”)

•	Repeals of various anti-takeover related provisions

Executive Compensation/Equity Compensation

•	Stock purchase plans with an exercise price of not less that 85% of fair market value

•
Stock option plans which are incentive based and not excessively dilutive.  In order to assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares, and the issued but unexercised shares by fully diluted share count.  We review that number in light of certain factors, including the industry of the issuer, in order to make our determination as to whether the dilution is excessive.

•	Other stock-based plans which are not excessively dilutive, using the same process set forth in the preceding bullet

•	Expansions to reporting of financial or compensation-related information, within reason

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

•	Remuneration policies that are judged to be in-line with local market practices.

Routine Business Items

•
General updating of or corrective amendments to charter not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment)

•	Change in Corporation Name

•	Mandates that amendments to bylaws or charters have shareholder approval

Other

•
Adoption of anti-"greenmail" provisions, provided that the proposal: (i) defines greenmail; (ii) prohibits buyback offers to large block holders (holders of at least 1% of the outstanding shares and in certain cases, a greater amount, as determined by the Proxy Review Committee) not made to all shareholders or not approved by disinterested shareholders; and (iii) contains no anti-takeover measures or other provisions restricting the rights of shareholders

•	Repeals or prohibitions of "greenmail" provisions

•	"Opting-out" of business combination provision

II. Generally, FM votes against the following items:

Board of Directors

•	Establishment of classified boards of directors, unless 80% of the board is independent and the company does not have shareholder rights plan (poison pill),

•	Proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, or nominating committees

•	Limits to tenure of directors

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected

•	Restoration of cumulative voting in the election of directors

•
Removal of a director, unless we determine the director (i) is not adequately independent of management or (ii) simultaneously serves on an unreasonable (as determined by FM) number of other boards (other than those affiliated with the issuer).  Factors that we consider in evaluating independence include whether the director is an employee of or related to an employee of the issuer or its auditor, whether the director  provides professional services to the issuer, or whether the director receives non-board related compensation from the issuer

•	The elimination of shareholders’ right to call special meetings or attempts to raise the ownership threshold beyond reasonable levels (as determined by SSgA).

•	Proposals that relate to the "transaction of other business as properly comes before the meeting", which extend "blank check" powers to those acting as proxy

•	Approval of Directors who have failed to act on a shareholder proposal that has been approved by a majority of outstanding shares

•	Directors at companies where prior non-cash compensation was improperly "backdated" or "springloaded" where one of the following scenarios exists:

o
(i) it is unknown whether the Compensation Committee had knowledge of such backdating at the time, (ii) the Compensation Committee was not independent at the time, and (iii) the director seeking reelection served on the Compensation Committee at the time; or

o
(i) it is unknown whether the Compensation Committee had knowledge of such backdating at the time, (ii) the Compensation Committee was independent at the time, and (iii) sufficient controls have not been implemented to avoid similar improper payments going forward; or

o	(i) the Compensation Committee had knowledge of such backdating at the time, and (ii) the director seeking reelection served on the Compensation Committee at the time; or

o	(i) the Compensation Committee did not have knowledge of such backdating at the time, and (ii) sufficient controls have not been implemented to avoid similar improper payments going forward

Capitalization

•	Capitalization changes that add "blank check" classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders

•	Capitalization changes that exceed 100% of the issuer’s current authorized capital unless management provides an appropriate rationale for such change

Anti-Takeover Measures

•	Anti-takeover and related provisions that serve to prevent the majority of shareholders from exercising their rights or effectively deter appropriate tender offers and other offers

•	Adjournment of Meeting to Solicit Additional Votes

•
Shareholder rights plans that do not include a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced

•	Adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”)

Executive Compensation/Equity Compensation

•	Excessive compensation (i.e. compensation plans which are deemed by FM to be overly dilutive)

•	Retirement bonuses for non-executive directors and auditors

•	Proposals requiring the disclosure of executive retirement benefits if the issuer has an independent compensation committee

Routine Business Items

•	Amendments to bylaws which would require super-majority shareholder votes to pass or repeal certain provisions

•	Reincorporation in a location which has more stringent anti-takeover and related provisions

•	Proposals asking the board to adopt any form of majority voting, unless the majority standard indicated is based on a majority of shares outstanding.

Other

•	Requirements that the company provide costly, duplicative, or redundant reports, or reports of a non-business nature

•
Restrictions related to social, political, or special interest issues which affect the ability of the company to do business or be competitive and which have significant financial or best-interest impact

•	Proposals which require inappropriate endorsements or corporate actions

•	Proposals asking companies to adopt full tenure holding periods for their executives

III.         FM evaluates Mergers and Acquisitions on a case-by-case basis.  Consistent with our proxy policy, we support management in seeking to achieve their objectives for shareholders.  However, in all cases, FM uses its discretion in order to maximize shareholder value. FM generally votes as follows:

•	Against offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

•	Against offers when we believe that reasonable prospects exist for an enhanced bid or other bidders

•	Against offers where, at the time of voting, the current market price of the security exceeds the bid price

•	For proposals to restructure or liquidate closed end investment funds in which the secondary market price is substantially lower than the net asset value

•	For offers made at a premium where no other higher bidder exists

Protecting Shareholder Value

We at FM agree entirely with the United States Department of Labor's position that "where proxy voting decisions may have an effect on the economic value of the plan's underlying investment, plan fiduciaries should make proxy voting decisions with a view to enhancing the value of the shares of stock" (IB 94-2). Our proxy voting policy and procedures are designed with the intent that our clients receive the best possible returns on their investments. We meet directly with corporation representatives and participate in conference calls and third-party inquiries in order to ensure our processes are as fully informed as possible.  However, we use each piece of information we receive – whether from clients, consultants, the media, the issuer, RMG or other sources — as one part of our analysis in seeking to carry out our duties as a fiduciary and act in the best interest of our clients.  We are not unduly influenced by the identity of any particular source, but use all the information to form our opinion as to the best outcome for our clients.

Through our membership in the Council of Institutional Investors as well as our contact with corporate pension plans, public funds, and unions, we are also able to communicate extensively with other shareholders regarding events and issues relevant to individual corporations, general industry, and current shareholder concerns.

FM regularly engages with companies to discuss a variety of corporate governance issues, with the goal of obtaining insight on the principles and practices that drive our voting decisions.  Through our discussions with boards and management, we seek to strengthen the quality of corporate governance, as a means to protect and enhance shareholder value. During our discussions, we focus on the attributes and practices that we believe enhance our clients’ returns.

In addition to tracking lists provided by third party advisory firms, the Governance Team screens for underperforming issuers that may trigger a deeper review of company governance profiles and practices.  The Governance Team, along with the Proxy Review Committee when necessary, will monitor and perform case-by-case analyses of companies identified through these screens.

As an active shareholder, FM's role is to support corporate policies that serve the best interests of our clients. Though we do not seek involvement in the day-to-day operations of an organization, we recognize the need for conscientious oversight of and input into management decisions that may affect a company's value. To that end, our monitoring of corporate management and industry events is substantially more detailed than that of the typical shareholder. We have demonstrated our willingness to vote against management-sponsored initiatives and to support shareholder proposals when appropriate.  To date we have not filed proposals or initiated letter-writing or other campaigns, but have used our active participation in the corporate governance process—especially the proxy voting process—as the most effective means by which to communicate our and our clients' legitimate shareholder concerns.  Should an issue arise in conjunction with a specific corporation that cannot be satisfactorily resolved through these means, we shall consider other approaches.

Potential Conflicts

As discussed above under Process, from time to time, FM will review a proxy which may present a potential conflict of interest.  As a fiduciary to its clients, FM takes these potential conflicts very seriously  While FM’s only goal in addressing any such potential conflict is to ensure that proxy votes are cast in the clients’ best interests and are not affected by FM’s potential conflict, there are a number of courses FM may take.  Although various relationships could be deemed to give rise to a conflict of interest, we have determined that two categories of relationships present a sufficiently serious concern to warrant an alternative process:  customers of FM or its affiliates which are among the top 100 clients of FM and its affiliates based upon revenue; and the 10 largest broker-dealers used by SSgA, based upon revenue (a “Material Relationship”).

When the matter falls clearly within the polices set forth above or the guidance previously provided by FM to RMG and the proxy is to be voted in accordance with that guidance, we do not believe that such decision represents a conflict of interest and no special procedures are warranted.

In circumstances where either (i) the matter does not fall clearly within the policies set forth above or the guidance previously provided to RMG, or (ii) FM determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Head of Corporate Governance will compare the name of the issuer against a list of the top 100 revenue generating clients of State Street Corporation and its affiliates and a list of the top 10 broker-dealer relationships to determine if a Material Relationship exists.  (These lists are updated quarterly.)  If the issuer’s name appears on either list and the pre-determined policy is not being followed, FM will employ the services of a third party, wholly independent of FM, its affiliates and those parties involved in the proxy issue, to determine the appropriate vote. However, in certain circumstances the SSgA Proxy Review Committee may determine that the use of a third party fiduciary is not necessary or appropriate, either because the matter involved does not involve a material issue or because the issue in question affects the underlying value of the portfolio position and it is appropriate for FM, notwithstanding the potential conflict of interest, to vote the security in a manner that it determines will maximize the value to its client.    In such situations, the SSgA Proxy Committee, or if a broader discussion is warranted, the SSgA Investment Committee, shall make a decision as to the voting of the proxy.  The basis for the voting decision, including the basis for the determination that the decision is in the best interests of FM’s clients, shall be formalized in writing as a part of the minutes to the Investment Committee.

Recordkeeping

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM’s office:

1)	FM’s Proxy Voting Policy and any additional procedures created pursuant to such Policy;

2)
a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);

3)	a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);

4)	a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and

5)	a copy of each written request from a client, and response to the client, for information on how FM voted the client’s proxies.

Disclosure of Client Voting Information

Any client who wishes to receive information on how its proxies were voted should contact its FM client service officer.

PART C

We have omitted responses to Items 23(e) and (i)-(k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

ITEM 28.  EXHIBITS

(a)
Second Amended and Restated Declaration of Trust dated February 28, 2000 is incorporated herein by reference to Post-Effective Amendment No. 1 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on March 2, 2000.

(b)
Fourth Amended and Restated By-Laws of the Trust dated May 13, 2004 is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(c)	Not applicable.

(d)(1)
Investment Advisory Agreement dated March 1, 2000 between SSgA Funds Management, Inc. and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(d)(2)
Notice dated February 7, 2007 to Investment Advisory Agreement dated May 1, 2001 between SSgA Funds Management, Inc. and the Trust with respect to State Street Limited Duration Bond Portfolio, State Street Tax Free Limited Duration Bond Portfolio and State Street Tax Free Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(d)(3)
Notice dated October 2, 2007 to Investment Advisory Agreement dated May 1, 2001 between SSgA Funds Management, Inc. and the Trust with respect to State Street Treasury Money Market Portfolio and State Street Treasury Plus Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(d)(4)
Notice dated February 14, 2002 to Investment Advisory Agreement dated May 1, 2001 with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(d)(5)	First Amendment to the Investment Advisory Agreement dated May 1, 2001 between State Street Master Funds and SSgA Funds Management, Inc. is filed herein.

(d)(6)	Investment Sub-Advisory Agreement dated April 1, 2010, by and between SSgA Funds Management, Inc. and Nuveen Asset Management is filed herein.

(d)(7)	Fee Waiver letter dated April 29, 2010 between SSgA Funds Management, Inc. and the Trust with respect to the State Street Equity 2000 Index Portfolio is filed herein.

(e)	Not applicable.

(f)	Not applicable.

(g)(1)
Custodian Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(2)
Amendment to Custodian Agreement dated February 14, 2001 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(3)
Notice dated February 14, 2002 to Custodian Agreement dated March 1, 2000 with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(4)
Notice dated February 12, 2004 to Custodian Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(5)
Notice dated September 10, 2007 to Custodian Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(h)(1)
Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(2)
Notice dated February 14, 2002 to Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(3)
Notice dated February 12, 2004 to Transfer Agent and Services Agreement dated March 1, 2000 with respect to the State Street Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(4)
Services Amendment dated April 5, 2004 to Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(5)
Anti-Money Laundering Services Amendment dated October 31, 2006 to Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust  is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(6)
Notice dated September 10, 2007 to Transfer Agency and Services Agreement dated March 1, 2000 between the State Street Bank and Trust Company and the Trust with respect to the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(7)
Administration Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Post-Effective Amendment No. 3 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2002.

(8)
Notice dated February 14, 2002 to Administration Agreement dated March 1, 2000 with respect to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(9)
Notice dated February 12, 2004 to Administration Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Money Market Portfolio is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(10)
Notice dated September 10, 2007 to Administration Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust with respect to the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio is incorporated herein by reference to Post-Effective Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(i)
Legal Opinion of Ropes & Gray LLP is incorporated herein by reference to Post-Effective Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(j)	Consent of Ernst & Young is filed herein.

(k)	Not applicable.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Reserved.

(p)(1)	Joint Code of Ethics of the Trust and State Street Institutional Investment Trust dated May 17, 2000, as amended September 16, 2004 and February 18, 2010 is filed herein.

(p)(2)	Amended Code of Ethics of SSgA Funds Management, Inc. dated November 1, 2009 is filed herein.

(p)(3)	Code of Ethics of Nuveen Asset Management dated February 1, 2005 as amended through May 29, 2008 is filed herein.

ITEM 29.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PORTFOLIO

See Item 13 in Part B for information regarding ownership of the State Street Equity 500 Index Portfolio, State Street Money Market Portfolio, State Street Tax Free Money Market Portfolio, State Street U.S. Government Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and the State Street Short-Term Tax Exempt Bond Portfolio.

ITEM 30.  INDEMNIFICATION

Pursuant to Section 5.3 of the Trust’s Second Amended and Restated Declaration of Trust and under Section 4.8 of the Trust’s By-Laws, the Trust will indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all expenses reasonably incurred or paid by him/her in connection with any claim, action, suit or proceeding in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him/her in the settlement thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In addition, indemnification is permitted only if it is determined that the actions in question did not render him/her liable by reason of willful misfeasance, bad faith or gross negligence in the performance of his/her duties or by reason of reckless disregard of his/her obligations and duties to the Trust.  The Trust may also advance money for litigation expenses provided that Trustees, officers, employees and/or agents give their undertakings to repay the Trust unless their conduct is later determined to permit indemnification.

Pursuant to Section 5.2 of the Trust’s Second Amended and Restated Declaration of Trust, no Trustee, officer, employee or agent of the Trust shall be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Trust. Pursuant to paragraph 9 of the Trust’s Investment Advisory Agreement, the Adviser shall not be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Trust.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the provisions of Rule 484 under the Act, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Trust maintains insurance on behalf of any person who is or was a Trustee, officer, employee or agent of Trust, or who is or was serving at the request of Trust as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him/her and incurred by him/her or arising out of his/her position.  However, in no event will Trust maintain insurance to indemnify any such person for any act for which Trust itself is not permitted to indemnify him/her.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER AND THE SUB-ADVISER

See “Management of the Trust” in Part B.  Information as to the directors and officers of the Adviser and the Sub-Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 32.  PRINCIPAL UNDERWRITERS

Not applicable.

ITEM 33.  LOCATION OF ACCOUNTS AND RECORDS

The accounts and records of the Trust are located, in whole or in part, at the office of the Trust and the following locations:

STATE STREET MASTER FUNDS	PO Box 5049 Boston, MA 02206

SSgA FUNDS MANAGEMENT, INC. (the Investment Adviser)	State Street Financial Center One Lincoln Street Boston, MA 02111

NUVEEN ASSET MANAGEMENT, INC. (the Investment Sub-Adviser)	333 West Wacker Drive Chicago, IL 60606

STATE STREET BANK AND TRUST COMPANY (Custodian, Administration and Transfer Agent)	2 Avenue de Lafayette Boston, MA 02111

ITEM 34.  MANAGEMENT SERVICES

Not applicable.

ITEM 35.  UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Trust, State Street Master Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 29th day of April, 2010.

STATE STREET MASTER FUNDS

By:	/s/ James E. Ross
James E. Ross
President
(Principal Executive Officer)

By:	/s/ Gary L. French
Gary L. French
Treasurer
(Principal Financial and Accounting Officer)

Exhibit List

Exhibit No.	Description
(d)(5)	First Amendment to the Investment Advisory Agreement dated May 1, 2001 between State Street Master Funds and SSgA Funds Management, Inc.
(d)(6)	Investment Sub-Advisory Agreement dated April 1, 2010, by and between SSgA Funds Management, Inc. and Nuveen Asset Management
(d)(7)	Fee Waiver letter dated April 29, 2010 between SSgA Funds Management, Inc. and the Trust with respect to the State Street Equity 2000 Index Portfolio
(j)	Consent of Ernst & Young
(p)(1)	Joint Code of Ethics of the Trust and State Street Institutional Investment Trust dated May 17, 2000, as amended September 16, 2004 and February 18, 2010
(p)(2)	Amended Code of Ethics of SSgA Funds Management, Inc. dated November 1, 2009
(p)(3)	Code of Ethics of Nuveen Asset Management dated February 1, 2005 as amended through May 29, 2008 is filed herein